UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☒    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a–12
Columbus McKinnon Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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INTELLIGENT MOTION
Columbus McKinnon

2025 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

INTELLIGENT MOTION
Columbus McKinnon

Our Purpose

Together we create intelligent motion solutions that move the world forward and improve lives.

Our Mission

We provide expert, professional-grade solutions and products, building the trust of customers by solving their high-value problems.

Our Vision

To become the global leader in safe and productive intelligent motion solutions.

Our Values

Our six values drive everything we do.

Connect safety to everything you do.

Take personal responsibility. Care for our people. Build products that everyone can trust.

Be easy to do business with.

Focus on the customer. Listen. Simplify.

Deliver on your commitments.

Aim for greatness. Do your best. Hold yourself accountable.

Think differently.

Be proactive with new ideas. Ask questions. Be part of the solution.

Win as a team.

Embrace diversity. Respect each other. Celebrate success.

Act with integrity.

Do the right thing. Extend trust. Appreciate differences.

A MESSAGE FROM THE BOARD CHAIR & CEO

Gerald G. Colella Chair of the Board David Wilson Director, President and CEO
DEAR FELLOW SHAREHOLDERS,
Columbus McKinnon Corporation delivered record orders and advanced several key strategic initiatives in fiscal 2025. This strong order performance reflects the benefits of our ongoing focus on enhancing customer experience, improving lead times and our targeted vertical end-market selling strategy, positioning us for the future. As the year evolved, we remained nimble, adapting to a rapidly evolving macroeconomic and policy landscape globally. We remained focused on what we could control delivering project-related order growth while executing actions to reduce costs and align capacity with near-term demand as our mix shifted toward longer-term orders.
Building on 150 years of experience as a leader in material handling solutions, we've expanded our platform to also include automation, precision conveyance and linear motion. Over the last five years, we set out on our transformation journey to scale our business and create platforms for growth further differentiating our business and delivering improved financial results.
In 2025, we made substantive progress on our strategy, including the pending acquisition of Kito Crosby, which is expected to meaningfully improve the Company's scale by enhancing our collective geographic reach, expanding significantly into lifting securement and delivering an enhanced customer value proposition by combining the significant capabilities of both businesses. This complementary combination is expected to result in an attractive financial profile, delivering expanded margins and meaningful cash flow generation to enable near-term deleveraging. Ultimately, this scale and cash flow capacity positions us to advance our Intelligent Motion strategy in a more meaningful way. Kito Crosby’s significant strength in the lifting market aligns perfectly with our strategy to strengthen, expand and grow our core business.
As stewards of your investment, the Board of Columbus McKinnon is committed to effective and transparent corporate governance. Our Board is highly engaged and serves an essential role in guiding our long-term strategy. Our Board has deep, relevant experience and provides insight into the most important issues facing our Company, including financial expertise, operational experience, global M&A, manufacturing automation and Cybersecurity. The Board’s proactive approach further enables us to effectively navigate changes in the macroeconomic environment and capitalize on opportunities for sustainable growth and long-term value creation.
We remain confident in the long-term potential of our business. As U.S. policy volatility settles and EMEA macro headwinds subside, we expect industry megatrends like onshoring, scarcity of labor, as well as infrastructure and defense investments to serve as tailwinds. While the operating environment continues to evolve in the near-term, we remain optimistic in the mid-term as we focus on seizing opportunities that arise in fiscal 2026. Our strategic initiatives are creating value, and, with the addition of Kito Crosby, we expect to have additional runway for growth and margin expansion over time. We remain committed to improving our operational performance and customer experience, optimizing our cost structure, delivering profitable growth, and investing in employee engagement initiatives that we believe will create value for our shareholders.
We are pleased to invite you to join us for our virtual 2025 Annual Meeting of Shareholders on Friday, August 15, 2025. The enclosed Notice of 2025 Annual Meeting of Shareholders and Proxy Statement provides information about the meeting, including the matters on which you will be asked to vote. Whether or not you plan to attend the virtual meeting, it is important that you be represented and that your shares are voted. On behalf of our Board and the entire Company, we appreciate your support!

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2025 Proxy Statement

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

WHEN: Friday, August 15, 2025 at 8:00 a.m. Eastern Time	WHERE: Virtual Meeting at www.virtualshareholdermeeting.com/CMCO2025
FELLOW SHAREHOLDERS:
We are pleased to invite you to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Columbus McKinnon Corporation (“we,” “us,” “our,” “Columbus McKinnon” or the “Company”) on Friday, August 15, 2025, at 8:00 a.m. Eastern Time. The Annual Meeting will be held via live audio webcast at www.virtualshareholdermeeting.com/CMCO to address the following items of business.

ITEMS OF BUSINESS:

Board Proposals		Board Recommendation	Page

1	To elect nine Directors to hold office until the 2026 Annual Meeting and until their successors have been elected and qualified	✔ FOR EACH NOMINEE	10

2	To conduct a shareholder advisory vote on the compensation of our named executive officers	✔ FOR	34

3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026	✔ FOR	72

4	To approve the elimination of restrictions on the issuance of shares of common stock in connection with the conversion of the Preferred Shares (as defined herein) and on the voting of Preferred Shares for the purposes of complying with Nasdaq Listing Rule 5635 (the "Nasdaq Listing Rules Proposal")	✔ FOR	90

5	To amend the Company's restated certificate of incorporation to increase the number of authorized shares of common stock ("the Authorized Shares Proposal")	✔ FOR	95

6	To amend the Company's restated certificate of incorporation to permit exercise of preemptive rights by the CD&R Investors (as defined herein) (the "Preemptive Rights Proposal")	✔ FOR	98

7	To approve a proposal to adjourn the Annual Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of Annual Meeting to adopt the Nasdaq Listing Rules Proposal, the Authorized Shares Proposal, or the Preemptive Rights Proposal	✔ FOR	101

8	To act upon and transact such other business as may be properly brought before the Annual Meeting or any adjournment or adjournments thereof

Consistent with our practice in recent years, the Company’s Board of Directors (the "Board") has decided to hold the Annual Meeting virtually, with no physical location. We believe that this is the right choice for Columbus McKinnon as it provides expanded shareholder access, regardless of the size of the Annual Meeting or resources available to shareholders, improves communication, and allows the participants to attend the Annual Meeting safely and conveniently from any location at no additional cost.

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The Company has endeavored to provide shareholders attending the Annual Meeting with the same rights and opportunities to participate as they would at an in-person meeting.
To attend the virtual Annual Meeting, vote, submit questions, or view the list of registered shareholders during the virtual Annual Meeting, shareholders of record will be required to visit the meeting website listed above and login using their 16-digit control number included on your Notice (as defined below), proxy card, or voting instructions form. Prior registration is required to attend and participate in the virtual Annual Meeting at www.virtualshareholdermeeting.com/CMCO2025. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access, submit questions, and vote at the virtual Annual Meeting. The Annual Meeting will only be held virtually, and you will not be able to attend the Annual Meeting in person.
The Securities and Exchange Commission ("SEC") rules allow companies to furnish proxy materials to their shareholders over the Internet. As a result, most of our shareholders will receive in the mail a notice regarding the availability of the proxy materials for the Annual Meeting on the Internet (the "Notice") instead of paper copies of those materials. The Notice contains instructions on how to access the proxy materials over the Internet and instructions on how shareholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites shareholders’ receipt of proxy materials and lowers the costs of the Annual Meeting.
WHO CAN VOTE
Shareholders of record as of the close of business on June 16, 2025 (the "Record Date") or hold a legal proxy for the Annual Meeting provided by your broker, bank, or nominee as of the Record Date, are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. Shareholders as of the Record Date are entitled to vote on all matters listed above. At the close of business on the Record Date of June 16, 2025, we had 28,688,208 shares of our common stock, $.01 par value per share outstanding, and the holders of our shares are entitled to one vote per share on each matter properly brought before the Annual Meeting.
HOW TO VOTE
You may vote your shares in advance of the Annual Meeting via the Internet, by telephone, by mail, or during the Annual Meeting. If you vote via the Internet, by telephone, or plan to vote electronically during the Annual Meeting, you do not need to mail in a proxy card.

Internet	Telephone	Mail	Annual Meeting

In advance of the Annual Meeting, you can visit www.proxyvote.com.	If you received a paper copy of the proxy materials, dial toll-free (1-800-690-6903), or use the telephone number on your voting instruction form.	If you received a paper copy of the proxy materials, send your completed and signed proxy card or voting instruction from the enclosed postage-paid envelope.	Follow the instructions under “How to Vote” to vote electronically during the Annual Meeting. The Annual Meeting at www.virtualshareholder meeting.com/CMCO2025
You will need your 16-digit control number printed on your Notice, proxy card, or voting instructions form to submit your vote.
Beneficial owners should review the proxy materials and their voting instruction form or Notice for how to vote in advance of, and how to participate in, the Annual Meeting. Specifically, if you are a beneficial owner and your voting instruction form or the Notice does not indicate that you may vote the shares through the www.proxyvote.com website, you should contact your bank, broker, or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” (which will contain a 16-digit control number that will allow you to attend, participate in, or vote at the Annual Meeting). When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at 8:00 a.m. Eastern Time, on Friday, August, 15, 2025.
Banks, brokers and other nominees may not vote on your shares on all matters in the absence of specific voting instructions from you, as outlined in the "Voting Standards" section herein. Please contact your bank, broker, or other nominee directly if you have

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questions about how to provide such voting instructions. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary at 13320 Ballantyne Corporate Place, Suite D, Charlotte, NC 28277, by appearing at the virtual Annual Meeting and voting their shares or by submitting another duly executed proxy bearing a later date.
QUORUM
In order for business to be conducted at the Annual Meeting, a quorum must be present at the Annual Meeting. Under our Amended and Restated Bylaws (our “By-Laws”), the holders of a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting, present in person or by remote communication, if applicable, or represented by proxy, shall constitute a quorum. Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum but are not counted in the votes cast and will have no effect on the outcome of any proposal as described in the "Voting Standards" section herein. Proxy cards that are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card.
Your vote is important. Regardless of whether or not you plan to participate in the Annual Meeting, we kindly request that you vote as soon as possible. Thank you for your continued support, and we look forward to your participation at the Annual Meeting.

Alan S. Korman SVP, General Counsel, Corp. Development and Secretary June 30, 2025

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VOTING STANDARDS

Proposal No. 1 Election of Directors
If you do not provide voting instructions, your bank, broker, or other nominee may not vote on this matter.
Each Director nominee will be elected if the votes cast for such Director nominee exceeds the votes cast against such Director nominee. Abstentions and broker non-votes will have no effect on the results of this vote. A majority of votes cast means the number of votes cast “FOR” a Director nominee exceeds the number of votes cast “AGAINST” a Director nominee.
As provided for under our By-Laws, any Director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election is required to immediately tender his or her resignation to the Board for consideration by the Board. Under the process set forth in our By-Laws, our Board will act on the tendered resignation within ninety (90) days from the date of the certification of the election results by the inspector of elections.

Proposal No. 2 Advisory Approval of Our Executive Compensation
If you do not provide voting instructions, your bank, broker, or other nominee may not vote on this matter.
The advisory vote approving executive compensation will be determined by the affirmative vote of a majority of shares present or represented by proxy and voting on Proposal 2 the Annual Meeting (a majority of votes cast standard). Abstentions and broker non-votes will have no effect on the results of this vote. A majority of votes cast means the number of votes cast “FOR” exceeds the number of votes cast “AGAINST.”
Although this advisory vote is non-binding, our Human Capital, Compensation and Succession Committee and our Board will review the results of the vote. Our Human Capital, Compensation and Succession Committee will consider our shareholders’ preferences and take them into account in making future determinations concerning the compensation of our executives.

Proposal No. 3 Ratification of Independent Registered Public Accounting Firm
If you do not provide voting instructions, your bank, broker, or other nominee may only vote on this Proposal 3. No broker non-votes are expected in connection with this proposal.
The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026, will be approved by the affirmative vote of a majority of shares present or represented by proxy and voting on Proposal 3 at the Annual Meeting (a majority of votes cast standard). Abstentions will have no effect on the results of this vote. A majority of votes cast means the number of votes cast “FOR” exceeds the number of votes cast “AGAINST.”

Proposal No. 4
To approve the elimination of restrictions on the issuance of shares of common stock in connection with the conversion of the Preferred Shares and on the voting of Preferred Shares for the purposes of complying with Nasdaq Listing Rule 5635 (the "Nasdaq Listing Rules Proposal")

If you do not provide voting instructions, your bank, broker, or other nominee may not vote on this matter.
The Nasdaq Listing Rules Proposal will be approved by the affirmative vote of a majority of shares present or represented by proxy and voting on the Nasdaq Listing Rules Proposal at the Annual Meeting (a majority of votes cast standard). Abstentions and broker non-votes will have no effect on the results of this vote. A majority of votes cast means the number of votes cast “FOR” exceeds the number of votes cast “AGAINST.”

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Proposal No. 5 To approve an amendment to the Company's restated certificate of incorporation to increase the number of shares of authorized common stock (the "Authorized Shares Proposal")
If you do not provide voting instructions, your bank, broker, or other nominee may not vote on this matter.
The Authorized Shares Proposal will be approved by the affirmative vote of a majority of our outstanding shares of common stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Authorized Shares Proposal. A majority of our outstanding shares of common stock means that of the outstanding shares of our common stock, a majority of them must be voted “FOR” the Authorized Shares Proposal for it to be approved.

Proposal No.6 To approve an amendment to the Company's restated certificate of incorporation to permit exercise of preemptive rights by the CD&R Investors (the "Preemptive Rights Proposal")
If you do not provide voting instructions, your bank, broker, or other nominee may not vote on this matter.
The Preemptive Rights Proposal will be approved by the affirmative vote of a majority of our outstanding shares of common stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the Preemptive Rights Proposal. A majority of our outstanding shares of common stock means that of the outstanding shares of our common stock, a majority of them must be voted “FOR” the Preemptive Rights Proposal for it to be approved.

Proposal No.7
To approve a proposal to adjourn the Annual Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of Annual Meeting to adopt the Nasdaq Listing Rules Proposal, the Authorized Shares Proposal or the Preemptive Rights Proposal (the “Adjournment Proposal”)

If you do not provide voting instructions, your bank, broker, or other nominee may not vote on this matter.
The Adjournment Proposal will be approved by the affirmative vote of a majority of shares present or represented by proxy and voting on the Adjournment Proposal at the Annual Meeting (a majority of votes cast standard). Abstentions and broker non-votes will have no effect on the results of this vote. A majority of votes cast means the number of votes cast “FOR” exceeds the number of votes cast “AGAINST.”

The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting on a Current Report on Form 8-K filed with the SEC, which will be available in the Investor Relations section of our website at investors.cmco.com. If a proxy card is submitted and no voting instructions are given, the person or persons designated will vote the shares “FOR” the election of the Director nominees, “FOR” the advisory vote on executive compensation, “FOR” the ratification of the appointment of Ernst & Young LLP, “FOR” the Nasdaq Listing Rules Proposal, "FOR" the Authorized Shares Proposal, "FOR" the Preemptive Rights Proposal and "FOR" the Adjournment Proposal.
Our management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy card confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

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TABLE OF CONTENTS

A MESSAGE FROM THE CHAIRMAN AND CEO	i

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS	ii

VOTING STANDARDS	v

FORWARD-LOOKING STATEMENTS AND WEBSITE REFERENCES	1

COMPANY SUMMARY	3

PROPOSAL 1: ELECTION OF DIRECTORS	10

CORPORATE GOVERNANCE	18

DIRECTOR COMPENSATION	32

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	34

OUR EXECUTIVE LEADERSHIP OFFICERS	35

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	37

DELINQUENT SECTION 16(a) REPORTS	39

EXECUTIVE COMPENSATION	40

COMPENSATION DISCUSSION AND ANALYSIS	40

REPORT ON EXECUTIVE COMPENSATION	55

EXECUTIVE COMPENSATION TABLES	56

HUMAN CAPITAL, COMPENSATION AND SUCCESSION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	66

PAY VERSUS PERFORMANCE	67

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2026	72

REPORT OF THE AUDIT COMMITTEE	74

DESCRIPTION OF THE KITO CROSBY ACQUISITION	75

PROPOSAL 4: NASDAQ LISTING RULES PROPOSAL	90

PROPOSAL 5: AUTHORIZED SHARES PROPOSAL	95

PROPOSAL 6: PREEMPTIVE RIGHTS PROPOSAL	98

PROPOSAL 7: ADJOURNMENT PROPOSAL	101

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	102

SOLICITATION OF PROXIES	102

SHAREHOLDERS’ PROPOSALS	102

CONTACTING THE BOARD	103

PROCEDURES FOR RECOMMENDING INDIVIDUALS TO SERVE AS DIRECTORS	103

DIRECTOR ORIENTATION AND CONTINUING EDUCATION	103

RECONCILIATION OF NON-GAAP MEASURES	104

INCORPORATION BY REFERENCE	106

EXHIBIT A (CERTIFICATE OF AMENDMENT)	107

EXHIBIT B (AUTHORIZED SHARE INCREASE AMENDMENT)	130

EXHIBIT C (PREEMPTIVE RIGHTS AMENDMENT)	131

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FORWARD-LOOKING STATEMENTS AND WEBSITE REFERENCES
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, included in this proxy statement are forward-looking statements. Forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements can be identified by the use of forward-looking words, such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “would,” “should,” “could,” “can have,” “future,” “likely,” “target,” “possible,” “intend,” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology). For example, all statements we make relating to our plans and objectives for future operations, growth results, or initiatives, including relating to the Kito Crosby Acquisition (as defined herein), strategies, plans for enhancing shareholder value, pending acquisitions, the amount of future dividend payments in fiscal 2026 and beyond or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we currently expect, including:
•the possibility that the Kito Crosby Acquisition will not be consummated or delays occur in consummating the Kito Crosby Acquisition;
•the possibility that we may fail to realize all of the anticipated benefits of the Kito Crosby Acquisition, including the expected annual net cost run rate synergies, or those benefits may take longer to realize than expected;
•risks relating to the issuance of the Preferred Shares (as defined below) and incurrence of a substantial amount of indebtedness in connection with the financing of the Kito Crosby Acquisition;
•the possibility that the closing conditions set forth in the Stock Purchase Agreement or Investment Agreement (each as defined herein) will not be satisfied, including, among others, receipt of the necessary regulatory approvals required to consummate the Kito Crosby Acquisition;
•the amount of the costs, fees, expenses and charges related to the Kito Crosby Acquisition, including the risk that the Stock Purchase Agreement may be terminated in certain circumstances that would require Columbus McKinnon to pay Kito Crosby a termination fee of up to $243.0 million, the payment of which could cause significant liquidity issues;
•adverse effects on the market price of our common stock and on our operating results because of a failure to consummate the Kito Crosby Acquisition;
•negative effects relating to any further announcements relating to the Kito Crosby Acquisition or the consummation of the Kito Crosby Acquisition on the market price of our common stock;
•legal proceedings instituted against Columbus McKinnon and our affiliates in connection with the Kito Crosby Acquisition;
•unanticipated difficulties or expenditures relating to the Kito Crosby Acquisition;
•disruptions of current plans and operations caused by the announcement or consummation of the Kito Crosby Acquisition, including risks related to the Kito Crosby Acquisition diverting the attention of our management or our employees from ongoing business operations;
•the response of customers, distributors, suppliers and competitors to the announcement or consummation of the Kito Crosby Acquisition;
•industrial economic and general macroeconomic conditions;
•increased competition with respect to our business, including with respect to our material handling and precision conveyance products;
•our ability to maintain positive perceptions of Columbus McKinnon and its brands;
•price fluctuations and trade tariffs on steel, aluminum and other raw materials, parts and goods purchased to manufacture our products and our ability to pass on price increases to our customers or obtain affected materials, parts or goods;

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Forward-Looking Statements and Website References

•our ability to obtain sufficient pricing for our products and services to meet our profitability expectations;
•the scarcity or unavailability of the raw materials and critical components we use to manufacture our products and the impact of such scarcity or unavailability on our ability to operate our business;
•our ability to successfully manage our backlog;
•our ability to maintain relationships with the independent distributors we use to sell our products;
•our ability to continue to attract, develop, engage and retain qualified employees;
•our ability to understand our customers' specific preferences and requirements, and to develop, manufacture and market products that meet customer demand as we expand into additional international markets;
•our ability to manage our indebtedness, including compliance with debt covenant restrictions in our term loan B and our credit agreement and the Facilities (as defined below);
•our ability to raise capital in the future and manage the negative effects of inflation on our business;
•our ability to manage the risks of conducting operations outside of the United States, including currency fluctuations, trade barriers, labor unrest, geopolitical conflicts, more stringent labor regulation, tariffs, economic sanctions, export controls, political and economic instability and governmental expropriation;
•a potential ratings downgrade or other negative action by a ratings organization adversely affecting the trading price of our common stock;
•potential product liability, as our products involve risks of personal injury and property damage;
•compliance with federal, state and local environmental protection laws, including regulatory measures meant to address climate change, which may be burdensome and lower our margins;
•our ability to adequately protect our intellectual property and refrain from infringing on the intellectual property of others;
•our ability to adequately manage and rely on our subcontractors and suppliers;
•changes in general economic conditions and the geographic concentration of our locations, which may affect our business;
•our ability to adequately protect our information technology systems from cyberattacks or other interruptions;
•our ability to comply with the U.S. Foreign Corrupt Practices Act and other anti-corruption laws;
•our ability to retain key members of our management team; and
•the volatility of our common stock.
While we believe that the forward-looking statements in this proxy statement are reasonable, we caution that it is very difficult to predict the effect of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 28, 2025 (the “2025 10-K”), our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements herein as well as other cautionary statements that are made from time to time in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made in this proxy statement in the context of these risks and uncertainties.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the outcomes or affect us or our operations in the way we expect. The forward-looking statements included in this proxy statement are made only as of the date hereof and are based on our current expectations. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except to the extent required by applicable law.
Website references throughout this proxy statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this proxy statement.

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COMPANY SUMMARY
This summary does not contain all the information you should consider in voting your shares. Please read the complete proxy and the 2025 10-K.
BUSINESS SUMMARY AND FISCAL 2025 HIGHLIGHTS
Building on 150 years of leadership in material handling solutions, Columbus McKinnon is a leading global designer, manufacturer and marketer of intelligent motion solutions to efficiently and ergonomically move, lift, position and secure materials. These are highly relevant professional-grade solutions that solve our customers’ critical material handling requirements to precisely and safely orient materials to enable complex operational processes. The Company is focused on commercial and industrial applications that require the safety, reliability and quality provided by its superior design and engineering know-how.
Several years ago, we set out on our transformation journey to scale our business and create platforms for growth with a holistic portfolio of material handling solutions, further differentiating our business and delivering improved financial results. Building on a leading position in material handling in lifting, we have expanded our platform to also include automation, precision conveyance and linear motion. The pending complementary acquisition of Kito Crosby is expected to meaningfully improve the Company's scale by enhancing our collective geographic reach, expanding into the lifting securement platform and delivering an enhanced customer value proposition by combining the significant capabilities of both businesses.

Lifting	Precision Conveyance	Automation	Linear Motion

Manual chain, electric chain and wire rope hoists with lifting capacity from 1/8 ton to ~140 tons known for safety, reliability, and uptime.	Conveyor systems for complex intralogistics solutions, including connecting robots and workspaces with asynchronous conveying technology.	Drives and controls for lifting, linear motion and conveying systems. Used in intelligent material handling solutions from ceiling to floor across entire product portfolio.	Linear actuators with lifting capacity up to 50 tons, screw jacks, rotary unions and super cylinders.

Columbus McKinnon delivered record orders, up 3.2% despite a challenging macroeconomic environment given market volatility relating to U.S. trade policy and a slow European demand environment. The Company reported a net loss of $5.1 million for fiscal 2025, which included several large non-cash expenses, including a $22.1 million pension settlement related to the termination of one of the Company's U.S. pension plans and $9.6 million of non-cash impairment expenses related to the consolidation of several of our facilities, as well as $10.3 million of expenses related to the pending acquisition of Kito Crosby. The Company's Adjusted EBITDA (1) was $150.5 million for fiscal 2025. Additionally, the Company continued to advance its strategic plan, execute on its commercial initiatives and advance its margin expansion plans, including making meaningful progress on its footprint simplification plan.

$965M	$150.5M	$46M
Net Sales	Adjusted EBITDA(1)	Net Cash Provided by Operating Activities

(1)Adjusted EBITDA, is a non-GAAP financial measure. See discussion and reconciliation tables for this non-GAAP financial measure to the closest corresponding GAAP financial measure at the end of this proxy statement under the heading "Reconciliation of Non-GAAP Measures."

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Company Summary

GOVERNANCE HIGHLIGHTS
Our Company is committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability and helps build public trust.

Board Independence
•Eight of our nine Directors are independent
•Our Board Chair is an independent director
•Our Lead Director is an independent director
•Our CEO is the only management director
•All of our Board committees are comprised of only independent directors and have the ability to hire third-party advisors

Executive Sessions	•The independent Directors regularly meet in executive session •Our independent Board Chair presides at executive sessions of the independent Directors

Other Board and Board Committee Practices
•Separate Board Chair and Chief Executive Officer roles
•Oversight of enterprise risk and overall corporate strategy
•Robust stock ownership guidelines
•Anti-hedging and anti-pledging policies
•Retention of an independent compensation consultant
•Robust clawback provisions, broader than SEC requirements

Board Performance	•Annual Board evaluations •Commitment to Board refreshment and succession planning •Focus on management development and succession planning

Diverse Board Skills and Qualifications	•Rich mixture of educational, professional, experiential, age, gender and global diversity •Maintenance of rigorous director qualification standards.

Director Election Standard	•Voluntarily adopted majority voting standard in uncontested Director elections

Shareholder Rights	•No poison pill •Annual election of all directors, majority voting standard for all directors (uncontested)

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2025 Proxy Statement

Company Summary

PRINCIPLES OF OUR COMPENSATION PROGRAM
Our executive compensation program is designed to support our business strategy and attract, retain and motivate the performance and continuity of the leadership team, with the ultimate goal of generating strong operating results and delivering solid, sustainable returns to our shareholders. Our executive compensation program is designed to attract and retain highly skilled, performance-oriented executives who thrive in a culture focused on delivering purpose-driven results. We incentivize our senior leaders to deliver the highest levels of execution and business results, while also delivering an exceptional experience and value for our customers. We carry out these objectives through the following attributes of our executive compensation program:
•We align executive compensation with the achievement of operational and financial results, increases in shareholder value and delivering on our strategic initiatives.
•The majority of total compensation for our executives is at-risk and is delivered through short-term and long-term incentive programs that are designed to align their interests with those of our shareholders.
CEO TARGET
2025 COMPENSATION MIX

17%
Base Salary
83%
At-Risk
17%
Annual Incentive
66%
Long-Term Incentive

OTHER NEOS AVERAGE
2025 COMPENSATION MIX

34%
Base Salary
45%
Long-Term
Incentive
66%
At-Risk
21%
Annual Incentive

•Our compensation program is designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short- and long-term results.
•We evaluate the competitiveness and effectiveness of our compensation programs against other comparable companies based on industry, size and other relevant criteria in making compensation decisions.
•Total compensation for individual executives is influenced by a variety of factors, including each executive’s scope of responsibility, individual performance, skill set, experience and expected future contributions.
•We create simple, straightforward compensation programs that our employees and shareholders can easily understand.

What We Do

Pay-for-Performance Philosophy
PSUs with Vesting Subject to Achievement of Key Performance Metrics
Minimum Stock Ownership Policy for Named Executive Officers (“NEOs”)
Double Trigger Equity Acceleration Upon a Change in Control
Independent Consultant Retained by Human Capital, Compensation and Succession Committee
Review of Compensation-Related Risks
Maintain a Clawback Policy Broader than SEC Requirements

What We Do Not Do

No Excise Tax Gross Ups Upon Change in Control
No High Percentage of Fixed Compensation
No Excessive Executive Perquisites
No Tax Gross Ups on Welfare Benefits
No Repricing of Underwater Stock Options Without Shareholder Approval
No Permitted Hedging, Pledging, Short Sales, or Derivative Transactions in Company Stock
No Guaranteed Salary Increases or Guaranteed Annual Incentive Bonuses for NEOs

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2025 Proxy Statement

Company Summary

DIRECTOR NOMINEES
The leadership structure of our Board is designed to promote robust oversight, independent viewpoints and the promotion of the overall effectiveness of the Board. Our Corporate Governance and Nomination Committee and our Board have determined that the director nominees possess a broad range of attributes, viewpoints and experiences to effectively oversee Columbus McKinnon’s long-term business strategy.

The following table provides summary information about each director nominee. Biographical information about each nominee, as well as highlights of certain notable skills, qualifications, attributes and experiences that contributed to the nominee’s selection for election at our Annual Meeting, are included herein.

						Board Committees

Name	Primary Occupation	Director Since	Age	Independent	Position	Audit	Human Capital, Compensation & Succession	Corporate Governance & Nomination

Gerald G. Colella	Chairman of the Board of MKS Instruments; Former President & Chief Executive Officer of MKS Instruments	2021	68	✓	Board Chair
Kathryn V. Bohl	Director at Generac Holdings; Former EVP, Chief Services and Fulfillment Officer of Sleep Number	2017	64	✓	Lead Director
David J. Wilson	President & CEO of Columbus McKinnon; Director of Modine Manufacturing Company	2020	56		Director
Aziz S. Aghili	Director of Graphic Packaging Holding Company; Former Executive Vice President of Dana Incorporated	2018	66	✓	Director
Jeanne Beliveau- Dunn	Chief Executive Officer and President of Claridad, LLC	2020	65	✓	Director
Michael Dastoor	Chief Executive Officer of Jabil Inc.	2021	59	✓	Director
Chad R. Abraham	Chairman and Chief Executive Officer of Piper Sandler	2021	56	✓	Director
Rebecca Yeung	Former Corporate Vice President, Operations Science & Advanced Technology of FedEx Corporation	2023	53	✓	Director
Chris J. Stephens, Jr.	Former Senior Vice President and Chief Financial Officer of Sealed Air Corporation and Barnes Group	2024	60	✓	Director
Committee Member Committee Chair

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2025 Proxy Statement

Company Summary

DIRECTOR NOMINEE HIGHLIGHTS
Director succession planning is a robust and ongoing process at Columbus McKinnon. Our Board regularly evaluates the desired attributes in light of the Company’s strategy and evolving needs. We believe our nine director nominees bring a diverse and well-rounded range of attributes, viewpoints and experiences. We also believe that they represent an effective mix of deep Company knowledge and fresh perspectives.

Board Composition	Board Independence

8 of 9 director nominees are independent All Board Committees are independent

Mix of Ages

50–58 59–64 65+ Average Age: 60.8; 78% are 65 or younger

Range of Tenures

Overall Diversity: 44%	0–3 4–6 7+ Average Tenure: 4.4 years

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2025 Proxy Statement

Company Summary

BOARD QUALIFICATIONS AND SKILLS
The following charts show how certain skills, experience, characteristics and other criteria, including diversity of viewpoints and diversity with respect to gender and demographics, are currently represented on our Board. The chart summarizing skills is not intended to be an exhaustive list for each Director, but instead intentionally focuses on the primary skill sets each director contributes. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well-positioned to provide effective oversight and strategic advice to our management.

Director	M&A	Human Capital Mgmt.	Operations	Brand/NPD	Global Experience	Sales/ Marketing	Finance Expertise	Gender Diversity	Ethnic/ Racial Diversity

Gerald G. Colella.	✓	✓	✓	✓	✓	✓	✓
Kathryn V. Bohl		✓	✓	✓	✓	✓	✓	✓
David J. Wilson	✓	✓	✓	✓	✓	✓	✓
Aziz S. Aghili	✓	✓	✓	✓	✓	✓	✓
Jeanne Beliveau- Dunn	✓	✓	✓	✓	✓	✓	✓	✓
Michael Dastoor	✓	✓	✓		✓		✓		✓
Chad R. Abraham	✓	✓	✓	✓	✓	✓	✓
Rebecca Yeung	✓	✓	✓	✓	✓	✓	✓	✓	✓
Chris J. Stephens Jr.	✓	✓	✓	✓	✓		✓
Total	8	9	9	8	9	7	9	3	2

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2025 Proxy Statement

Company Summary

SHAREHOLDER ENGAGEMENT
We approach shareholder engagement as an integrated, year-round process involving senior management and our investor relations team, as well as other subject matter experts as appropriate. We are committed to continuing meaningful engagement with these stakeholders. Specifically, we engage in continuous outreach throughout the year to discuss the issues that are important to them, listen to their expectations and share our views. During our discussions, we also seek to provide visibility and transparency into our business, our performance and our corporate governance and compensation practices. We report feedback to our Board to help them respond to shareholders’ concerns and feedback.
Beginning in fiscal 2024, we enhanced our shareholder engagement process by implementing a formal outreach program, including proactive outreach to our largest shareholders to discuss governance, compensation and environmental, social and governance ("ESG")-related matters. The Board and senior management team value our shareholders’ perspectives and feedback on our business, corporate governance, compensation and other ESG matters. We believe that developing a two-way dialogue with investors is important to create further transparency for those holders and enables both our Board and management teams to make more informed decisions on topics of importance to our shareholders.
Following the announcement of the pending Kito Crosby acquisition, and prior to the 2025 proxy season, the Company continued its comprehensive engagement with shareholders to gather feedback and discuss corporate governance and executive compensation matters with shareholders that owned a majority of shares outstanding as of the date of outreach.
SHAREHOLDER ENGAGEMENT CYCLE

Engagement Post-Proxy Filing
Shareholder engagement with investors requesting more information on major topics of interest. Targeted shareholder outreach on specific proposals to share additional color and transparency. Collect information on key topics of interest to address at the annual meeting.

Feedback and Proxy Results
Discuss voting results on proposals following the Annual Meeting. Share key learnings with the respective Board committees regarding investor feedback and proxy advisory insights.

Board Review and Evaluation
Share key learnings and questions from investors with the respective Board committees to highlight questions, concerns and suggested enhancements. Board committees take this feedback into account in their annual evaluation of the Company's program.
Off-Season Engagement Robust outreach with shareholders to drive two-way communications on governance, compensation, ESG and other related matters.

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2025 Proxy Statement

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board is elected annually by shareholders to oversee the long-term health, overall success and financial strength of the Company’s business. The Corporate Governance and Nomination Committee is responsible for considering candidates for the Board and recommending director nominees to the Board.
Our Board believes that its overriding responsibility is to offer oversight, guidance and the benefit of its collective experience to help our management understand the risks confronting and opportunities available to our Company. In furtherance of this responsibility, our Board has adopted a General Corporate Governance Policy setting forth certain policies, guidelines and procedures it deems important to successful satisfaction of this responsibility.
These policies and procedures include guidelines as to the eligibility, independence, evaluation, education, succession planning, compensation and indemnification of our Directors, as well as with respect to specific transactions requiring the prior formal approval of our Board. A copy of our General Corporate Governance Policy is posted on the Investor Relations section of the Company’s website at investors.cmco.com.
NEW BOARD DEVELOPMENTS

Mr. Michael Dastoor
Mr. Michael Dastoor stepped down as Chair of the Audit Committee in July 2024 in connection with his appointment as Chief Executive Officer of Jabil Inc. He continues to serve as a member of the Audit Committee.

Mr. Chris Stephens, Jr.
Mr. Chris Stephens Jr. was appointed as Chair of the Audit Committee in July 2024. In connection with his appointment, he stepped down from his role as a member of the Human Capital, Compensation and Succession Committee.

Mr. Gerald Colella	Mr. Gerald Colella was appointed as a member of the Human Capital, Compensation and Succession Committee in July 2024.

Mr. Aziz Aghili	Mr. Aziz Aghili retired from his position as EVP of Dana Incorporated (NYSE: DAN) ("Dana") and President of Dana’s Commercial Vehicle Drive and Motion Systems on June 30, 2024.

Ms. Rebecca Yeung	Ms. Rebecca Yeung retired from her position as Corporate VP, Operations Science & Advanced Technology at FedEx Corporation (NYSE: FDX) on December 31, 2024.
The Company’s committee leadership has also been refreshed. The new committee chairs are as follows:
•Ms. Jeanne Beliveau-Dunn, Chair of the Human Capital, Compensation and Succession Committee and Cyber Sub-Committee
•Mr. Aziz Aghili, Chair of the Corporate Governance and Nomination Committee
•Mr. Chris Stephens, Jr., Chair of the Audit Committee

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2025 Proxy Statement

Proposal 1

ELECTION OF DIRECTORS
The Board, upon the recommendation of its Corporate Governance and Nomination Committee, has nominated each of the Directors named for election at the Annual Meeting. Such individuals were selected based on their broad experience, wisdom, integrity, alignment with our values, understanding of the business environment, appreciation for strong ethics and appropriate corporate governance and their willingness to devote adequate time to their Board duties. The experience, qualifications, attributes and skills that led the Corporate Governance and Nomination Committee to conclude that each person should be nominated to serve as a Director are discussed in more detail below. The nominees included below are each standing for election for one of the nine positions on our Board.
On October 18, 2022, the Company filed a Restated Certificate of Incorporation (the “Restated Charter”) with the Secretary of State of the State of New York, which removed the requirement that the Board consist of not less than three and no more than nine directors. The Restated Charter was approved at a special meeting of the Company's shareholders held on October 17, 2022. On October 20, 2022, the Board also adopted our By-Laws to, among other matters, remove the requirement that the Board consist of not less than three and no more than nine directors, except as otherwise provided therein.
The Directors are to be elected at each annual meeting of shareholders and to serve for a term of one year or until their successors are duly elected and qualified. Each of the Directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which that Director served that were held in fiscal 2025.
Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted "FOR" the election as Directors of Gerald G. Colella, Kathryn V. Bohl, David J. Wilson, Aziz A. Aghili, Jeanne Beliveau-Dunn, Michael Dastoor, Chad R. Abraham, Rebecca Yeung and Chris J. Stephens, Jr., each of whom has been previously elected by our shareholders. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board shall designate. The Board has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.
Each of the nine individuals nominated for election to the Board would hold office until the 2026 Annual Meeting of Shareholders (the "2026 Annual Meeting") and until his or her successor is elected and qualified. Each nominee has agreed to serve as a Director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, the Board may reduce the number of Directors that serve on the Board or choose a substitute nominee in accordance with our By-Laws. If a substitute nominee is chosen and you have submitted your proxy, the proxy holders may vote your shares for the substitute nominee in their discretion, however, a shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary at 13320 Ballantyne Corporate Place, Suite D, Charlotte, NC 28277, by appearing at the virtual Annual Meeting and voting their shares, or by submitting another duly executed proxy bearing a later date.

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2025 Proxy Statement

Proposal 1

Chad R. Abraham Director Since: November 2021 Age: 56 Principal Occupation: Chairman & CEO of Piper Sandler Board Committees: Member of Audit Committee
Chad Abraham was appointed an independent Director of the Company in November 2021. He serves on the Audit Committee. Mr. Abraham’s deep understanding of the industrial landscape, experience as Chief Executive Officer of a public company, and track record of fostering transformation and growth are invaluable to Columbus McKinnon and significant additions to our Board.
Mr. Abraham is currently Chairman and Chief Executive Officer of Piper Sandler (NYSE: PIPR). He has served as the Chairman of Piper Sandler’s board of directors since he became Chief Executive Officer in 2018.
Mr. Abraham joined Piper Sandler in 1991 as an investment banking analyst in the technology sector. Following that role, he initiated and grew Piper Sandler’s presence in Menlo Park, CA, and later advanced to the head of capital markets. In 2010, he was promoted to Global Co-Head of Investment Banking and Capital Markets before he was appointed Chair and Chief Executive Officer in 2018.
Mr. Abraham holds a bachelor’s degree in economics and political science from Northwestern University.
Qualifications
Mr. Abraham is an audit committee financial expert on our Board and his qualifications to serve as a member of the Board include his senior leadership and public company board and governance experience, his financial and accounting experience as Chief Executive Officer and a track record of fostering transformation and growth.

Aziz S. Aghili
Director Since: May 2018
Age: 66
Principal Occupation: Retired from Dana Incorporated as Executive Vice President of Dana and President of Dana’s Commercial Vehicle Drive and Motion Systems in June 2024
Board Committees: Chair of Corporate Governance and Nomination Committee, and Member of Human Capital, Compensation and Succession Committee

Aziz Aghili was appointed an independent Director of the Company in May 2018. He served on the Audit Committee from July 2022 through February 2023. He serves on the Human Capital, Compensation and Succession Committee as well as the Corporate Governance and Nomination Committee and was appointed Chair of the Corporate Governance and Nomination Committee in February 2023. Mr. Aghili retired from his position as the Executive Vice President of Dana and President of Dana’s Commercial Vehicle Drive and Motion Systems in June 2024, a position in which he has served since October 2023. Mr. Aghili has also served on the board of directors of Graphic Packaging Holding Company (NYSE: GPK) since 2022 and as an independent director on the board of NFI Group Inc. (TSX: NFI, OTC: NFYEF, TSX: NFI.DB) since January 2025.
Mr. Aghili joined Dana in 2009 as President of Dana Europe and was named President of Dana Asia-Pacific in 2010. Prior to joining Dana, Mr. Aghili held various leadership roles over his 20-year tenure with ArvinMeritor, where he most recently served as Vice President and General Manager of Body Systems. While at ArvinMeritor, he held strategic leadership positions worldwide, including Vice President and General Manager of Asia Pacific and Vice President of Global Procurement, Commercial Marketing and Business Development - Asia Pacific. Before joining ArvinMeritor, he worked for Nissan Motor Company and General Electric Plastics.
Mr. Aghili holds a bachelor’s degree in mechanical engineering from Teesside Polytechnic University in the United Kingdom. He also holds graduate diplomas in business administration from the University of New South Wales and international management and business administration from the INSEAD Business School in France.
Qualifications
Mr. Aghili’s qualifications to serve on the Board include his senior leadership and corporate governance experience, his global manufacturing and operations experience in motion and electronic drive products, and his background in operational excellence.

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2025 Proxy Statement

Proposal 1

Jeanne
Beliveau-Dunn
Director Since: March 2020
Age: 65
Principal Occupation: Chief Executive Officer and President of Claridad, LLC
Board Committees: Chair of Human Capital, Compensation and Succession Committee, Member of Corporate Governance and Nomination Committee, and Member and Lead of Cybersecurity sub- committee

Jeanne Beliveau-Dunn was appointed an independent Director of the Company in March 2020. She serves as Chair of the Human Capital, Compensation, and Succession Committee, and is a member of the Corporate Governance and Nomination Committee. She also serves as the lead on the Cybersecurity Sub-Committee.
Ms. Beliveau-Dunn has served since 2018 as Chief Executive Officer and President of Claridad LLC, a software and services company focused on automated logistics, Cybersecurity and AI. Ms. Beliveau-Dunn also has served on the board of directors for Edison International (NYSE: EIX), a generator and distributor of electric power, since 2019 and served on the board of directors of Xylem Inc. (NYSE: XYL), an industrial water solutions technology company, from 2017 until May 2025. She advises tech start-ups in AI, logistics automation, and Cybersecurity and works on the cutting edge of industrial tech. She is the Founder of the IoT Talent Consortium (Internet of things), a non-profit, leading Industrial and tech companies partnerships on industrial automation. She is also been a National Association of Corporate Director fellow since 2019
Before her position with Claridad LLC, Ms. Beliveau-Dunn was the Vice President and General Manager of Cisco Systems Inc. (Nasdaq: CSCO), a global developer, manufacturer, and seller of high-tech products and services in networking hardware, software, telecommunications equipment, and security. During her tenure with Cisco, she held several leadership positions, including VP and General Manager of Cisco’s most profitable business, Product Marketing, Global Channels, and Sales until April 2018. She was also the founder and leader of the Internet Business Solutions Group.
Ms. Beliveau-Dunn holds a Bachelor of Science degree in marketing, business law, and computer science from the University of Massachusetts. She also completed the Executive MBA and business leadership programs from Massachusetts Institute of Technology and Harvard Business School. She is highly recognized by several organizations including Women Inc., "Most Influential Corporate Directors" in 2018, Silicon Valley Business Journal "Women of Influence" in 2015, and the 2023 NACD Directorship 100. She also regularly engages in Stanford’s Governance program for directors.
Qualifications
Ms. Beliveau-Dunn brings immense value to Columbus McKinnon from 30 years of experience as a transformational executive and business leader in technology and industrial automation. She brings extensive experience in building and running large global businesses, infrastructure, cybersecurity, AI, SaaS and manufacturing. She led product and services businesses and ran marketing, business operations, and employee and leadership development. She has experience in the acquisition and integration of notable companies and worked extensively with the investor community. She also has public company board, compensation, audit, and governance experience.

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2025 Proxy Statement

Proposal 1

Kathryn V. Bohl
Director Since: October 2017
Elected Lead Director April 1, 2023
Age: 64
Principal Occupation: Retired from Sleep Number Corporation as EVP, Chief Services and Fulfillment Officer
Board Committees: Lead Independent Director and Member of Human Capital, Compensation and Succession Committee and Corporate Governance and Nomination Committee

Kathryn Bohl was appointed an independent Director of the Company in October 2017. She serves as Lead Independent Director and is a member of the Human Capital, Compensation and Succession Committee and Corporate Governance and Nomination Committee. She served as the Chair for the Corporate Governance and Nomination Committee and as a member of the Human Capital, Compensation and Succession Committee, as well as a member of the Audit Committee, until her election as Lead Independent Director on April 1, 2023. Ms. Bohl has also served as a member of the board of directors of Generac Holdings, Inc. (NYSE: GNRC) since 2016.
Ms. Bohl was the EVP, Chief Services and Fulfillment Officer at Sleep Number Corporation (Nasdaq: SCSS) until her retirement in 2016. Ms. Bohl held various leadership positions over her 11 years, including EVP, Products and Services and SVP, Global Supply Chain Officer. Ms. Bohl served on the Executive Board of the International Sleep Products Association as Vice Chair and Chair from 2013 to 2015. Prior to her tenure at Sleep Number, she held VP and General Management operating roles at General Electric, spanning 22 years in ‘B2B’ businesses, including GE Healthcare and GE Information Services. Ms. Bohl serves as Executive Co-Chair for the Minnesota Chapter of Women Corporate Directors.
Ms. Bohl holds a Bachelor of Science degree in mechanical engineering from Michigan State University.
Qualifications
Ms. Bohl’s qualifications to serve on the Board include her senior leadership, public company board and governance experience, and her international supply chain experience, as well as her experience with strategy, risk management, technology development, regulatory compliance and leadership development. She is a recognized leader in Corporate Governance with honors, including the 2022 NACD Directorship 100 and 2019 Outstanding Directors by Twin Cities Business Magazine.

Gerald G. Colella
Director Since: November 2021
Appointed Board Chair on April 1, 2023
Age: 68
Principal Occupation: Chairman MKS Instruments
Board Committees: Member of Human Capital, Compensation and Succession Committee

Gerald (Jerry) Colella was appointed independent Director of the Company in November 2021. He serves on the Human Capital, Compensation and Succession Committee and previously served on the Corporate Governance and Nomination Committee until his appointment as Board Chair on April 1, 2023. Mr. Colella has also served as the Chairman of the Board for MKS Instruments, Inc. (Nasdaq: MKSI) ("MKS Instruments") since 2020, a member of the Board of Trustees of the University of Massachusetts, and treasurer of the University of Massachusetts Building Authority. Previously, he served on the Board of Directors for GCP Applied Technologies (NYSE: GCP) from 2017 to 2020.
In 2020, Mr. Colella retired as President and Chief Executive Officer of MKS Instruments after 36 years. His experience with MKS Instruments spanned from Vice President of Worldwide Operations to Chief Business Officer and later Chief Operating Officer.
Mr. Colella holds a bachelor’s degree in secondary education and teaching from the University of Lowell and an MBA from Southern New Hampshire University. He also holds an honorary doctorate from the University of Massachusetts.
Qualifications
Mr. Colella’s qualifications to serve on the Board include his senior leadership and governance experience, his financial and accounting leadership and deep industrial technology experience, combined with his track record of expanding into new geographies and markets while delivering sustainable and profitable growth.

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2025 Proxy Statement

Proposal 1

Michael Dastoor Director Since: May 2021 Age: 59 Principal Occupation: Chief Executive Officer Jabil Inc. Board Committees: Member of Audit Committee
Michael Dastoor was appointed an independent Director of the Company in May 2021. He serves as a member of the Audit Committee and served as Chair of the Audit Committee until July 2024. He also served on the Human Capital, Compensation and Succession Committee from July 2022 through February 2023. Mr. Dastoor has served as the Chief Executive Officer of Jabil Incorporated (NYSE: JBL) ("Jabil"), a global manufacturing services company, since 2024. He served as Executive Vice President and Chief Financial Officer of Jabil from 2018 to 2024. He held multiple leadership roles across Jabil’s global markets since joining Jabil in 2000, including serving as Senior Vice President, Controller from 2010 to 2018.
Prior to joining Jabil, Mr. Dastoor worked for seven years as Regional Chief Financial Officer at Inchape plc (LSE: INCH).
He holds degrees in finance and accounting from the University of Mumbai (formerly the University of Bombay) and is a chartered accountant through the Institute of Chartered Accountants in England and Wales, where he spent six years in auditing covering the United Kingdom and Europe.
Qualifications
Mr. Dastoor is an audit committee financial expert on our Board and his qualifications to serve on the Board include his senior executive leadership skills and governance experience, his financial and accounting leadership for the engineering services, electronics manufacturing and automotive industries and his international experience, particularly in the Southeast Asia and Latin America regions.

Chris J. Stephens, Jr. Director Since: March 2024 Age: 60 Principal Occupation: Retired from Sealed Air Corporation as SVP and Chief Financial Officer Board Committees: Chair of Audit Committee
Chris J. Stephens Jr. was appointed an independent Director of the Company in March 2024. He serves as the Chair of the Audit Committee. He previously served on the Board of Directors of PGT Innovations (NYSE: PGTI) ("PGTI"), a national leader in premium windows and doors, from 2023 until PGTI was acquired by MITER Brands in early 2024. He is also a member of Fairfield University’s Dolan School of Business Advisory Board.
Mr. Stephens is a seasoned, global industrial leader. He served as SVP & Chief Financial Officer of Sealed Air (NYSE: SEE) from January 2021 until his retirement in April 2023. Prior to Sealed Air, he served as SVP & Chief Financial Officer of Barnes Group (NYSE: B). In his Chief Financial Officer roles, he was a critical leader driving strategic transformation to deliver growth and operating leverage.
Prior to his time at the Barnes Group, Mr. Stephens also served in a variety of Finance and P&L leadership roles at Boeing and Honeywell. He has demonstrated an extensive career track record in financial leadership and business transformation knowledge, including mergers and acquisitions, across the aerospace, industrial and manufacturing sectors.
A Certified Public Accountant, Mr. Stephens earned an MBA from Virginia Tech’s Pamplin School of Business and a bachelor’s degree in accounting from King’s College.
Qualifications
Mr. Stephens is an audit committee financial expert on our Board and his qualifications to serve on the Board include his senior leadership and public company board and governance experience, his 35 years of experience in financial and operational leadership and his track record of executing business transformation and growth both organically and through M&A in attractive target end markets.

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2025 Proxy Statement

Proposal 1

David J. Wilson Director Since: June, 2020 Age: 56 Principal Occupation: President and Chief Executive Officer of Columbus McKinnon
David Wilson joined Columbus McKinnon on June 1, 2020, as President and Chief Executive Officer. Prior to joining Columbus McKinnon, Mr. Wilson served as President of Flowserve Corporation’s Pumps Division from 2018 to 2020. He joined Flowserve in 2017 as the President of Flowserve’s Industrial Products Division. Prior to Flowserve, Mr. Wilson was President of the Industrial segment of SPX FLOW, Inc. He was with SPX Corporation, and subsequently SPX FLOW, between 1998 and 2017 progressing through a series of promotions that included the leadership of several global operating businesses and six years in Asia serving as the President of Asia Pacific. Mr. Wilson also led several successful corporate development initiatives while serving as Vice President of Business Development for multiple businesses. Before joining SPX, he held operating and engineering leadership positions at Polaroid Corporation.
In addition to serving as a Director on our Board, Mr. Wilson has served on the board of directors of Modine Manufacturing Company (NYSE: MOD) since 2022 and serves on the board of directors of the National Association of Manufacturers. He also serves on the Board of Trustees of the Manufacturers Alliance. Mr. Wilson previously served on the Hydraulic Institute Board of Directors and the Maine College of Art (MECA) Board of Trustees. Mr. Wilson is a recipient of Shanghai, China’s prestigious Silver (2011) and Gold (2013) Magnolia Awards and served as an Officer and Executive Committee Member of the Pan Asia Chapter of the Young Presidents’ Organization.
Mr. Wilson holds a Bachelor of Science degree in electrical engineering from the University of Massachusetts and studied for a master’s degree in business administration at the F.W. Olin Graduate School of Business at Babson College. Mr. Wilson also completed graduate-level coursework at Tsinghua University in Beijing, China, and at the University of Lausanne/IMD in Lausanne, Switzerland.
Qualifications
Mr. Wilson’s qualifications to serve on the Board include his senior leadership, operational excellence and customer-centric commercial experience, international and business development skills, and demonstrated track record for delivering results.

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2025 Proxy Statement

Proposal 1

Rebecca Yeung
Director Since: January 2023
Age: 53
Principal Occupation: Retired from FedEx Corporation as Corporate Vice President, Operations Science & Advanced Technology
Board Committees: Member of Corporate Governance and Nomination Committee

Rebecca Yeung was appointed an independent Director of the Company in January 2023. She serves on the Corporate Governance and Nomination Committee. Ms. Yeung’s deep understanding of the industrial landscape and strategic insights and skills adds a valuable perspective to our Board.
Ms. Yeung brings to the Board nearly 30 years of global experience in both strategy and operations technology. The majority of her career has been at FedEx Corporation (NYSE: FDX) ("FedEx") in various roles from 1998 to 2024. At FedEx, she served in various marketing and corporate strategy roles including Manager, Strategic Programs; Staff Director, Service Experience & Operations Technology; VP Advanced Technology and Innovation; and, prior retiring on December 31, 2024, as Corporate VP, Operations Science & Advanced Technology, a role Ms. Yeung held since 2021. Prior to joining FedEx, she was a Management Consultant at the China-Britain Consulting Group in Shanghai, China.
In addition to serving as a Director on our Board, Ms. Yeung has served on the board of directors of Royal Caribbean Cruises Ltd. (NYSE: RCL) since 2023.
Ms. Yeung is a graduate of Fudan University, Shanghai, China, and has an MBA from the Robert H. Smith School of Business, University of Maryland.
Qualifications
Ms. Yeung’s qualifications to serve on the Board include her operations technology background (including AI-enabled robotics, warehouse and supply chain automation, and data-centered logistics), global experience and strategic skills, combined with her deep knowledge of Asia, enhance the growth acumen and depth of our Board and provide insights into the megatrends of automation and digitization. In 2024, Ms. Yeung was recognized by Reuters Events as Top 20 Trailblazing Women who demonstrate real influence, impact and leadership in large-scale enterprise AI deployment.

PROPOSAL 1	The Board of Directors Recommends a Vote "FOR" Each of the Director Nominees.	FOR

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2025 Proxy Statement

CORPORATE GOVERNANCE
Effective corporate governance is essential for maximizing long-term value for our shareholders. We review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We also consider the rules of the SEC and the listing standards and rules of the Nasdaq Stock Market ("Nasdaq"). Our beliefs have been grounded in being a values-based, ethically led organization, and it is this foundation that continues to influence our decisions and leadership.
Our governance structure is set forth in our General Corporate Governance Policy and other key governance documents that outline the composition, operations and responsibilities of the Board. The General Corporate Governance Policy is reviewed at least annually and updated as appropriate in response to evolving best practices, regulatory requirements, feedback from our annual Board evaluations and recommendations made by our shareholders, all with the goal of supporting and effectively overseeing our ongoing strategic transformation.
The General Corporate Governance Policy embodies many of our long-standing practices, policies and procedures, which collectively form a corporate governance framework that promotes the long-term interests of our shareholders, promotes responsible decision-making and accountability and fosters a culture that allows our Board and management to pursue Columbus McKinnon’s strategic objectives.
GENERAL CORPORATE GOVERNANCE POLICY
Our Board believes that its primary responsibility is to offer guidance and the benefit of its collective experience to help our management understand the risks confronting and opportunities available to our Company. In furtherance of this responsibility, our Board has adopted a General Corporate Governance Policy setting forth certain policies, guidelines and procedures it deems important to the successful satisfaction of this responsibility.
These policies and procedures include guidelines as to the eligibility, independence, evaluation, education, succession planning, compensation and indemnification of our Directors, as well as with respect to specific transactions requiring the prior formal approval of our Board. A copy of our General Corporate Governance Policy is posted on the Investor Relations section of the Company’s website at investors.cmco.com.
BOARD LEADERSHIP STRUCTURE
The leadership structure of our Board is designed to promote robust oversight, independent viewpoints and the promotion of the overall effectiveness of the Board. Our Board regularly reviews its leadership structure, included as part of our annual Board self-evaluation process, to evaluate our leadership structure to ensure that it continues to provide an appropriate structure for our Company and shareholders. A Chair rotation and succession schedule is reviewed and updated annually by the Board in addition to the Board Chair conducting individual reviews with the Directors on their interests and thoughts around Chair candidates, rotation and succession.
We believe our current leadership structure is the appropriate structure for our Company at this time. The Board regularly evaluates the composition of the Board to ensure an appropriate mix of skills, experiences and diversity of perspectives to effectively oversee the strategic direction of the Company and consider its leadership structure as part of this evaluation process. In 2023, the Board refreshed its committee structure, appointed a new Board Chair and Lead Independent Director and presently includes four of nine members that represent diverse demographic backgrounds, three of whom are women, and two of whom are ethnically diverse.
The roles of the Company’s Chair of the Board and President and Chief Executive Officer have been served by separate individuals since 1998. This leadership structure supports our belief that it is the President and Chief Executive Officer’s responsibility to manage the Company and the Chair’s responsibility to manage the Board. Since August 2005, the Chair of the Board has been filled by an independent Director except between January 10, 2020, to June 1, 2020, where both roles were filled by Richard H. Fleming on an interim basis until the Board appointed Mr. Wilson as Chief Executive Officer. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an independent Chair whose sole job is

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leading the Board. We believe over the years that our President and Chief Executive Officer and Chair of the Board have had an excellent working relationship. By separating the roles of the Chair of the Board and President and Chief Executive Officer positions, we seek to ensure there is no duplication of effort between them. We believe this provides strong leadership for our Board, while also positioning our President and Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders.
BOARD INDEPENDENCE
Our Board has determined that each of its current members, other than Mr. Wilson, is independent within the meaning of the Nasdaq Listing Rules as currently in effect. In addition, our Chair of the Board, Lead Independent Director, and each member of the Audit Committee, the Corporate Governance and Nominating Committee and the Human Capital, Compensation and Succession Committee are independent.
BOARD COMPOSITION AND SKILLS
Our Corporate Governance and Nomination Committee is responsible for developing the general criteria, subject to approval by our Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Governance and Nomination Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, including reviewing and updating a Board competency skills matrix for each Director. The Governance and Nomination Committee, in recommending candidates for election or re-election to the Board, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets.
When the Corporate Governance and Nomination Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the attributes of the existing Directors.
As set forth in its charter, the Corporate Governance and Nomination Committee has the responsibility to ensure that the composition of the Board includes appropriate breadth, depth and diversity of experience and capabilities. In identifying candidates for Director, the Corporate Governance and Nomination Committee and the Board consider (i) the comments and recommendations of Directors made in connection with the Board’s annual self-evaluation regarding the qualifications and effectiveness of the existing Board or additional qualifications that may be required when selecting new Board members, (ii) requisite expertise and diversity of backgrounds with respect to the Board's overall composition, (iii) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board and (iv) all other factors it considers appropriate. Our current Board has been refreshed over the past several years to include a rich mixture of educational, professional, global experiential and personal characteristics (gender/race/ethnicity), and we will continue to consider these and the other mentioned factors when considering future directors.
We include in our ranks three sitting and one former Chief Executive Officers, two former Chief Financial Officers, two Directors with deep technology backgrounds and nine Directors with leadership experience outside of the United States.

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KEY BOARD RESPONSIBILITIES
THE BOARD’S STRATEGIC OVERSIGHT ROLE
The Board has oversight responsibility for our Company’s business strategy and strategic planning. Our Board formally reviews our Company’s business strategy, including the risks and opportunities facing the Company and its portfolio, at an annual strategic planning session. In addition, long-range strategic issues, including the performance and strategic fit of our businesses, are discussed as a matter of course at Board meetings. Our Board regularly discusses corporate strategy throughout the year with management formally as well as informally and during executive sessions of the Board as appropriate.
Columbus McKinnon operates in a rapidly changing environment that requires significant Board engagement with our strategy. As Columbus McKinnon advances its transformation, the Board works with management to respond to a dynamically changing environment. Given the iterative nature of this transformation, the Board’s oversight over strategy is a continuous process. Throughout the year, the Board and its committees oversee and guide management with respect to a variety of strategic matters, and strategic discussions are embedded in Board and Board committee meetings
While the Board and its committees oversee our strategic planning process, management is responsible for executing our strategy. The Board receives regular updates and engages actively with our senior management team regarding key strategic initiatives, technology updates, competitive and economic trends and other developments. The Board’s oversight and our management’s execution of our business strategy are intended to help promote the creation of long-term shareholder and stakeholder value in a sustainable manner, with a focus on assessing both the potential opportunities available to us and risks that we might encounter.
Columbus McKinnon believes that a strong, ethical corporate culture is a key element of sound and sustainable corporate governance practices, beginning at the top with the Chief Executive Officer and other senior leadership. The Board plays a critical role in supporting and overseeing Columbus McKinnon’s corporate culture, mission, values and setting the “tone at the top” by adopting policies, a code of ethics, a philosophy for hiring and compensation practices that promote ethical behavior, compliance with laws and regulations, including those pertaining to consumer protection and privacy, effective internal controls and risk management and sound governance. The Company’s programs, policies and practices also support a strong and sustainable culture in several ways, including through the corporate governance framework, risk management program, ethics program and talent management and compensation policies and practices.
THE BOARD’S ROLE IN RISK OVERSIGHT
Taking reasonable and responsible risks is critical to our continued innovation, growth and achievement of our strategic objectives. The Board and the Board committees actively oversee and monitor the management of the most significant risks that could impact our Company. The Board does not view risk in isolation but instead considers risk in conjunction with its oversight of Columbus McKinnon’s strategy and operations. Columbus McKinnon identifies, assesses and assigns responsibility for managing risks through its annual enterprise risk management process, other internal processes and internal control environment. The Board, Board committees and management manage the risks for our Company from a long-term perspective but evaluate risks over a shorter or intermediate term to the extent these risks could impact our Company over the long term. From time to time, third-party experts are also consulted as part of this risk assessment process. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of the Company’s risk management is not only understanding the risks it faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management.
In particular, the Audit Committee oversees the Company’s enterprise risk management process, while also focusing on financial, cyber and fraud risks, including internal controls, and receives an annual risk assessment report from the Company’s General Counsel and internal auditors. A Cyber Sub-Committee was formed in fiscal 2024 and meets bi-annually to take a deeper dive into cyber related risks. The Company’s General Counsel and his staff also assist the Board in fulfilling its oversight responsibility with respect to regulatory compliance and legal issues that affect the Company. In addition, in setting compensation, the Human Capital,

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Compensation and Succession Committee strives to create incentives that encourage a level of appropriate risk-taking behavior consistent with the Company’s business strategy and goals and access compensation risks annually. The Board, Board committees and management coordinate risk oversight and management responsibilities in a manner that we believe serves the long-term interests of our company and our shareholders through established periodic reporting and open lines of communication.
KEY AREAS OF RISK OVERSIGHT

Full Board

•Primary responsibility for risk oversight, including approval or strategic objectives and defining risk appetite
•Delegates oversight of management of certain risks to Board committees
•Receives regular reports from the committees regarding risk related matters

Audit	Human Capital, Compensation and Succession	Corporate Governance and Nomination

•Overall risk assessment and management
•Financial exposures, controls, statements, systems, reporting
•Regulatory and compliance, including FCPA/anti-bribery and whistleblower program
•Data protection, cyber security
•Financial and controls aspects of ESG related disclosures

•Senior executive compensation
•Executive succession planning and performance assessment
•Overall risk related to the Company’s compensation policies and practices
•Talent and leadership development
•Human capital management
•Directors' compensation
•Culture & engagement
•Corporate governance •Board succession •ESG compliance & risks •Stewardship practices •Social and political issues not allocated to other committees

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Enterprise Risk Management

We continuously improve our Enterprise Risk Management (“ERM”) process. In fiscal 2025, we continued our risk survey, in which we asked over 60 of our global leaders (100% response rate) to identify and prioritize potential risks to the company. Specifically, each participant was asked to rate each pre-defined risk on three variables: Impact, Probability and Preparedness. Based on those results, each participant was then asked to force-rank the top risks. We also included open questions asking participants to identify any emerging risks or risks that were not listed in the survey.
Our key enterprise risks are presented to our Executive Leadership Team and Board. Leaders are assigned to critical risks, and teams put mitigation plans in place. The process allows for both qualitative and quantitative risk assessment, includes input from a broader group within the organization and allows us to compare results from year to year to evaluate the success of our mitigation plans. The ERM process and results are also shared in our Global Management Meeting, and we continue the cycle of executing and monitoring our progress throughout the year. ESG risks are integrated into this process and are incorporated in the ESG materiality assessment.

Data Protection and Cybersecurity

The Audit Committee has primary responsibility for overseeing risks related to cybersecurity and privacy, although the full Board also exercises oversight over these risks. Securing the information of our customers, employees, vendors and other third parties is important to us. At least quarterly, or more frequently if needed, the Audit Committee and/or the full Board receives detailed reports on data protection and cybersecurity matters from senior IT leaders, including our Chief Digital Officer.
A Cyber Sub-Committee was formed in fiscal 2024 to meet bi-annually to take a deeper dive into cyber-related risks. The topics covered at the various Audit Committee and full Board meetings include risk identification and management strategies, customer data protection, the Company’s ongoing risk mitigation activities, results of third-party assessments and testing, results of tabletop exercises, updates on potential cybersecurity threats, updates on training initiatives and governance.
We have adopted physical, technological and administrative controls on data security, and have a defined procedure for data incident detection, containment and response elevation, coordination and remediation. We require data privacy and security awareness training to be completed by employees annually and during onboarding by contractors. On an annual basis, we conduct risk assessments and compliance audits, both internally and by independent third parties, against standards including the National Institute of Standards and Technology security framework (“NIST”) and Payment Card Industry Data Security Standards (“PCI DSS”) and regularly benchmark and evaluate program maturity with industry leaders. We also maintain information security risk insurance coverage.

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THE BOARD’S ROLE IN CORPORATE RESPONSIBILITY OVERSIGHT
We believe Corporate Responsibility, or what is commonly referred to as ESG, is embedded in how we run our business, aligns closely with our corporate culture and strategy, and supports value creation for our business and shareholders. The Board and its committees actively oversee Columbus McKinnon’s sustainability strategy and related risks. They are actively engaged, provide oversight, and drive our sustainability and broad ESG initiatives and strategic priorities. On a quarterly basis, the Board, specifically the Corporate Governance and Nomination Committee, meets with Columbus McKinnon’s General Counsel and Director of Corporate Social Responsibility to review strategic plans, metrics, and targets pertaining to ESG.
The Board plays a critical role in providing management insight into key issues with unique outside perspectives. Columbus McKinnon leverages the diverse backgrounds of our Board members, which has equipped each of them to provide a unique perspective and advice on ESG-related issues. Together with the Board, we are committed to and accountable for reporting our progress and continually examining issues that are most important to our business. In many cases, committees will be the first level of oversight, although certain matters may be handled by the Board directly or following initial review by a committee. The Board has ultimate oversight of ESG and Sustainable Impact strategy, risks, and opportunities.
The Board intentionally integrates ESG-related topics into discussions on many other aspects of the business and embeds sustainability into the Board’s governance process. In addition, our Board members stay abreast of the quickly changing ESG landscape, including investor expectations and regulatory requirements, which enables them to partner with management to develop a sound plan to keep up with the evolving ESG environment and mitigate risk by proactively addressing emerging issues.
The Board itself continues to evolve and diversify with the addition of new members with myriad experiences, skills, and strategic insights that add value and advance our strategy. This gives us an edge, driving stronger growth and delivering top-tier financial performance as a global leader in intelligent motion solutions. We have three key pillars of focus for our ESG initiatives: (1) Process and Governance, (2) People and Social Impact, and (3) Planet and Environmental Stewardship. Within the context of each of these three pillars, our annual ESG Report describes the key corporate social responsibility, sustainability, and governance issues relevant to the Company, our initiatives and goals related to those issues, and our progress with respect to those initiatives. The Company maintains a dedicated webpage to provide access to information about the Company’s oversight and management of relevant environmental, social, and governance matters, which can be found at https://investors.cmco.com/governance/governance. Our annual Corporate Sustainability Reports, which are also available on this webpage, reflect our cross-functional efforts as well as feedback from our shareholders and other stakeholders.

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Corporate responsibility remains a key component of our business strategy and ensures the long-term sustainability and resiliency of the Company. We are continuously driving to enhance our ESG programs and integrate ESG into all aspects of our business. We believe that our focus on ESG and being good corporate stewards has enabled us to grow and service our customers in this volatile global economic environment. We are proud to have made significant progress toward our ESG priorities in fiscal 2025, including:
•CDP Report Published
•Fourth Annual Engagement Survey
•CMCO Cares Donations
•Updated and Strengthened Our Human Trafficking Policy
Our Board and Executive Leaders are engaged and are constantly assessing risks, opportunities and potential impacts of ESG-related issues on our business. We are dedicated to operating with the highest integrity and being increasingly transparent with our stakeholders about our ESG journey. For more information on our specific ESG programs, see our Columbus McKinnon fiscal 2025 Corporate Social Responsibility Report.

Board Oversight
Full Board Responsibilities

•Business Strategy & Strategic Planning •Strategic Risks & Opportunities •Mergers & Acquisitions Strategy •Board & Executive Management Composition & Succession Planning	•Review & Approve Corporate Policies & Procedures •Financial, Operational & Strategic Performance •Employee Health & Safety

Corporate Governance & Nomination Committee	Audit Committee	Human Capital, Compensation & Succession Committee

•Corporate governance
•Board and Director succession planning & skill set
•Corporate social responsibility, environmental and responsible sourcing initiatives, risks and opportunities
•Environmental compliance and stewardship practices
•Social and political issues not allocated to other Committees

•Overall risk assessment and management
•Financial exposures, statements, controls systems, and reporting
•Regulatory and compliance, including FCPA/anti-bribery and whistleblower program
•Data protection and cyber security
•Financial and controls aspects of ESG-related disclosures

•Senior executive compensation
•Senior executive succession planning
•Overall risk related to the Company’s compensation policies and practices
•Talent and leadership development
•Human capital management
•Non-employee director compensation
•Culture and engagement

Management Oversight
Legal Department	Executive ESG Committee

•Develops and manages Sustainability strategy •Communicates strategy updates to the Board, Management and the Company •Manages Sustainability integration into the business	•Discusses resource allocation •Reviews progress to ESG targets •Determines corporate ESG initiatives •Supports the integration of ESG strategy

Sustainability Sponsors & Core Teams

•Drive and support corporate initiatives within the organization via local teams globally •Communicate high-level structure, programs and targets to local teams

Local Teams
Green Teams	CMCO Cares

•Develop local site goals •Drive enterprise goals •Be advocates for environmental initiatives •Report on metrics and progress to goals •Attend quarterly company-wide meetings with all Green Team Leaders	•Champion community involvement •Organize and promote site community involvement events •Report on data from community events •Attend quarterly company-wide meetings with all CMCO Cares Site Ambassadors

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CREATING SHARED VALUE THROUGH OUR SUSTAINABILITY PROGRAM
Addressing societal issues in ways that create value for our business and stakeholders is a hallmark of Columbus McKinnon’s enterprise strategy and our approach to sustainability priorities. We believe we maximize long-term value for shareholders by serving our stakeholders: our customers, employees, suppliers, business partners, communities and the planet. Addressing such societal needs builds the value of our business. Better put, as business strengthens society, society strengthens business. Each of our sustainability priorities offers a discrete shared value proposition. Doing so aligns our business objectives with societal objectives and increases our ability to create value for the long term. Our leaders view sustainability not as a separate stream of activity from our main business, but as integrated into our values, culture, identity and everyday business practices. To support that integration, we have teams of key internal stakeholders to help provide insight from across the business, support strategic alignment and champion initiatives.
THE BOARD’S ROLE IN HUMAN CAPITAL
We believe that our employees are the foundation of our business and that their hard work, passion, commitment and experience drive our success. The Board views effective human capital management as key to the Company’s ability to execute its long-term strategy. As a result, the Board oversees and regularly engages with our Chief Executive Officer, Chief Human Resources Officer and senior leadership on a broad range of human capital management topics, including culture, talent management, succession planning, compensation, benefits, inclusion and feedback gathered from the Company’s annual employee engagement survey.
We believe our team members are key to our transformation and continued progress. We have built an open culture where great people have the opportunity to flourish. We empower our teams to deliver on our mission of improving lives to guide our customer offerings, serve our customers and grow within our organization. We encourage candid feedback, a broad range of opinions, innovative thinking and importantly, people who have a passion for this business.
We strive to create an environment that embraces diverse perspectives, our commitment to fostering an inclusive environment begins at the top. We are committed to creating a culture where our employees feel as if they can achieve their career goals through ongoing growth and development opportunities and fair performance management and promotion processes. We offer competitive compensation and benefits programs, as well as a range of health and wellness offerings. We also invest significant resources to attract, develop and retain top talent.
At Columbus McKinnon, maintaining a healthy, safe environment for our employees and customers is embedded in our mission and values. We are committed to driving a culture of safety for our teams, customers and communities through standard operation, the use of technology to deliver training and the attitude of continuous improvement.
Our Human Capital, Compensation and Succession Committee regularly reviews items more broadly related to our Human Resources strategy including, but not limited to, talent, labor relations, salary competitiveness for non-executives and associated policies. By actively overseeing these additional areas, they seek to ensure we have a robust pipeline of skilled individuals to execute the Company’s vision.

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TALENT AND DEVELOPMENT
The Company’s performance is underpinned by its vibrant culture and our exceptional teams. These global employees represent the industry’s top talent, bringing a wide range of backgrounds and innovative ideas that fuel our continuous innovation. As part of our commitment to talent management, we prioritize attracting, developing, engaging, retaining and rewarding the best talent at all levels of the organization.

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We regularly check how we are performing against market benchmarks in attracting, developing, engaging, retaining and rewarding our team. In fiscal 2025, we created a new Express Learning virtual training course, where over 150 global emerging, new and existing leaders attended from across the globe. Additionally, another 30 leaders participated in our established Learning in Motion development program, strengthening the leadership capabilities across the business.
DIRECTOR NOMINATIONS
The Corporate Governance and Nomination Committee periodically reviews and recommends to our Board the skills, experience, characteristics and other criteria for identifying and evaluating Directors. Our Board expects Directors to be open and forthright, to develop a deep understanding of the Company’s business and to exercise sound judgment in fulfilling their oversight responsibilities. Directors should embrace the Company’s values and culture and should possess the highest levels of integrity.
The Corporate Governance and Nomination Committee evaluates the composition of our Board annually to assess whether the skills, experience, characteristics and other criteria established by our Board are currently represented on our Board as a whole and in individual Directors and to assess the criteria that may be needed in the future in light of the Company’s anticipated needs.
The Board and the Corporate Governance and Nomination Committee also actively seek to achieve a diversity of occupational and personal backgrounds on the Board. As part of the search process for each new Director, the Corporate Governance and Nomination Committee actively seeks out candidates with diversity of experience and perspectives to include in the pool from which Board nominees are chosen. The Corporate Governance and Nomination Committee reviews the qualifications of Director candidates and incumbent Directors in light of the criteria approved by our Board and recommends the Company’s candidates to our Board for election by the Company’s shareholders at the applicable annual meeting. We also assess the qualifications and characteristics of our Directors, including diversity of expertise and experience, as part of our Board’s annual self-evaluation process.

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BOARD MEETINGS AND ATTENDANCE
The Board and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time, as appropriate. All Directors are expected to attend each meeting of the Board and the committees on which he or she serves, and are also invited, but not required, to attend the Annual Meeting. Agendas for meetings of the Board include executive sessions for the independent Directors to meet without the management Director present. During the fiscal year ended March 31, 2025, our Board held six meetings. Each Director has attended (i) at least 75% of the aggregate number of meetings of our Board and meetings held by all committees of our Board on which he or she served and (ii) the 2024 Annual Meeting of Shareholders held on July 22, 2024.
Annually, in compliance with the Nasdaq Listing Rules and other applicable laws, rules and regulations, the Board and its committees conduct formal self-evaluations to assess and improve the Board’s effectiveness and functionality. Our Board recognizes that a robust and constructive evaluation process is an essential component of Board effectiveness. The Corporate Governance and Nomination Committee has the responsibility for administering an annual review process for the Board. The Corporate Governance and Nomination Committee has established a rigorous and thorough annual assessment process that include the completion of written assessments of the performance of the full Board and its committees, as well as one-on-one interviews by the Board Chair of all directors. The directors also complete a written assessment of the performance of the Chief Executive Officer.
At the completion of the process, each Director receives the Board and committee assessment results. The Chair of the Board also reviews the assessment results with the full Board. The Board Chair and Chair of the Compensation Committee (as defined below) meet with the Chief Executive Officer to review his performance. In addition, the chair of each committee shares the results of this process with the committee members.
CODE OF BUSINESS CONDUCT
Our Board adopted a Code of Business Conduct which governs all of our Directors, officers and employees, including our Chief Executive Officer and other executive officers. This Code of Business Conduct is posted on the Governance Documents section of the Company’s website at www.cmco.com and on the Company’s intranet. Our Chief Compliance Officer has a responsibility to implement and maintain an effective ethics and compliance program. She also has responsibility to provide updates on our ethics and compliance program to the Audit Committee. Our Director of Corporate Social Responsibility is responsible for developing our ESG compliance platform and, in 2024, we published our fourth annual Sustainability Report.
COMMITTEES OF THE BOARD
During fiscal 2025, the Board had three standing committees: Audit, Human Capital, Compensation and Succession and Corporate Governance and Nomination. The charter for each Board committee is available on the Company’s Investor Relations website at investors.cmco.com.
The current members of our Board committees, the principal functions of each Board committee and the number of meetings held in fiscal 2025 are shown below. Each member of each committee during fiscal 2025 was, and each current member continues to be, independent under applicable SEC rules and the Nasdaq Listing Rules.
Annually, the Corporate Governance and Nomination Committee assesses and considers membership for each Board committee. This review considers, among other factors, committee needs, Director experience, committee succession planning, and the desire to balance membership continuity with new insights.

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Audit Committee

Independent Members: •Chris J. Stephens, Jr., Chair •Chad R. Abraham •Michael Dastoor Meetings in FY25: 5
PRIMARY RESPONSIBILITIES
•Assist the Board in monitoring the integrity of our financial statements, our compliance with financial reporting and related legal and statutory requirements, and the independence and performance of our internal and external auditors.
•Review our enterprise risks and enterprise risk management policies, including financial and cyber risks and oversight of the Cyber Sub-Committee.
•Select and employ a firm of independent registered public accountants to audit our financial statements and internal control over financial reporting each year, which firm is accountable to the Audit Committee and the Board.
Each member of our Audit Committee is independent in accordance with applicable securities laws and under the Nasdaq Listing Rules currently in effect. Pursuant to Item 407(d)(5) of Regulation S-K, our Board has determined that Messrs. Abraham, Dastoor and Stephens each qualify as an “audit committee financial expert.” The duties of our Audit Committee consist of (i) appointing or replacing our independent auditors, (ii) pre-approving all auditing and permitted non-audit services provided to us by our independent auditors, (iii) reviewing with our independent auditors and our management the scope and results of our annual audited financial statements, our effectiveness of internal control over financial reporting, our quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of our financial statements, (iv) reviewing our management’s assessment of the effectiveness of our internal controls, (v) reviewing insider and affiliated party transactions, (vi) establishing procedures for the receipt, retention and treatment of complaints received regarding accounting or internal controls, (vii) overseeing the enterprise risk management process and Cyber Sub-Committee. The Audit Committee is governed by a written charter approved by the Board which is posted on the Investor Relations section of our website at investors.cmco.com.

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Human Capital, Compensation and Succession Committee

Independent Members: •Jeanne Beliveau-Dunn, Chair •Aziz S. Aghili •Kathryn V. Bohl •Gerald G. Colella Meetings in FY25: 4
PRIMARY RESPONSIBILITIES
•Review and make recommendations to the Board regarding management organization, succession and development programs.
•Review and approve, or recommend for approval, the election of corporate officers and their salaries, incentive compensation and bonus awards.
•Make the decisions required by a committee of the Board under all stock and deferred compensation plans.
•Approve and report to the Board changes in salary ranges for all other major position categories and, as outlined in its charter, changes in our retirement, group insurance, investment, management incentive compensation and bonus and other benefit plans.
Each member of our Human Capital, Compensation and Succession Committee is an independent Director under the listing rules of the Nasdaq Listing Rules currently in effect. The principal functions of the Human Capital, Compensation and Succession Committee are to (i) review and make recommendations to the Board concerning our compensation strategy, (ii) establish corporate performance measures and goals under our performance-based incentive programs, (iii) determine individual compensation targets for our executive officers under our incentive programs, (iv) evaluate and certify whether performance goals have been met at the end of the performance period, (v) determine salary increases and award amounts for individual executive officers, (vi) review and approve (or recommend to the Board for approval) any material changes to our salary, incentive and benefit programs and assure that these programs are administered in a manner consistent with the compensation strategy, (vii) review and make recommendations to the Board concerning equity grants, (viii) assess and evaluate risk in connection with our compensation plans and programs, (ix) review and make recommendations to the Board concerning compensation and bonus for the Chief Executive Officer and Chief Financial Officer and (x) perform other functions as identified in the Human Capital, Compensation and Succession Committee charter.
The Human Capital, Compensation and Succession Committee is governed by a written charter approved by the Board, which is posted on the Investor Relations section of our website at .investors.cmco.com. Additional information on the Human Capital, Compensation and Succession Committee’s processes and procedures are addressed in the Compensation Discussion and Analysis section of this proxy statement.

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Corporate Governance and Nomination Committee

Independent Members: •Aziz S. Aghili, Chair •Kathryn V. Bohl •Rebecca Yeung •Jeanne Beliveau-Dunn Meetings in FY25: 4
PRIMARY RESPONSIBILITIES
•Make recommendations to the Board concerning the size, composition and skills of the Board and its committees.
•Recommend nominees for election or reelection as directors.
•Consider other matters pertaining to Board membership and governance.
•Evaluate Board performance and assess the adequacy of, and compliance with, our General Corporate Governance Policy and Code of Business Conduct.
•Oversee governance and integration of material ESG initiatives into overall business strategy.
•Drive diversity of thought and experience in Board succession planning and hiring practices.
Our Corporate Governance and Nomination Committee is responsible for (i) evaluating the composition, skills, organization and governance of our Board and its committees, (ii) monitoring compliance with our system of corporate governance and (iii) developing criteria, researching and making recommendations with respect to candidates for membership on our Board.
Each member of the Corporate Governance and Nomination Committee is an independent Director under the listing rules of the Nasdaq Listing Rules currently in effect. Our Corporate Governance and Nomination Committee does not solicit direct nominations from our shareholders but will give consideration to written recommendations for nominees from our shareholders for election as directors that are submitted in accordance with our By-Laws. See the information contained in our By-Laws under the heading “Shareholders’ Proposals.”
The Corporate Governance and Nomination Committee is governed by a written charter approved by the Board, which is posted on the Investor Relations section of our website at investors.cmco.com.

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DIRECTOR COMPENSATION
The Board approves the compensation for non-management Directors based on recommendations made by the Corporate Governance and Nomination Committee in collaboration with the Human Capital, Compensation and Succession Committee. The Board has designed the Director compensation program to achieve four primary objectives:
•Attract and retain talented Directors with the skills and capabilities to execute on Columbus McKinnon’s strategy;
•Fairly compensate Directors for the work required in a company of Columbus McKinnon’s size, industry and scope;
•Recognize the individual roles and responsibilities of the Directors; and
•Align Directors’ interests with the long-term interest of our shareholders
DIRECTOR COMPENSATION PROCEDURES
The Corporate Governance and Nomination Committee and the Human Capital, Compensation and Succession Committee annually review the compensation program for Columbus McKinnon’s Directors. Meridian, Columbus McKinnon’s’ independent compensation consultant, provides competitive compensation data and Director compensation program recommendations to the Committees for review. The competitive compensation data includes information regarding the compensation (cash, equity and other benefits) of the non-management directors within Columbus McKinnon’s comparator group and industry benchmarks.
Based on its review of the competitive market data and guidance from Meridian in the fourth quarter of fiscal 2025, the Corporate Governance and Nomination Committee and the Human Capital, Compensation and Succession Committee each determined that the Company’s Director compensation program meets the objectives listed above.
DIRECTOR COMPENSATION STRUCTURE
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In fiscal 2025, each non-employee Director was eligible to receive an annual cash retainer of $90,000 plus the following amounts for specified Board service, which amounts were pro-rated for any partial year service:

Chair of the Board	$80,000
Lead Independent Director	45,000
Audit Committee Chair	20,000
Human Capital, Compensation and Succession Committee Chair	20,000
Corporate Governance and Nomination Committee Chair	20,000
In fiscal 2025, the equity-based portion of each non-employee Director’s annual retainer consisted of 3,514 shares of common stock that vested immediately.
DIRECTOR NON-QUALIFIED DEFERRED COMPENSATION PLAN
We maintain a “nonqualified” deferred compensation plan for our Directors. The plan is an unfunded plan intended to help participants supplement their retirement income while providing them with an opportunity to invest a portion of their cash and/or stock compensation. Under the plan, each Director who receives cash and stock compensation for Board service may elect to defer all or a portion of his or her cash and/or stock compensation in a calendar year.

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2025 Proxy Statement

Director Compensation

COMPENSATION OF DIRECTORS
The following table sets forth the compensation of the Company’s Directors for the fiscal year ended March 31, 2025.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total(4) ($)

Chad R. Abraham(7)	90,000	—	90,000
Aziz S. Aghili(8)	110,000	—	110,000
Jeanne Beliveau-Dunn(6)	110,000	—	110,000
Kathryn V. Bohl(6)	135,000	—	135,000
Gerald G. Colella	170,000	130,018	300,018
Michael Dastoor	100,000	130,018	230,018
Chris J. Stephens Jr,	93,596	130,018	223,614
David J. Wilson(5)	—	—	—
Rebecca Yeung	90,000	130,018	220,018
(1)For each Director, the amount set forth in the fees earned or paid in cash column reflects the annual Director cash retainer in the amount of $90,000 pro-rated from May 2024. In addition, the amount set forth for Mr. Colella includes the Chair of the Board fee earned for fiscal 2025 in the amount of $80,000, and for Messrs. Aghili, Dastoor and Stephens and Mses. Beliveau-Dunn and Bohl, the amount set forth includes committee chair fees earned for fiscal 2025.
(2)Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of common stock ($130,000 for each Director). The grant date fair value for each share of restricted stock and RSUs is equal to the market price of our common stock on the date of grant. This figure includes $130,018 in shares of common stock that were granted with immediate vesting provisions.
(3)As the Company’s Director compensation program includes a stock deferral opportunity, the following Directors held the following number of unvested RSUs as of March 31, 2025: Mr. Abraham, Mr. Aghili and Ms. Bohl: 10,793 unvested RSUs; Ms. Beliveau-Dunn: 13,534 unvested RSUs; and Mr. Dastoor: 3,168 unvested RSUs.
(4)No additional fees are paid for attendance at Board or committee meetings. Our Directors are reimbursed for reasonable expenses incurred in attending such meetings.
(5)Mr. Wilson received no separate compensation as a Director of the Company.
(6)Ms. Beliveau-Dunn and Ms. Bohl each elected to defer 100% of their fiscal 2025 equity award consisting of 3,514 shares of common stock, valued at $130,018. Distribution of deferred stock will occur within 60 days upon separation from the Company, death, disability, or change in control. The deferred stock will be administered and issued in accordance with the Columbus McKinnon Corporation Second Amended and Restated 2016 Long-Term Incentive Plan (the "2016 LTIP").
(7)Mr. Abraham elected to defer 100% of his fiscal 2025 equity award consisting of 3,514 shares of common stock, valued at $130,018. Distribution of deferred stock will occur on February 1, 2032, or upon separation from the Company, death, disability, or change in control. The deferred stock will be administered and issued in accordance with the 2016 LTIP.
(8)Mr. Aghili elected to defer 100% of his fiscal 2025 equity award consisting of 3,514 shares of common stock, valued at $130,018. Distribution of deferred stock will occur on January 1, 2027, or upon separation from the Company, death, disability, or change in control. The deferred stock will be administered and issued in accordance with the 2016 LTIP.

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2025 Proxy Statement

PROPOSAL 2
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are required pursuant to Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended to provide a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”).
The advisory vote on the compensation of our named executive officers is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the executive compensation tables and the accompanying narrative disclosure set forth in this proxy statement.
Our compensation program is comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, in support of our objective of providing superior value to shareholders and customers. Our program is designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results. Our business success depends on our ability to attract and retain executive talent through competitive compensation opportunities provided by our program. For the reasons discussed above, the Board unanimously recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the shareholders hereby APPROVE, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement prepared in connection with its 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion).”

PROPOSAL 2	The Board of Directors Recommends a Vote "FOR" the Approval of the Company's Compensation of Its Named Executive Officers.	FOR

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2025 Proxy Statement

OUR EXECUTIVE LEADERSHIP OFFICERS

Name	Age	Position

David J. Wilson	56	President and Chief Executive Officer
Jon Adams	47	President, Americas
Appal Chintapalli	50	President, EMEA and APAC
Alan S. Korman	64	SVP, General Counsel, Corp. Development and Secretary
Mario Y. Ramos Lara	52	Chief Product Technology Officer, GM Latin America
Mark Paradowski	55	SVP, Information Services and Chief Digital Officer
Gregory P. Rustowicz	65	EVP, Finance and Chief Financial Officer
Adrienne Williams	49	SVP and Chief Human Resources Officer
All our executive officers are elected annually at the first meeting of our Board following the annual meeting of shareholders for that year and serve at the discretion of our Board. There are no family relationships between any of our officers or directors. Recent business experience of our executive officers who are not also directors is as follows:

Jon Adams joined the Company in 2020 as Treasurer and Director of Financial Planning & Analysis. On September 20, 2024, he was appointed as the President of the Americas. Prior to his appointment, Jon served as the Chief Financial Officer of the Americas from 2022 to 2024 and as the President of the Crane Solutions Group from 2021 to 2022. Over the previous eleven years, Jon served in a variety of roles with progressive responsibility. Prior to joining Columbus McKinnon, Jon served as Director of Finance at Momentive Performance Materials. Jon, a CPA, started his career at Ernst & Young, where he worked for eight years as an external auditor.

Appal Chintapalli joined the Company in March 2019 as the Vice President of Engineered Products. He was promoted to President, EMEA & APAC in April 2022. Prior to joining Columbus McKinnon, he was General Manager and Vice President of IT & Edge Infrastructure EMEA in Germany for Vertiv. Previously, he worked in a number of positions for Emerson, including Vice President of Marketing for Emerson Network Power EMEA in London, UK, and in the U.S., Vice President of Enterprise Services for the Emerson Climate Division, and Corporate Marketing Manager.

Alan S. Korman joined the Company in January 2011 as General Counsel and Assistant Secretary. He was promoted to Senior Vice President, General Counsel, Corp. Development and Secretary in July 2022. Prior thereto, he held various positions with the Company, including Vice President, General Counsel, Corp. Development and Secretary, and held the role of Chief Human Resources Officer from 2018 until 2021. From 1994 until January 2011, he served in various senior executive positions of responsibility at Ivoclar Vivadent, Inc., including Vice President, General Counsel and Secretary, and President of Pentron Ceramics, Inc.

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2025 Proxy Statement

Our Executive Leadership Officers

Mario Y. Ramos Lara joined the Company in June 2018 as Vice President, Global Product Development. He was promoted to Senior Vice President, Product Development and Marketing in July 2022. In February 2025, he took on the role of Chief Product Technology Officer and General Manager of Latin America. Prior thereto, he spent 18 years in various roles at Schneider Electric, most recently Vice President, Strategic Marketing, Product Management and Partnerships for Schneider’s Final Distribution line of business. Other positions at Schneider included Vice President, Global Engineering, Director of Engineering for Low and Medium Voltage Equipment, and Director, Global Technology Center in Monterrey, Mexico.

Mark Paradowski joined the Company in 1997 as a Technical Manager. In August 2013, he was named Vice President, Information Services. In July 2022, he was promoted to Senior Vice President, Information Services and Chief Digital Officer. Prior to that, he served as Director, Global Information Systems after having served as Director, Information Services. Before joining the company, Mr. Paradowski held various positions with Oracle Corporation and Electronic Data Systems (EDS).

Gregory P. Rustowicz joined the Company in August 2011 as Vice President, Finance and Chief Financial Officer. He was promoted to Executive Vice President, Finance and Chief Financial Officer in July 2022. From 2007-2011, he was Vice President, Finance and Corporate Treasurer at Momentive Performance Materials Inc. Prior thereto, he spent 20 years in various financial management positions for PPG Industries, Inc., including Group CFO for the Glass, Fiber Glass and Chemicals Businesses, CFO for Transitions Optical, Inc., and Assistant Treasurer and Global Credit Director. Prior to PPG, he worked as a CPA for KPMG.

Adrienne Williams joined the Company in June 2021 as Vice President and Chief Human Resources Officer. She was promoted to Senior Vice President, Chief Human Resources Officer in July 2022. Prior thereto, she had a 15-year career at Compass Group North America ("Compass") where she held roles of increasing scope and responsibility. Most recently, she was Vice President, Inclusion & Human Resources at Compass, from 2016 until joining Columbus McKinnon in 2021. Previous roles included Senior Director, HR and Director, HR. Prior thereto, she served as Director of HR at Liberty Commons.

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2025 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Unless indicated otherwise in the footnotes, the following table sets forth certain information as of May 27, 2025, regarding the beneficial ownership of our common stock by (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) by each Director; (iii) by each of our NEOs and (iv) by all of our executive officers and Directors as a group. The business address of each of the executive officers and Directors is 13320 Ballantyne Corporate Place, Suite D, Charlotte, NC 28277.

Directors, Officers and 5% Shareholders	Number Of Shares(1)	Percentage Of Class

Gerald Colella(2)	16,293	*	(17)
David J. Wilson(3)	228,856	*	(17)
Kathryn V. Bohl(4)	14,812	*	(17)
Aziz S. Aghili(4)	11,993	*	(17)
Jeanne Beliveau-Dunn(5)	2,576	*	(17)
Michael Dastoor(6)	20,366	*	(17)
Chad Abraham(4)	20,000	*	(17)
Rebecca Yeung	6,682	*	(17)
Chris J. Stephens Jr.	11,014	*	(17)
Alan S. Korman(7)	51,648	*	(17)
Gregory P. Rustowicz(8)	95,657	*	(17)
Appal Chintapalli(9)	37,721	*	(17)
Adrienne M. Williams(10)	18,285	*	(17)
Bert A. Brant(11)	29,535	*	(17)
All Directors and Executive Officers as a Group (17 persons)(12)	647,585	*	(17)
Columbus McKinnon Corporation Employee Stock Ownership Plan	131,903	*	(17)
BlackRock, Inc.(13)	2,381,577	8.30%
Dimensional Fund Advisors LP(14)	1,842,229	6.40%
Macquarie Group Limited(15)	2,012,066	6.97%
The Vanguard Group(16)	1,541,197	5.36%
* Less than 1%
(1)Rounded to the nearest whole share. Unless otherwise indicated in the footnotes, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law.
(2)Includes 5,500 shares of common stock owned by the Gerald G. Colella 2019 Trust.
(3)Includes (i) 114,113 shares of common stock owned directly; (ii) 83,443 shares of restricted stock units which are unvested and subject to forfeiture; and (iii) 31,300 shares of common stock owned by The Wilson Family Children’s Trust, of which Mr. Wilson’s spouse is a trustee and members of his immediate family are beneficiaries.
(4)Does not include 11,001 shares of deferred stock held by Ms. Bohl and Messrs. Aghili and Abraham.
(5)Does not include 13,832 shares of deferred stock held by Ms. Beliveau-Dunn.

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2025 Proxy Statement

Security Ownership of Management and Certain Beneficial Owners

(6)Does not include 3,226 shares of deferred stock held by Mr. Dastoor.
(7)Includes (i) 37,298 shares of common stock owned directly; (ii) 302 shares of common stock allocated to Mr. Korman’s ESOP account; and (iii) 14,048 shares of restricted stock units which are unvested and subject to forfeiture.
(8)Includes (i) 76,089 shares of common stock owned directly; (ii) 242 shares of common stock allocated to Mr. Rustowicz’s ESOP account; and (iii) 19,326 shares of restricted stock units which are unvested and subject to forfeiture.
(9)Includes (i) 24,084 shares of common stock owned directly; and (ii) 13,637 shares of restricted stock units which are unvested and subject to forfeiture.
(10)Includes (i) 8,067 shares of common stock owned directly; and (ii) 10,218 shares of restricted stock units which are unvested and subject to forfeiture.
(11)Mr. Brant retired on February 28, 2025.
(12)Excludes the shares of common stock owned by the ESOP, except for an aggregate of 2,046 shares allocated to the respective ESOP accounts of our executive officers.
(13)Information based on BlackRock, Inc.’s most recently filed Schedule 13G/A, which BlackRock, Inc. filed with the SEC on January 25, 2024. Based solely upon information in this Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 2,315,447 shares of common stock and sole dispositive power with respect to 2,381,557 shares of common stock. The stated business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(14)Information based on Dimensional Fund Advisors LP’s most recently filed Schedule 13G/A, which Dimensional Fund Advisors LP filed with the SEC on February 9, 2024. Based solely upon information in this Schedule 13G/A, Dimensional Fund Advisors LP has sole voting power with respect to 1,810,711 shares of common stock and sole dispositive power with respect to 1,842,229 shares of common stock. The stated business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(15)Information based on Macquarie Group Limited’s most recently filed Schedule 13G/A, which Macquarie Group Limited, Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust jointly filed with the SEC on November 1, 2024. Based solely upon information in this Schedule 13G/A, Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust have sole voting power and sole dispositive power with respect to 2,012,066 shares of common stock. The stated business address of Macquarie Group Limited is Level 1, 1 Elizabeth Street, Sydney, New South Wales, Australia.
(16)Information based on The Vanguard Group’s most recently filed Schedule 13G, which The Vanguard Group filed with the SEC on February 13, 2024. Based solely upon information in this Schedule 13G, The Vanguard Group has shared voting power with respect to 17,481 shares of common stock, sole dispositive power with respect to 1,498,353 shares of common stock, and shared dispositive power with respect to 42,844 shares of common stock. The stated business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(17)Percentage was computed based upon 28,669,644 shares outstanding as of May 27, 2025.

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2025 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and Nasdaq initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our executive officers, Directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, we are in compliance with all Section 16(a) filing requirements applicable to our executive officers, Directors and greater than 10% beneficial owners during the fiscal year ended March 31, 2025, except for the late filing of the Form 4s filed in connection with (i) shares acquired by Mr. Paradowski under a broker automatic dividend reinvestment plan. Under the broker automatic dividend reinvestment plan, Mr. Paradowski acquired 4 shares on May 9, 2024 and he acquired 5 shares on August 19, 2024; (ii) restricted stock units and non-qualified stock options granted on May 20, 2024 to Messrs. Schadeberg, Korman, Brant, Chintapalli, Ramos and Paradowski; (iii) non-qualified stock options granted on May 20, 2024 to Messrs. Wilson and Rustowicz, and Ms. Williams; and (iv) the vesting of restricted stock units on May 22, 2024 for Messrs. Wilson, Rustowicz, Schadeberg, Korman, Brant, Chintapalli, Ramos and Paradowski, and Ms. Williams.

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2025 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis ("CD&A") provides an overview of our executive compensation philosophy, objectives and design and each element of our executive compensation program with regard to the compensation awarded to, earned by, or paid to our named executive officers (our “Named Executive Officers” or “NEOs”) during fiscal 2025. Our NEOs are employed by Columbus McKinnon Corporation. For fiscal 2025, our NEOs were:

Name	Title

David J. Wilson	President and Chief Executive Officer
Gregory P. Rustowicz	Executive Vice President, Finance and Chief Financial Officer
Appal S. Chintapalli	President, EMEA and APAC
Alan S. Korman	Sr. Vice President, General Counsel, Corp. Development and Secretary
Adrienne M. Williams	Sr. Vice President and Chief Human Resources Officer
Bert A. Brant(1)	Former Sr. Vice President, Global Operations
(1)Mr. Brant has retired from the Company effective February 28, 2025.

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2025 Proxy Statement

Executive Compensation

EXECUTIVE COMPENSATION PRACTICES

What We Do

Pay-for-Performance Philosophy
PSUs with Vesting Subject to Achievement of Key Performance Metrics
Minimum Stock Ownership Policy for NEOs
Double Trigger Equity Acceleration Upon a Change in Control
Independent Consultant Retained by Human Capital, Compensation and Succession Committee
Regular Review of Share Utilization
Maintain a Clawback Policy Broader than SEC Requirements
Review Compensation-Related Risks

What We Do Not Do

No Excise Tax Gross Ups Upon Change in Control
No High Percentage of Fixed Compensation
No Excessive Executive Perquisites
No Tax Gross Ups on Welfare Benefits
No Repricing of Underwater Stock Options Without Shareholder Approval
No Permitted Hedging, Pledging, Short Sales, or Derivative Transactions in Company Stock
No Guaranteed Salary Increases or Guaranteed Annual Incentive Bonuses for NEOs
OVERVIEW, PHILOSOPHY AND OBJECTIVES
Our executive team is critical to our success and to building value for our shareholders. Our executive compensation program is designed to attract and retain highly skilled, performance-oriented executives who thrive in a culture focused on delivering purpose-driven results. We incentivize our senior leaders to deliver the highest levels of execution and business results, while also delivering an exceptional experience and value for our customers. We carry out these objectives through the following attributes of our executive compensation program:
•We align executive compensation with achievement of operational and financial results, increases in shareholder value and delivering on our strategic initiatives.
•The majority of total compensation for our executives is at-risk and is delivered through short-term and long-term incentive programs that are designed to align their interests with those of our shareholders.
•Our compensation program is designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short- and long-term results.
•We evaluate the competitiveness and effectiveness of our compensation programs against other comparable companies based on industry, size and other relevant criteria in making pay decisions.
•Total compensation for individual executives is influenced by a variety of factors, including each executive’s scope of responsibility, individual performance, skill set, experience and expected future contributions.
•We attempt to create simple, straightforward compensation programs that our partners and shareholders can easily understand.
•We consider the prior results of our advisory shareholder votes on executive compensation. Our 2024 shareholder vote on executive compensation passed with over 88% support. The Human Capital, Compensation and Succession Committee considered this to be an indication that our shareholders believe that the NEOs’ compensation is aligned with the performance of Columbus McKinnon.

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2025 Proxy Statement

Executive Compensation

PROCESS FOR SETTING EXECUTIVE COMPENSATION
ROLE OF OUR HUMAN CAPITAL, COMPENSATION AND SUCCESSION COMMITTEE (“COMPENSATION COMMITTEE”) AND MANAGEMENT IN COMPENSATION DECISIONS
As described below, the primary elements of our executive compensation program are annual base salary, annual short-term cash incentives, long-term equity incentives and other benefits and perquisites. Together, these items are complementary and serve the goals described above.
Our executive compensation program is developed and overseen by the Compensation Committee. The purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to the compensation of our executive officers and directors, by overseeing Columbus McKinnon’s overall compensation philosophy, policies and programs, evaluating the compensation and performance of our executive officers, and reviewing, approving and modifying the terms of our compensation and benefit plans and programs as appropriate. Subject in certain circumstances to approval by our Board, the Compensation Committee has the sole authority to make final decisions with respect to our executive compensation program. For more information regarding the authority and responsibilities of the Compensation Committee, please refer to the Compensation Committee’s charter, which is available via Columbus McKinnon’s Investor Relations website at investors.cmco.com.
In making decisions regarding the allocation of compensation between short-term and long-term compensation, between cash and non-cash compensation and among different forms of cash and non-cash compensation, the Compensation Committee took into account the views and recommendations of management, in particular our Chief Executive Officer (“CEO”) (except with respect to his own compensation).
The Compensation Committee establishes performance objectives for the CEO based on our annual business plan and long-term strategic goals approved by the Board. Progress against these goals is monitored by the Compensation Committee on a quarterly basis. The Compensation Committee evaluates the CEO’s performance against these goals annually, with input provided for this evaluation from all independent directors.
The Compensation Committee also considers market data validated by our independent compensation consultant, comparisons of our performance to our peers and strategic achievements during the year, such as acquisitions and their integration into our business and value-creating divestitures. Based on these factors, the Compensation Committee makes recommendations concerning base salary increases, annual incentive award targets and payments under our annual incentive plan ("Annual Incentive Plan") and targets, and awards under our long-term incentive program.
The Compensation Committee has regularly scheduled executive sessions to discuss CEO performance, compensation and other matters without any executive officers present.
Except for the CEO and Chief Financial Officer (“CFO”), the Compensation Committee reviews and approves base salary increases, Annual Incentive Plan targets and awards, long-term incentive program targets and awards, and similar arrangements for the other NEOs. These decisions are made after considering recommendations from our CEO, with input from the Chief Human Resources Officer (“CHRO”) and our independent compensation consultant. The Compensation Committee makes the final decision and approves compensation decisions for all NEOs, as well as all other executive officers, except for the CEO and CFO. All aspects of the CEO’s and CFO’s compensation are approved by our full Board.

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2025 Proxy Statement

Executive Compensation

COMPENSATION COMMITTEE ADVISORS
The Compensation Committee has the authority under its charter to engage the services of outside consultants to determine the scope of the consultants’ services. Since September 2023, Meridian Compensation Partners ("Meridian") has been engaged to advise the Compensation Committee on certain matters related to executive compensation, including:
•peer group selection for purposes of benchmarking pay levels and design practices;
•market pay and market trend analyses to assist the Compensation Committee in targeting executive compensation at the desired level versus market;
•review and advice on the Compensation, Discussion and Analysis section included in this proxy statement;
•advice in connection with the Compensation Committee’s risk analysis of the Company’s compensation policies and practices;
•regular updates on legislative, regulatory and proxy advisor trends and developments;
•review of incentive design programs and practices; and
•other requests relating to executive compensation issues.
Additionally, our compensation consultants attended in person or by telephone all Compensation Committee meetings during fiscal 2025.
After taking into consideration the factors listed in Nasdaq Listing Rule 5605(d)(3)(D), the Compensation Committee concluded that there were no conflicts of interest with respect to the engagement of Meridian as our independent compensation consultant during fiscal 2025.
2025 PEER GROUP
The Compensation Committee, with the assistance of Meridian, selected a peer group of companies of comparable size, which reflect the types of companies with which we compete for talent to inform our compensation decisions (the “Peer Group”). We use a broader industrial market reference in determining our Peer Group because the number of direct product and service market competitors of adequate size is limited. Many of the companies that provide similar products and services are privately held, headquartered overseas, or part of a larger enterprise; therefore, executive compensation data may be either unavailable or of limited applicability to the U.S. labor market in which we principally compete. In determining appropriate compensation opportunities for our NEOs, the Compensation Committee reviewed market data provided by Meridian from a custom group of peer companies, which was developed by considering multiple factors, including annual revenue, market capitalization, EBITDA margins, enterprise value, percentage of non-US revenues and P/E multiples. The Peer Group for fiscal 2025 used for benchmarking purposes consisted of the following 20 companies:

Fiscal 2025 Peer Group

Alamo Group Inc.	Albany International Corp.	Astec Industries, Inc.
ATS Corporation	Barnes Group Inc.	Commercial Vehicle Group, Inc.
Enerpac Tool Group Corp.	EnPro Inc.	ESCO Technologies Inc.
Federal Signal Corporation	Franklin Electric Co., Inc.	Graco Inc.
Helios Technologies, Inc.	Kadant Inc.	L.B. Foster Company
The Manitowoc Company, Inc.	Mueller Water Products, Inc.	RBC Bearings Incorporated
Standex International Corporation	Tennant Company
Custom Peer Group data was supplemented with general industry data from a size appropriate data cut from the Willis Towers Watson Executive Compensation Survey.

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2025 Proxy Statement

Executive Compensation

ELEMENTS OF OUR COMPENSATION PROGRAM FOR NEOs
The main components of our executive compensation during fiscal 2025 included base salary, an annual cash incentive, long-term incentive awards and other benefits. Our compensation philosophy and objectives are achieved by using the following elements in our compensation program for NEOs:

Element	Description	Key Objective

Base Salary	Provide a fixed level of current cash compensation consistent with the executive’s primary duties and responsibilities	Designed to be market competitive and enable the Company to attract and retain talented executives

Short-Term Incentives — Annual Incentive Plan	Provide “at risk” compensation directly tied to attainment of annual key business objectives	Designed to motivate and reward achievement of financial, operational and strategic goals

Long-Term Incentives — Stock Options	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth	Designed to be market competitive, motivate and reward achievement of stock price growth and align executive’s interests with those of the shareholders

Long-Term Incentives — Restricted Stock Units (Time-based)	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth	Designed to retain executives and align their interests with those of our shareholders

Long-Term Incentives — Restricted Stock Units (Performance-based)	Provide variable compensation based on performance achieved against pre-established goals	Designed to retain executives, align their interests with those of our shareholders and motivate and reward achievement of performance goals

Retirement Benefits	Provide comprehensive retirement savings vehicles through qualified and non-qualified plans	Market-based retirement programs targeted to attract and retain talented executives while encouraging retirement savings

Severance	Provide severance protection that is consistent with the plan for all of our officers	Designed to be competitive in the market and allow for the attraction of talented candidates

OUR TARGET PAY MIX
The total compensation package for our executive officers consists of base salary, annual short-term incentives, long-term incentives and benefits. In determining both the target level of compensation and mix of compensation elements, we consider market practice, business objectives, expectations of our shareholders and our own subjective assessment of individual executives’ performance, growth and future potential.
The Company chose a target mix of base salary, annual incentives and long-term incentives that generally reflects our peer industrial companies, with actual pay mix based on the performance of the Company and the individual. Peer Group practices will continue to be monitored as one reference point as we make decisions regarding target pay mix. However, we will also continue to make strategic decisions based on our unique business objectives and circumstances, which may differ from Peer Group practices and circumstances. We believe the current target pay mix achieves several important objectives: it supports a strong pay-for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; and it satisfies the need for flexibility to motivate and reward exceptional performance.
Our Annual Incentive Plan prioritizes increasing shareholder value by driving profitable growth. Accordingly, our Annual Incentive Plan for fiscal 2025 was designed to focus on increasing operating income and free cash flow.
Our NEOs received one-half of their fiscal 2025 long-term incentive compensation in the form of performance stock units (“PSUs”), which are contingent upon achievement of sales growth and adjusted EBITDA margin expansion over a three-year performance period.
The Company’s executive compensation program places a majority of our NEOs’ compensation at risk based on the Company’s performance. The following table shows the dollar values and pay mix percentages of our fiscal 2025 target direct pay opportunities for our NEOs:

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2025 Proxy Statement

Executive Compensation

NEO	Base Salary ($)	Annual Incentive Target Opportunity ($)	Total Cash Compensation Opportunity ($)	Long-Term Incentive Target Opportunity ($)	Total Target Pay Opportunity ($)

David J. Wilson	925,000	925,000	1,850,000	3,700,000	5,550,000
Gregory P. Rustowicz	515,000	360,500	875,500	849,750	1,725,250
Appal S. Chintapalli	435,000	261,000	696,000	565,500	1,261,500
Alan S. Korman	465,000	279,000	744,000	604,500	1,348,500
Adrienne M. Williams	400,000	220,000	620,000	440,000	1,060,000
Bert A. Brant	425,000	233,750	658,750	552,500	1,211,250
COMPENSATION DECISIONS
Actual compensation levels are a function of Company and individual performance as described under each specific compensation element below. When making pay decisions, the Compensation Committee considers the competitiveness of individual elements of compensation, as well as the aggregate sum of base salary, annual incentives and the expected value of long-term incentives (determined at grant) for an executive officer. Awards are generally prorated if an NEO is promoted during the year, based on the timing of the promotion. The Compensation Committee may also consider salary increase history, past incentive awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards. Under the Annual Incentive Plan and PSU grant, initial awards are determined based upon target values established for each NEO and then adjusted upon comparison of actual performance to pre-established criteria. The Compensation Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance falls below expectations. Final decisions on any major element of compensation, as well as total compensation for executive officers, are made by the Compensation Committee or the Board. Our Compensation Committee is comprised entirely of independent directors, and our Chief Executive Officer and Chief Human Resources Officer do not participate in discussions related to their compensation when presented to the Compensation Committee and the Board.
COMPENSATION COMMITTEE’S POSITION ON COMPENSATION AND EXCESSIVE RISK
In establishing the structure and levels of executive compensation, the Compensation Committee has been mindful of the potential for risk taking by management to achieve certain target or above target incentives. The Compensation Committee has sought to balance fixed and variable compensation, short-term and long-term compensation, the performance metrics used in determining incentive compensation and the level of in-service and post-retirement benefits to mitigate unnecessary or excessive risk taking.
Additionally, the Company has adopted policies and programs that encourage management not to take excessive risks, including:
•the compensation governance process;
•the inclusion of a “cap” on the maximum payouts to any officer;
•stock ownership guidelines for all officers;
•lack of signification cliffs in payout scales;
•the appropriate balance of fixed versus variable and cash versus equity compensation;
•the use of multiple metrics in the respective incentive programs; and
•the potential for incentive compensation to be recouped pursuant to the Company’s comprehensive
Clawback Policy.

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COMPONENTS OF COMPENSATION
BASE SALARY
We pay our NEOs a base salary to provide them with a fixed amount of compensation appropriate to attract and retain key executives and commensurate with the executive’s skill, competencies, experience, contributions and performance, as well as a general review of market compensation. The Compensation Committee reviews base salaries on an annual basis to reflect individual and Company performance, recommends adjustments to the CEO’s and CFO’s salaries to the Board and approves adjustments for other NEOs. Salary adjustments are based on an assessment of the individual executive’s performance and our goal of achieving market parity with the salaries of executives in the competitive market, recognition of promotion or other increases in responsibility, the scope of the executive’s role relative to our other executives and the general economic environment impacting the Company. Our Compensation Committee takes all of these factors into account when making its decisions on base salaries but does not assign any specific weight to any one factor. Mid-year adjustments are considered when there is a significant change in the executive’s role or responsibility to maintain competitiveness in the market.
The Compensation Committee has recommended that any adjustments to salary for an executive officer will depend upon a formal annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each segment of our business that such executive officer oversees, as well as his or her contributions to our overall direction. The results of executive officers’ performance evaluations, as well as their demonstration and support of the Company’s values, including strong ethics, leadership and sound corporate governance, form a part of the basis of the Compensation Committee’s decision to approve, at its discretion, or recommend to the Board for the Chief Executive Officer and Chief Financial Officer, future adjustments in base salaries of our executive officers.

NEO	Fiscal 2025 Base Salary Adjustments ($)	Fiscal 2025 Base Salary ($)	Percentage Change (%)

David J. Wilson	25,000	925,000	3
Gregory P. Rustowicz	15,000	515,000	3
Appal S. Chintapalli	35,000	435,000	9(1)
Alan S. Korman	15,000	465,000	3
Adrienne M. Williams	25,000	400,000	7(1)
Bert A. Brant	10,000	425,000	2
(1)Mr. Chintapalli's and Ms. Williams' fiscal 2025 increases included performance-based merit as well as a market adjustment to more closely align with similarly situated roles as a result of the assessment provided by Meridian.

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ANNUAL INCENTIVE PLAN
An important tenet of our compensation philosophy is the belief that annual cash incentives should be based upon actual performance measured against specified key business and financial metrics. Our Compensation Committee adopts performance measures that are intended to align with market practices of the Peer Group and public companies in general.
The purpose of the Annual Incentive Plan is to attract, motivate, reward and retain highly qualified executives on a competitive basis and provide financial incentives that promote Company success as well as an assessment of the NEO’s individual contributions towards our key strategic initiatives and business unit performance where applicable.
At the beginning of each fiscal year, our Compensation Committee recommends, and our Board approves, the key measures (“Drivers”) for the Annual Incentive Plan. The Annual Incentive Plan focuses on the short-term goals that are most important to our success over the fiscal year and that are generally within the control of the participants. It is the policy and ongoing intention of our Board to establish targeted performance levels for each Driver at the beginning of the fiscal year or the start of the respective performance period. Targeted performance levels are generally set for our Company as a whole, but may also encompass individual business units, groups, divisions, or individual performance levels, as appropriate.
Drivers and targeted performance levels are based on the Board’s assessment of our priorities, outlook, current and projected economic conditions and other pertinent factors and are intended to be challenging, but achievable with significant and effective effort.
The Board reviews audited year-end results to determine whether targeted performance levels have been met prior to paying out awards under the Annual Incentive Plan.
The Board retains discretion to cap, reduce, or eliminate payments under the Annual Incentive Plan. The Board also determines the weighting to be assigned to each Driver. For most Drivers, goals are set at threshold, target and maximum levels. Payouts for these Drivers are determined by multiplying the appropriate weighting by the percentages outlined in the table below; linear interpolation is used to determine percentages when performance falls between levels. The aggregate payout to any NEO may not exceed 200% of target.

Driver Performance Level	Percentage of Target (to be multiplied by weight for each driver)

Maximum Performance Level (or higher)	200%
Target Performance Level	100%
Threshold Performance Level	50%
Below Threshold Performance Level	0%
FISCAL 2025 ANNUAL INCENTIVE PLAN DESIGN
The Annual Incentive Plan for fiscal 2025 was designed to help us focus on increasing profitability while managing our strategic priorities to position the Company for longer-term profitable growth. For fiscal 2025, the mix of metrics for each NEO was as follows:
•37.5% weight on Adjusted EBIT (which we define as operating income adjusted for currency translation, M&A activities and other unusual items) at the consolidated level;
•37.5% weight on Free Cash Flow (which we define as cash flow from operations less capital expenditures); and
•25% weight on Strategic Goals (which for fiscal 2025 focused on operational excellence, customer experience, transformational growth and delivering on our footprint simplification plan).
While the strategic goal categories were the same across all of our NEOs and other executive officers, evaluation against those goals was customized based upon each individual’s contribution to achievement of those goals.

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RESULTS AGAINST FISCAL 2025 ANNUAL INCENTIVE PLAN METRICS
The fiscal 2025 financial targets, performance achieved as a percent of target and the fiscal 2025 payout percentages under each Driver are shown below:

($ in Millions)	Fiscal 2025 Annual Incentive Plan — EBIT and Free Cash Flow

Fiscal 2025 Drivers (April 1, 2024—March 31, 2025)	Threshold ($)	Target ($)	Maximum ($)	Result ($)	Fiscal 2025 Performance % of Target

Adjusted EBIT(1)	101.8	127.3	146.4	101.9	50%
Free Cash Flow	48.0	56.5	65.0	24.2	0%
Strategic Goals (Key Business Objectives)(2)	0% to 200%				98%
(1)Fiscal 2025 Adjusted EBIT was adjusted to eliminate the impact of foreign exchange and certain other one-time items. Fiscal 2025 Adjusted EBIT used in the determination of performance under the fiscal 2025 Annual Incentive Plan was computed as operating income as determined in accordance with GAAP adjusted for each of the adjustments used in the computation of Adjusted EBITDA for fiscal 2025 as set forth in the reconciliation table at the end of this proxy statement under the heading “Reconciliation of Non-GAAP Measures,” other than depreciation and amortization expense.
(2)Strategic Goals percentage payout could range from 0% to 200%. Average NEOs Strategic Goals payout was 98%.
Annual incentive targets, strategic and overall achievement percentages, as well as the overall incentive payment as a percentage of base salary awarded for fiscal 2025, are shown below:

NEO	Annual Incentive Plan Target for Fiscal 2025 (% of Base Salary)	Overall Annual Incentive Plan Rating (% of Target Award1)	Actual Payout Based on Performance Achieved (% of Base Salary)

David J. Wilson	100%	44%	44%
Gregory P. Rustowicz	70%	44%	31%
Appal S. Chintapalli	60%	47%	28%
Alan S. Korman	60%	50%	30%
Adrienne M. Williams	55%	47%	26%
Bert A. Brant	55%	28%	16%
(1)Overall Annual Incentive Plan Ratings were rounded to the nearest whole decimal.

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LONG-TERM INCENTIVE PROGRAM
Awards of equity-based, long-term incentive program compensation to our executive officers are designed to support our business strategy and enhance the alignment of interests of our NEOs and shareholders. All long-term incentive program awards for our NEOs and directors must be approved by the Compensation Committee. The objectives of our long-term incentive program are to:
•link compensation and our long-term performance;
•better align key employees with our business strategies and our shareholders’ interests; and
•provide opportunity for long-term compensation that is competitive with peer companies and sufficient to attract and retain executive talent to effectively manage our business objectives.
In developing target levels for long-term incentive compensation for NEOs in conjunction with our current equity-based compensation strategy, the following factors were considered:
•a competitive analysis;
•the impact of the NEOs’ roles within our Company; and
•the cost and share usage associated with the proposed plan.

NEO	Long-Term Incentive Target for Fiscal 2025 (% of Base Salary)

David J. Wilson	400%
Gregory P. Rustowicz	165%
Appal S. Chintapalli	130%
Alan S. Korman	130%
Adrienne M. Williams	110%
Bert A. Brant	130%
In fiscal 2025, the target long-term incentive mix for our NEOs consisted of PSUs (one-half of target value - 50%), time-based restricted stock units (“RSUs”) (one-quarter of target value - 25%), and non-qualified stock options (one-quarter of target value - 25%). Dollar values are converted to share numbers based on an estimate of expected value at initial grant.
The following tables summarize the equity granted as part of the NEOs’ annual compensation for fiscal 2025:

NEO	Target Number of PSUs (#)	Options Granted (#)	RSUs Granted (#)

David J. Wilson	53,209	53,999	21,396
Gregory P. Rustowicz	12,220	12,402	4,914
Appal S. Chintapalli	8,133	8,254	3,271
Alan S. Korman	8,694	8,823	3,496
Adrienne M. Williams	6,328	6,422	2,545
Bert A. Brant	7,946	8,064	3,195
Grant represents target number of PSUs for fiscal 2025, granted on July 22, 2024.

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PSUs
Grants of PSUs are made annually, with vesting dependent upon performance achieved against the relevant performance target. With respect to the PSUs that were granted to the NEOs in fiscal 2025, vesting of these PSUs will occur on the third anniversary of the date of grant based upon the Company’s sales growth and EBITDA margin improvement performance in fiscals 2025 through 2027. The sales growth and EBITDA margin improvement goals are equally weighted at 50%. Goals are set at the beginning of the three-year performance period and measured both annually and cumulatively (25% weight on each of the annual measurement periods and 25% weight on the cumulative measurement period), with the fully earned awards paid at the end of fiscal 2027.
In establishing the threshold, target and maximum performance level for each performance measure, our Compensation Committee established goals intended to drive top quartile financial performance evaluated with guidance and advice from Meridian, our independent compensation consultant. These performance goals were established in early fiscal 2025, prior to significant changes in the macroeconomic environment in the second half of fiscal 2025, which impacted our results in fiscal 2025. Notably, our Compensation Committee did not make any adjustments to the 2025 performance goals notwithstanding this challenging environment.
The PSUs granted in fiscal 2025, which are reflected in the Outstanding Equity Awards at Fiscal Year-End table contained in this proxy statement, are subject to vesting based on the performance and payout relationship as illustrated in the table below:

Driver Performance Level	Sales Growth	EBITDA Margin Improvement	Percentage of Award(1)

Maximum	9%	80 bps	200%
Target	5%	50 bps	100%
Threshold	1%	0 bps	50%
Threshold not achieved			—%
(1)Award will be interpolated based upon achievement between Driver performance levels.
VESTING OF FISCAL 2023 PSUs
As discussed in prior proxy statements, during fiscal 2023, the Company’s long-term incentive program for NEOs included awards of PSUs that vested at the end of fiscal 2025 based upon Company’s return on invested capital (“ROIC”) performance in fiscal 2025 as measured against ROIC performance targets for fiscal 2025. The long-term incentive program goals for the vesting of the PSU granted in fiscal 2023 was as follows: 0% of the PSUs were to vest for performance below threshold performance of ROIC of 5.5% for fiscal 2025, 50% of the target PSUs were to vest at threshold performance of ROIC of 5.5% for fiscal 2025, 100% of the target PSUs were to vest at the target performance of ROIC of 8.5% for fiscal 2025, and 200% of the target PSUs were to vest at or above maximum performance of ROIC of 10.0% for fiscal 2025, with interpolation based upon achievement between these levels. At its meeting in May 2025, the Compensation Committee certified that the ROIC for fiscal 2025 was 5.8%, resulting in 63.3% of the target number of PSUs vesting. The vesting date for this award occurred during fiscal 2026, and as such, the shares of common stock resulting from the vesting of such PSUs do not appear in the “Option Exercises and Stock Vested” table below.
RSUs
RSUs are designed to support executive retention and share ownership. In order to support retention and align executives with our stock performance over a longer horizon, RSUs vest 33% annually over the first through third anniversary from the grant date of awards. Dividends are reinvested during the vesting period and paid in additional shares once earned.

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STOCK OPTIONS
Stock options are included to align management and shareholder interests by encouraging decisions and actions that result in long-term stock appreciation and ownership interest for management. To support retention and align executives with our stock performance over a longer horizon, grants generally vest 33% per year commencing on the first anniversary of the grant date and remain exercisable for 10 years from the date of grant.
The exercise price for any stock option is equal to the fair market value on the date of grant, which is an average of the high and low price of a share of our common stock on the date of grant. The date of grant is the date of the Board meeting at which the option award is approved.
OTHER BENEFITS
HEALTH AND WELFARE BENEFITS
Our NEOs are eligible to participate in our health and welfare plans on the same terms offered to all of our full-time, salaried employees. The health and welfare plans are designed to provide financial protection and promote a healthy lifestyle for our employees and their families.
RETIREMENT AND DEFERRED COMPENSATION
Retirement benefits provided to eligible U.S.-based NEOs are the same as those provided to our other full-time, salaried, U.S.-based employees. Retirement programs are designed to provide a competitive benefit to employees while allowing the Company to manage costs.
Our 401(k) is a Safe Harbor 401(k) retirement savings plan covering non-union U.S.-based employees.
Employees may contribute 100% of eligible annual cash compensation, subject to limits set by the Internal Revenue Code. The match is standard for all non-union, U.S-based employees, with 100% of the first 4% matched and all employees receiving a core contribution of 2% of eligible wages.
EMPLOYEE STOCK OWNERSHIP PLAN
We maintain an Employee Stock Ownership Plan (“ESOP”) for the benefit of our U.S.-based, non-union employees, including our U.S.-based NEOs. The purpose of the ESOP is to encourage and enable our eligible partners to acquire a proprietary interest in us through the ownership of our common stock.
The ESOP is considered a retirement benefit by the Company, in conjunction with its 401(k) retirement savings plans. Effective January 1, 2012, the ESOP was closed to new participants. The final ESOP allocation was made on March 31, 2015. All participants are 100% vested and no future contributions will be made to the ESOP.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
We maintain a non-qualified deferred compensation plan (the “NQDC Plan”) under which eligible participants (including our Directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation. The NQDC Plan offers a Company match and core contributions consistent with the benefits each individual is eligible for in our qualified 401(k) plan for excess contributions above the statutory limit. Employees may defer up to 75% of their base salary and up to 100% of annual short-term incentive cash compensation. Directors are permitted to defer up to 100% of their annual cash retainer amount. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.
PERQUISITES
During fiscal 2025, we provided our NEOs with limited perquisites, including wellness exams and financial planning reimbursement. We provide these limited perquisites to ensure our compensation program remains competitive with companies for which we compete for talent.

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SEVERANCE
With the exception of Mr. Wilson, the Company has no employment agreements with its NEOs but does provide the NEOs with eligibility for severance benefits under our executive severance plan (the “Executive Severance Plan”) upon delivery of an acceptable release of legal claims. The Compensation Committee and our Board believe the severance benefits offered under Mr. Wilson’s employment agreement and in the Executive Severance Plan aid in attracting and retaining experienced executives and reflect fair compensation in the event of a qualifying termination.
The Executive Severance Plan applies to our NEOs. Upon an eligible termination of employment, the plan provides: (i) cash payment of one times (1x) the NEO’s annual base salary in effect on the termination date; (ii) long-term incentive awards to be treated in the same manner as would occur upon the occurrence of a “Retirement” under the relevant equity award agreement and long-term incentive plan under which the equity awards were issued, health and welfare benefits at the active employee rate for one year; and (iii) outplacement services not to exceed $15,000.
CHANGE-IN-CONTROL AGREEMENTS
We have entered into change-in-control agreements with our NEOs and other officers. The intent of these agreements is to provide officers with financial security in the event of a change in control to facilitate a transaction which may benefit shareholders but result in job loss to executives. The change-in-control agreements provide for an initial term of one-year, which, absent delivery of notice of termination, is automatically renewed annually for an additional one-year term.
Generally, each of the NEOs is entitled to receive, upon termination of employment without cause by the Company within six months preceding or 24 months after a change in control of our Company, or in the case an NEO terminates his or her employment for good reason within six months preceding or 24 months after a change in control of our Company, (i) a lump sum severance payment up to three times the sum of (a) his or her annual salary and (b) the greater of (1) the annual target incentive under the Annual Incentive Plan in effect on the date of termination and (2) the annual target incentive under the Annual Incentive Plan in effect immediately prior to the change in control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the Company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which he or she would have accrued under our tax-qualified retirement plans had he or she continued to be employed by us for three additional years,(iv) unless otherwise provided in an equity award agreement, all options, RSUs and PSUs become fully vested and (v) certain other specified payments. The events that trigger a change in control under these agreements include (i) the acquisition of 20% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of our Board, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of our assets and (v) the approval by our shareholders of a plan of dissolution or liquidation. For purposes of the change-in control agreements, good reason is defined to include (i) a material diminution in position, duties, responsibilities or status as in effect preceding the change in control, (ii) material reduction in annual base salary as in effect on the date of the change in control, (iii) required relocation, (iv) failure by the Company to pay any then-current compensation within specified periods and (v) certain failures by the Company to comply with employment termination procedures.
OTHER MATTERS
TAX AND ACCOUNTING CONSIDERATIONS
We generally do not consider accounting and tax issues in setting compensation levels or in establishing the particular elements of compensation.
RISK ASSESSMENT
At the Compensation Committee’s request, Meridian provided an independent risk assessment of our compensation policies and programs. The assessment found that our executive and broad-based compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed the results and does not believe that our executive and non-executive compensation programs encourage excessive or unnecessary risk taking, and any risk inherent in our compensation programs is unlikely to have a material adverse effect on us.

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PROHIBITION ON HEDGING AND PLEDGING
In connection with our listing on Nasdaq, we adopted an Insider Trading Pre-Clearance and Blackout Policy pursuant to which, among other things, our directors, officers and employees, and their respective family members and controlled entities, are prohibited from (i) engaging in speculative transactions (including short sales and puts or calls), (ii) hedging of Columbus McKinnon securities (including through the purchase of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds), and (iii) holding securities in a margin account or otherwise pledging Columbus McKinnon securities as collateral for a loan.
BERT BRANT RETIREMENT MATTERS
In connection with his pending retirement and in order to allow for an orderly transition of his responsibilities, on February 3, 2025, the Company and Mr. Brant entered into a retirement agreement and release, under which the parties (i) agreed that Mr. Brant would continue his employment with the Company through his retirement date of February 28, 2025, including assisting with the transition of his duties and responsibilities during such period, at his regular base salary, (ii) agreed that Mr. Brant would remain eligible for potential receipt of a payout under the Annual Incentive Plan for fiscal 2025, (iii) acknowledged and confirmed that Mr. Brant’s outstanding equity awards would vest and, if applicable, remain eligible for exercise as provided for under the standard rules for an employee retirement set forth in the 2016 LTIP, (iv) agreed that Mr. Brant would eligible for coverage under the Company’s group health plan pursuant to COBRA, for which the Company would, if such COBRA coverage was elected, pay the premiums on behalf of Mr. Brant and his eligible dependents for a period of twelve months and (v) receive payment for accrued, but unused, vacation as provided for under the Company’s standard U.S vacation policy. In addition, pursuant to this agreement, Mr. Brant agreed to an ongoing non-disparagement covenant, a non-solicitation covenant that runs for a period of one year after his retirement date and a non-competition covenant that runs for a period of six months after his retirement date, in each case in favor of the Company, and a standard general release of any and all claims that he may have had against the Company.
STOCK OWNERSHIP REQUIREMENTS
We have adopted stock ownership guidelines applicable to our NEOs, other officers and Directors to create alignment between our officers and Directors and our long-term performance, as well as to minimize excess risk taking that might lead to short-term returns at the expense of long-term value creation. The stock ownership guidelines were established at the following levels:

Title	Ownership Level	Retention Requirement

Chief Executive Officer	5x annual base salary	50%
Chief Financial Officer	4x annual base salary	50%
Other NEOs and Officers(1)	3x annual base salary	50%
Other Non-Executive Officers (2)	2x annual base salary	40%
Independent Directors	5x annual cash retainer amount within 5 years
(1)Messrs, Chintapalli, Korman and Brant, and Ms. Williams are each included within the category of Other NEOs and Officers.
(2)Other non-Executive Officers include the Vice President Controller and Vice President Investor Relations & Treasurer.
DIRECTOR STOCK OWNERSHIP GUIDELINES
Our General Corporate Governance Policy contains guidelines whereby all directors are required to beneficially own 5 times their annual cash retainer amount within five years of joining the Board. Any stock awards granted to a director pursuant to the 2016 LTIP or any successor plan, are included in determining the number of shares owned by such Director for these purposes. Deferred stock is included in our ownership guidelines. All Directors were in compliance with these guidelines as of March 31, 2025.

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OFFICER STOCK OWNERSHIP GUIDELINES
Consistent with our objective of aligning management’s interests with shareholders, we have established stock ownership requirements for all corporate and operating officers of the Company to maintain or accumulate minimum ownership levels of the Company’s common stock. Officers are required to retain a portion of the common stock received upon equity compensation award vesting or exercise of stock options. The portion of the common stock that each officer must continue to hold is described in the table above as the "retention requirement" which is applied to the after-tax shares received by the officer. If the value of stock held by an officer exceeds a specified multiple of base salary, then such officer is no longer subject to the retention requirement with respect to additional after-tax common shares received by the officer. In determining ownership levels, we only include common stock owned outright by the officer, unvested time-based restricted stock and RSUs and common stock owned by the officer through our retirement plans. Excluded from the ownership guideline calculation are unexercised stock options (whether in-the-money or not) and unearned performance-based equity, such as PSUs. Each NEO is currently subject to the retention requirement.
CLAWBACK POLICY
In fiscal 2024, we adopted our Clawback Policy pursuant to the Nasdaq Listing Rules that implemented the clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended (the “Dodd-Frank Act”). Under the Clawback Policy, in the event of a restatement of our financial statements due to noncompliance with any financial reporting requirement under the securities laws, our Compensation Committee must clawback any incentive compensation received by the executives that is in excess of the incentive compensation that would have been received had such noncompliance not occurred. The Clawback Policy also provides that in the event of an executive’s misconduct, including a violation of a confidentiality, non-solicitation, non-competition, or a similar restrictive covenant between the Company and the executive, or willful fraud that causes harm to the Company, our Compensation Committee may clawback any outstanding incentive compensation and any incentive compensation granted to, earned by, or paid to the executive. Incentive compensation includes annual bonuses, short- and long-term cash, equity and, equity-based incentive awards, in each case, whether vesting on the basis of time, performance, or a combination thereof.

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2025 Proxy Statement

REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee of the Board recommends the compensation for our President and Chief Executive Officer and Chief Financial Officer to the full Board for approval and approves the compensation for our other executive officers. The Compensation Committee is composed entirely of Directors who are neither executive officers nor employees (“associates”) of our Company. In addition, the Compensation Committee recommends grants under the Columbus McKinnon Corporation Second Amended and Restated 2016 Long-Term Incentive Plan and oversees the administration of other compensation plans and programs.
The Compensation Committee has reviewed the Compensation Discussion and Analysis and has discussed it with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
•Jeanne Beliveau-Dunn, Chair
•Aziz S. Aghili
•Kathryn V. Bohl
•Gerald G. Colella
May 18, 2025

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EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table sets forth the cash compensation, as well as certain other compensation paid or earned during the fiscal years ended March 31, 2025, 2024 and 2023, by each of our NEOs:

NEO, Name & Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Non-Qualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)

David J. Wilson, President and Chief Executive Officer	2025	919,157	—	2,984,956	925,003	405,381	9,951	81,490	5,325,938
	2024	888,462	—	2,370,823	1,125,005	819,675	5,491	589,794	5,799,250
	2023	835,393	200,000	1,824,379	991,668	882,640	2,900	236,912	4,973,892
Gregory P. Rustowicz, EVP and Chief Financial Officer	2025	511,494	—	685,535	212,446	157,989	10,636	56,672	1,634,772
	2024	494,231	—	579,574	275,006	314,388	6,331	321,455	1,990,985
	2023	496,157	200,000	466,053	253,334	345,268	4,499	131,439	1,896,750
Appal S. Chintapalli, President, EMEA and APAC(8)	2025	426,820	—	456,279	141,391	122,866	553	560,654	1,708,563
Alan S. Korman, SVP, General Counsel, Corp. Development and Secretary	2025	461,494	—	487,724	151,138	139,709	2,478	25,847	1,268,390
	2024	444,231	—	411,013	195,001	245,903	3,214	10,874	1,310,236
	2023	413,314	—	338,822	184,177	242,726	5,314	22,563	1,206,916
Adrienne M. Williams, SVP and Chief Human Resources Officer(8)	2025	394,157	—	355,012	110,009	103,565	5,977	41,293	1,010,013
Bert A. Brant, SVP, Global Operations(9)	2025	418,436	—	445,752	138,136	66,210	85,646	28,333	1,182,513
	2024	411,538	—	379,042	179,837	205,026	44,353	25,907	1,245,703
	2023	394,157	—	318,938	173,342	217,448	22,998	24,697	1,151,580

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(1)For Mr. Brant, the amount presented in "All Other Compensation" for fiscal 2025 includes $29,969 for his vacation balance paid upon retirement.
(2)For Messrs. Wilson and Rustowicz, the amount presented in the bonus column for fiscal year 2023 represents a one-time bonus in the amount of $200,000 related to the headquarters relocation to Charlotte, NC.
(3)The amounts shown in this column reflect the aggregate grant date fair value for RSUs and PSUs granted in the fiscal year indicated under the 2016 LTIP. The grant date fair value for each RSU and PSU is equal to the market price of our common stock on the date of grant. PSUs are recognized as a compensation expense based upon their grant date fair value and to the extent it is probable that the performance conditions will be met. The assumptions used in valuing the PSUs granted in fiscal 2023, 2024 and 2025 are described in Note 15 to our consolidated financial statements included in our 2025 10-K.
(4)The amounts shown in this column reflect the aggregate grant date fair value for non-qualified stock options to purchase our common stock granted in the fiscal year indicated under the 2016 LTIP. A Black-Scholes valuation approach has been chosen for these calculations. The assumptions used in valuing these grants for fiscal 2023, 2024 and 2025 are described in Note 15 to our consolidated financial statements included in the 2025 10-K. For fiscal 2025, the weighted-average assumptions used in calculating the grant date fair value of the stock options granted in fiscal 2025 reported in the option awards column are the following: (i) risk-free interest rate of 4.76%, (ii) expected life of 5.5 years, (iii) volatility factor of 0.342 and (iv) dividend yield of 0.62%.
(5)Represents amounts earned under the Annual Incentive Plan.
(6)Represents the Company-sponsored NQDC Plan under which eligible participants may elect to defer a portion of their cash compensation. Participation is detailed in the Non-Qualified Deferred Contribution Plan table below. For Messrs. Wilson, Rustowicz, Chintapalli, Korman and Brant, and Ms. Williams the amounts presented in fiscal 2025 of $9,551, $10,636, $553, $2,478, $85,646 and $5,977, respectively, represent above-market earnings under the NQDC Plan.
(7)For Messrs. Wilson, Rustowicz, Chintapalli, Korman and Brant and Ms. Williams, the amount presented in the "All Other Compensation" column above for fiscal 2025 include $50,444, $20,607, $5,882, $7,168, $5,600 and $13,184, respectively, that the Company has contributed on behalf of such individual under the NQDC Plan. For additional information, see “—Non-Qualified Deferred Compensation” above. For Messrs. Wilson, Rustowicz, Chintapalli, Korman and Brant and Ms. Williams, the amount presented in the "All Other Compensation" column above for fiscal 2025 include $21,046, $20,908, $11,692, $15,554, $19,858 and $21,046, respectively, that the Company has contributed on behalf of such individual under the 401(k) Plan. For additional information, see “—Retirement and Deferred Compensation” above. For Messrs. Wilson, Rustowicz, Chintapalli, Korman and Brant and Ms. Williams, the amount presented in the "All Other Compensation" column above for fiscal 2025 include reimbursement under our executive financial planning policy in the amounts of $10,000, $10,000, $10,000, $3,125, $2,875 and $7,063, respectively. For Mr. Chintapalli, the amount presented in the "All Other Compensation" column above for fiscal 2025 includes $320,615, $76,253, $34,098, $30,723, $25,570, $17,470, $15,240, $7,110 and $6,000 for host country tax equalization payment amount, cost-of-living adjustment, child tuition reimbursement, housing allowance, relocation costs, automobile allowance, tax gross-up on imputed income, tax return preparation reimbursement and home trips expense reimbursement, respectively, in connection with his expat assignment on behalf of the Company in Germany. Mr. Rustowicz received a relocation payment in the amount of $5,157 in fiscal 2025.
(8)Mr. Chintapalli and Ms. Williams were not NEOs in fiscal 2024 or 2023, and therefore their compensation is not reported for those fiscal years.
(9)Mr. Brant has retired from the Company effective February 28, 2025.

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GRANTS OF PLAN-BASED AWARDS
The following table sets forth information with respect to plan-based awards granted in fiscal 2025 to the NEOs in the Summary Compensation Table, including awards under the Annual Incentive Plan and equity awards of stock options, PSUs and RSUs:

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	All Other Option Awards: Number of Securities Underlying Options (#)(7)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David J. Wilson		462,500	925,000	1,850,000
	7/22/2024				26,604	53,209	106,418				2,005,447
	5/20/2024							21,396			979,509
	5/20/2024	—							53,999	45.34	925,003
Gregory P. Rustowicz		180,250	360,500	721,000
	7/22/2024				6,110	12,220	24,440				460,572
	5/20/2024							4,914			224,963
	5/20/2024								12,402	45.34	212,446
Appal S. Chintapalli		130,500	261,000	522,000
	7/22/2024				4,066	8,133	16,266				306,533
	5/20/2024							3,271			149,746
	5/20/2024								8,254	45.34	141,391
Alan S. Korman		139,500	279,000	558,000
	7/22/2024				4,347	8,694	17,388				327,677
	5/20/2024							3,496			160,047
	5/20/2024								8,823	45.34	151,138
Adrienne M. Williams		110,000	220,000	440,000
	7/22/2024				3,164	6,328	12,656				238,502
	5/20/2024							2,545			116,510
	5/20/2024								6,422	45.34	110,009
Bert A. Brant		116,875	233,750	467,500
	7/22/2024				3,973	7,946	15,892				299,485
	5/20/2024							3,195			146,267
	5/20/2024								8,064	45.34	138,136
(1)The grant date is the date on which the relevant equity awards listed were approved by our Board.
(2)Represents the potential payout range under the Annual Incentive Plan for fiscal 2025 discussed above. The final fiscal 2025 payout can be found in the Summary Compensation Table set forth above in the column entitled “Non-Equity Incentive Plan Compensation.”
(3)Represents the potential payout range related to PSUs awarded to NEOs on the grant date, subject to achievement of sales growth and Adjusted EBITDA margin improvement performance targets for fiscal 2027 as described in the Compensation Discussion and Analysis section of this proxy statement above. Each PSU will be settled in a share of our common stock.
(4)Represents per-share exercise price of the options and is equal to the average of the high and low price on the grant date.
(5)Amounts in this column reflect the aggregate grant date fair value of the equity awards. The grant date fair value for each PSU and RSU is equal to the closing price of our common stock on the date of grant. A Black-Scholes valuation approach has been utilized for valuing the options. For additional information on the assumptions used in valuing these awards, see footnotes 2 and 3 to the summary compensation table set forth above.

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(6)Represents RSUs granted under the fiscal 2025 long-term incentive program, which vest at a rate of 33% per year beginning one year from the date of grant, except that RSUs may vest earlier in the event of death, disability, retirement, or change in control.
(7)Represents the number of shares of common stock underlying options awarded to the NEOs on the grant date. The options vest at a rate of 33% per year, beginning one year from the date of grant, except options that may vest earlier in the event of death, disability, retirement, or change in control. They expire 10 years from the date of grant, or earlier in the event of death, disability, or retirement. The weighted average grant date fair value of option awards granted on May 20, 2024, is $17.13 per share based on the Black-Scholes valuation.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information with respect to the NEOs named in the Summary Compensation Table relating to (i) unexercised stock options and (ii) PSUs and RSUs that have not vested and are outstanding as of March 31, 2025.

	Option Awards							RSU Awards			PSU Awards

NEO	Number of Securities Underlying Unexercised Options Exercisable		Option Awards Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested as of 3/31/2025 ($)(18)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested as of 3/31/2025 ($)(18)

David J. Wilson
	62,112	(6)				30.29	5/18/2030	9,205	(12)	155,841	27,617	(15)	467,556
	44,217	(7)				54.26	5/17/2031	21,604	(13)	365,756	32,406	(16)	548,634
	62,606	(9)	31,302	(9)		33.12	5/16/2032	21,396	(14)	362,234	53,209	(17)	900,828
	28,958	(10)	57,915	(10)		36.16	5/22/2033
			53,999	(11)		45.34	5/20/2034
Gregory P. Rustowicz
	28,333	(1)				15.16	5/23/2026	2,351	(12)	39,802	7,055	(15)	119,441
	19,500	(2)				24.33	5/22/2027	5,281	(13)	89,407	7,922	(16)	134,119
	11,897	(3)				38.70	5/22/2028	4,914	(14)	83,194	12,220	(17)	206,885
	13,422	(4)				35.16	5/20/2029
	20,667	(5)				25.52	5/18/2030
	16,096	(7)				54.26	5/17/2031
	15,994	(9)	7,996	(9)		33.12	5/16/2032
	7,079	(10)	14,157	(10)		36.16	5/22/2033
			12,402	(11)		45.34	5/20/2034
Appal S. Chintapalli
	4,443	(4)				35.16	5/20/2029	1276	(12)	21,603	3,830	(15)	64842
	6,841	(5)				25.52	5/18/2030	3,328	(13)	56,343	4,993	(16)	84,531
	7,508	(7)				54.26	5/17/2031	3,271	(14)	55,378	8,133	(17)	137,692
	8,681	(9)	4,340	(9)		33.12	5/16/2032
	4,462	(10)	8923	(10)		36.16	5/22/2033
			8,254	(11)		45.34	5/20/2034
Alan S. Korman
	16,140	(1)				15.16	5/23/2026	1,709	(12)	28,933	5,129	(15)	86,834
	12,138	(2)				24.33	5/22/2027	3,745	(13)	63,403	5,618	(16)	95,113
	7,542	(3)				38.70	5/22/2028	3,496	(14)	59,187	8,694	(17)	147,189
	8,674	(4)				35.16	5/20/2029
	13,357	(5)				25.52	5/18/2030
	11,205	(7)				54.26	5/17/2031
	11,628	(9)	5,813	(9)		33.12	5/16/2032
	5020	(10)	10,038	(10)		36.16	5/22/2033
			8,823	(11)		45.34	5/20/2034

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	Option Awards							RSU Awards			PSU Awards

NEO	Number of Securities Underlying Unexercised Options Exercisable		Option Awards Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested as of 3/31/2025 ($)(18)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested as of 3/31/2025 ($)(18)

Adrienne M. Williams
	6,365	(8)				49.36	47,985	1,083	(12)	18,335	3,249	(15)	55,006
	7,366	(9)	3,682	(9)		33.12	48,350	2,640	(13)	44695	3,961	(16)	67,060
	3,540	(10)	7,078	(10)		36.16	48,721	2,545	(14)	43087	6,328	(17)	107,133
			6,422	(11)		45.34	49,084
Bert A. Brant
	7,743	(3)				38.70	5/22/2028				4,828	(15)	81,738
	8,736	(4)				35.16	5/20/2029				5,181	(16)	87,714
	13,451	(5)				25.52	5/18/2030				7,946	(17)	134,526
	11,225	(7)				54.26	5/17/2031
	10,944	(9)	5,471	(9)		33.12	5/16/2032
	4,629	(10)	9,258	(10)		36.16	5/22/2033
			8,064	(11)		45.34	2/28/2030
(1)These options were granted May 23, 2016 and vest 25% per year beginning May 23, 2017.
(2)These options were granted May 22, 2017 and vest 25% per year beginning May 22, 2018.
(3)These options were granted May 22, 2018 and vest 25% per year beginning May 22, 2019.
(4)These options were granted May 20, 2019 and vest 25% per year beginning May 20, 2020.
(5)These options were granted May 18, 2020 and vest 33% per year beginning May 18, 2021.
(6)These options were granted June 1, 2020 and vest 33% per year beginning May 18, 2021.
(7)These options were granted May 17, 2021 and vest 33% per year beginning May 17, 2022.
(8)These options were granted June 14, 2021 and vest 33% per year beginning May 17, 2022.
(9)These options were granted May 16, 2022 and vest 33% per year beginning May 16, 2023.
(10)These options were granted May 22, 2023 and vest 33% per year beginning May 22, 2024.
(11)These options were granted May 20, 2024 and vest 33% per year beginning May 20, 2025.
(12)These RSUs were granted May 16, 2022 and vest 33% per year beginning May 16, 2023.
(13)These RSUs were granted May 22, 2023 and vest 33% per year beginning May 22, 2024.
(14)These RSUs were granted May 20, 2024 and vest 33% per year beginning May 20, 2025.
(15)These PSUs were granted May 16, 2022 and vest 100% on May 16, 2025, based on the ROIC for the fiscal year ended March 31, 2025.
(16)These PSUs were granted May 22, 2023 and vest 100% on May 22, 2026, based on the ROIC for the fiscal year ending March  31, 2026.
(17)These PSUs were granted July 22, 2024 and vest 100% on May 20, 2027, based on sales growth and Adjusted EBITDA margin improvement for the three fiscal year period ending March 31, 2027.
(18)The stock price used to determine the value of the shares or units unvested at March 31, 2025, is $16.93 per share, which was the closing price of the Company's common stock on March 31, 2025.

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OPTIONS EXERCISES AND STOCK VESTED
The following table sets forth information with respect to the NEOs named in the Summary Compensation Table relating to the exercise of stock options and the vesting of PSUs and RSUs in fiscal 2025:

	Stock Awards

NEO	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

David J. Wilson	32,661	1,465,159
Gregory P. Rustowicz	9,574	429,350
Appal S. Chintapalli	5,084	228,029
Alan S. Korman	6,774	303,794
Adrienne M. Williams	3,995	179,204
Bert A. Brant	14,628	434,278
(1)Represents the average of the high and low market price of our common stock on the vesting date as quoted on Nasdaq multiplied by the number of shares acquired.
PENSION BENEFITS
The CMCO Pension Plan is a non-contributory, qualified defined benefit plan, which provides certain NEOs with retirement benefits. As defined in the CMCO Pension Plan, a participant’s annual pension benefit at age 65 is equal to the product of (i) 1% of the participant’s final average earnings, as calculated by the terms of the CMCO Pension Plan, plus 0.5% of that part, if any, of final average earnings in excess of such participant’s “social security covered compensation,” as such term is defined in the CMCO Pension Plan, multiplied by (ii) such participant’s years of credited service, limited to 35 years. CMCO Pension Plan benefits are not subject to reduction for social security benefits.
New entrants to the CMCO Pension Plan were frozen in 2012 and new contributions were frozen in 2017. In May 2023, we announced our intention to offer participants the ability to accept a lump sum payment in satisfaction of their pension benefits or, if such lump sum payment was not accepted, the Company would purchase an annuity for the remaining obligation for the existing pension liability under the CMCO Pension Plan. In September 2024, we purchased annuities for all remaining pension obligations under the CMCO Pension Plan. After the completion of the lump sum payments in 2023, none of our current NEOs participate in the CMCO Pension Plan.

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NON-QUALIFIED DEFERRED COMPENSATION
The Company maintains the NQDC Plan under which eligible participants (including our Directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements. For more information about our retirement program, see “Other Potential Post-Employment Payments” in this proxy statement.

Executive Officer	Executive Contributions in fiscal 2025	Company Contributions in fiscal 2025(1)	Aggregate earnings in fiscal 2025	Aggregate withdrawals / distributions	Aggregate balance at 3/31/2025

David J. Wilson	22,700	50,444	26,709	—	333,029
Gregory P. Rustowicz	19,371	20,607	20,646	39,284	230,024
Appal S. Chintapalli	—	5,882	1,574	—	21,839
Alan S. Korman	—	7,168	5,286	—	75,506
Adrienne M. Williams	89,845	13,184	12,839	—	276,188
Bert A. Brant	198,461	5,600	199,523	432,812	1,344,656
(1)This column represents the Company’s matching contributions made under the NQDC Plan in fiscal 2025. These amounts are reflected in the "All-Other Compensation" column of the Summary Compensation Table set forth above.
Under the NQDC Plan, eligible participants, including our Directors and U.S.-based NEOs, may elect to defer cash compensation. Eligible employees may elect to defer up to 100% of any annual bonus and either (i) up to 75% of their base salary and any commission, or (ii) up to 75% of their base salary and any commission that is in excess of the compensation limit in effect under Section 401(a)(17) of the Internal Revenue Code (“Section 401(a)(17)”) for the relevant plan year ($345,000 for 2024). Directors may elect to defer up to 100% of their annual cash retainer amount. The Company makes (i) a matching contribution equal to 100% of the first 4% of eligible compensation deferred by a participant (other than a non-employee director) that is in excess of the Section 401(a)(17) compensation limit and (ii) a non-elective contribution equal to 2% of the participant’s eligible compensation that is in excess of the Section 401(a)(17) compensation limit. Participants’ NQDC Plan accounts are adjusted for gains and losses based on investment directions provided by participants. Participants may elect to receive payment of their NQDC Plan benefit upon a specified date, separation from service, disability or death, and in the form of a lump sum or monthly installments over 1-10 years, except that, upon a change in control, a participant’s vested benefit will automatically be paid in a lump sum. Participants may also withdraw amounts due to an unforeseeable emergency in accordance with Section 409A of the Internal Revenue Code.

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OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
It is our policy to provide severance benefits to each of our U.S.-based, full-time salaried employees and hourly employees not covered by a collective bargaining agreement who involuntarily lose their positions without cause. Eligible employees who sign a release generally receive one week of base salary at the rate then in effect for each full year of continuous service (with any fractions being rounded up). The following table sets forth the gross amount each NEO would receive under various termination scenarios described above using the following assumptions:
•Termination of employment on March 31, 2025; and
•Exercise of all options and vesting of all RSUs based on the closing market price of $16.93 per share of our common stock on March 31, 2025.

NEO	Voluntary Termination ($)		Retirement ($)		Involuntary Termination ($)		Termination in Connection with Change in control ($)		Death ($)		Change in Control Only

David J. Wilson (7)	376,431	(1)	1,789,147	(2)	4,497,620	(3)	6,074,273	(4)	2,289,147	(5)	—	(6)
Gregory P. Rustowicz	1,047,254	(1)	1,462,613	(2)	1,185,908	(3)	4,268,415	(4)	1,962,613	(5)	—	(6)
Appal S. Chintapalli	306,894	(1)	584,060	(2)	365,452	(3)	2,838,294	(4)	1,019,060	(5)	—	(6)
Alan S. Korman	211,234	(1)	534,771	(2)	346,369	(3)	2,940,092	(4)	999,771	(5)	—	(6)
Adrienne M. Williams	192,691	(1)	417,932	(2)	223,460	(3)	2,393,013	(4)	817,932	(5)	—	(6)
Bert A. Brant(8)	421,696	(1)	519,260	(2)	487,081	(3)	2,615,903	(4)	944,260	(5)	—	(6)
(1)Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of each such NEO’s 401(k) Plan account, (iv) any vested benefits under the CMCO Pension Plan, as applicable and (v) any vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.
(2)Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of each such NEO’s 401(k) Plan account, (iv) any vested benefits under the CMCO Pension Plan, as applicable, (v) any vested benefits under our ESOP, (vi) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or RSUs and performance shares or RSUs which become fully vested and (vii) awards under the Annual Incentive Plan earned in fiscal 2025. In addition, each NEO would be entitled to receive accrued salary through the date of termination.
(3)Includes (i) severance, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of each such NEO’s 401(k) Plan account, (v) any vested benefits under the CMCO Pension Plan, as applicable and (vi) any vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.
(4)Includes (i) termination payments under the change-in-control agreements (up to the maximum permitted), (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of each such NEO’s 401(k) Plan account, (v) any vested benefits under the CMCO Pension Plan, as applicable, (vi) any vested benefits under our ESOP and (vii) awards under the Annual Incentive Plan earned in fiscal 2025. Termination payments under the change-in-control agreements include (i) a lump sum severance payment equal to three times the sum of (a) annual salary and (b) the greater of (1) the annual target bonus under the Annual Incentive Plan in effect on the date of termination or (2) the annual target bonus under the Annual Incentive Plan in effect immediately prior to the change-in-control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the Company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which would have accrued under our tax-qualified retirement plans had each such NEO’s continued to be employed by us for three additional years, unless otherwise provided in an equity award agreement, the value of all options, restricted shares or RSUs and earned performance shares or RSUs for which the vesting period has not been completed which become fully vested. For purposes of this calculation, we have also assumed that any PSUs for which the performance period has not yet been completed and, as a result, remain unearned will be assumed by the successor entity, and therefore are not included as part of the figure shown above. In addition, each NEO would be entitled to receive accrued salary through the date of termination
(5)Includes (i) Company provided group term life insurance benefits, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of each such NEO’s 401(k) Plan account, (v) any vested benefits under the CMCO Pension Plan, as applicable, (vi) any vested benefits under our ESOP, (vii) unless otherwise provided in an equity award agreement, the value of all stock options not previously vested, restricted shares or RSUs and performance shares or PSUs, which become fully vested and (viii) awards under the Annual Incentive Plan earned in fiscal 2025. In addition, accrued salary through the date of termination would be paid out.
(6)No payments or awards are provided unless restricted shares, RSUs, PSUs and options held by the NEOs are not assumed by the successor entity. In the event that the successor entity does not assume the restricted shares, RSUs, PSUs and options, all restricted shares, options, RSUs, earned PSUs for which the vesting period has not been completed and unearned PSUs (which would become earned RSUs at target achievement levels) would be vested and payable to the NEOs.
(7)Mr. Wilson’s post-employment payment scenarios were calculated in accordance with his employment agreement, filed with the SEC as of May 14, 2020.
(8)Mr. Brant has retired from the Company effective February 28, 2025.

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CEO PAY RATIO
We believe executive pay must be market competitive and internally fair and equitable to motivate our employees to create shareholder value. The Compensation Committee monitors the relationship between the pay our executive officers receive and the pay of our employees to ensure we remain competitive, fair and equitable. The Compensation Committee reviewed the CEO pay total from the Summary Compensation Table to the pay of our median employee’s compensation for the fiscal year ended March 31, 2025.
For the fiscal year ended March 31, 2025, the annual total compensation of our CEO was $5,325,938 and the annual total compensation of our median employee was $58,852, resulting in a ratio of 90 to 1. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Our CEO to median employee pay ratio is calculated in accordance with the SEC’s proxy statement requirements pursuant to Item 402(u) of Regulation S-K.
To identify our median compensated employee, we reviewed the gross wages reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for all employees, excluding our Chief Executive Officer, who were employed by us on March 31, 2025, a date within the last three months of our most recently completed fiscal year. Wages were annualized for any employee who did not work for the entire fiscal year.
As is permitted under the SEC rules, to determine our median employee we used “total cash compensation,” which is a compensation measure we consistently applied to all employees included in the calculation. We used a valid statistical sampling methodology to provide a reasonable estimate of the median base pay for the employee population considered (excluding our Chief Executive Officer). After identifying the median employee based on total cash compensation, we calculated this employee’s annual total compensation using the same methodology used for our NEOs as set forth in the Summary Compensation Table herein.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
POLICIES AND PRACTICES RELATED TO THE TIMING OF GRANTS OF CERTAIN EQUITY AWARDS
At regularly scheduled meetings of the Board and Compensation Committee held in May of each year, it is the Board’s and Compensation Committee’s long-standing practice to review the Company’s results for the most recently completed fiscal year and review the Company’s financial plan and strategy for the upcoming fiscal year.
At these meetings, the Compensation Committee approves merit increases, Annual Incentive Plan payouts, as well as the annual equity award grants for the executive officers. The Compensation Committee does not take material non-public information into account when determining the timing and terms of annual equity award grants. After review and discussion, the Board approves the annual equity awards grants for the CEO and the Company’s other executive officers for then-current fiscal year at the May meetings. In addition, the Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.
Accordingly, the grant date for the Company’s annual equity award grants is always the date of the May meetings of the Compensation Committee and Board. The meeting date is generally set at least a year in advance. This timing coincides with the Company’s fiscal year-based performance management cycle, allowing the Board and Compensation Committee to grant equity awards close in time to performance appraisals. It is the Board’s and Compensation Committee’s belief that maintaining a consistent grant practice, based on a date that is generally set at least a year in advance, is in the best interests of the Company as

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Executive Compensation Tables

is strengthens the link between pay and performance, while also minimizing the risk that awards are granted opportunistically for the benefit of the Company’s officers.
Among the types of equity awards often granted to the Company’s executive officers are non-qualified stock options. As discussed in greater detail above, granting stock options to our executive officers helps align management and shareholder interests by encouraging decisions and actions that result in long-term stock appreciation and ownership interest for management. During fiscal 2025, we did not grant any stock options to our NEOs during the four business days prior to the one business day following the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information. Except as disclosed herein, we have no policies or practices to disclose pursuant to Item 402(x) of Regulation S-K.
HUMAN CAPITAL, COMPENSATION AND SUCCESSION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2025, none of our executive officers served as a director of another entity, one of whose executive officers served on the Human Capital, Compensation and Succession Committee, and none of our executive officers served as a member of the compensation committee (or equivalent) of another entity, one of whose executive officers served as a member of our Board or the Human Capital, Compensation and Succession Committee. No member of our Human Capital, Compensation and Succession Committee was, during fiscal 2025, an officer or employee of our Company or any of our subsidiaries or was formerly an officer of the Company or any of our subsidiaries at any point in the past.
The Board determined that all members of the Human Capital, Compensation and Succession Committee are independent and have no financial or personal relationships with Columbus McKinnon requiring disclosure pursuant to Item 404 of Regulation S-K.

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PAY VERSUS PERFORMANCE
COMPENSATION ACTUALLY PAID TABLE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our Principal Executive Officer (PEO) and to our non-PEO NEOs and certain financial performance of the Company for the indicated fiscal years. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis.

Year(1)	SCT Total for First PEO ($)	SCT Total for Second PEO ($)	CAP for First PEO(2) ($)	CAP for Second PEO(2) ($)	Avg. SCT Total for non-PEO NEOs(2) ($)	Avg. CAP to non-PEO NEOs(2) ($)	Value of Initial Fixed $100		Net Income ($ in Thousands)	Adjusted EBIT(4) ($ in Thousands)
							TSR ($)	Peer Group TSR (3) ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)

2025	5,325,938	—	(1,610,341)	—	1,360,850	166,465	72.26	272.34	(5,138)	102,300
2024	5,799,250	—	7,011,006	—	1,479,373	1,769,549	183.61	219.31	46,625	119,238
2023	4,973,892	—	3,543,606	—	1,622,384	1,421,836	151.72	155.40	48,429	105,869
2022	4,067,021	—	2,562,396	—	1,347,394	788,702	171.66	147.62	29,660	95,589
2021	5,572,610	397,800	9,019,389	423,480	1,169,073	2,651,095	212.53	159.26	9,106	48,854
(1)The PEOs and the Non-PEO NEOs for the indicated years were as follows:

Year	First PEO	Second PEO	Other Non-PEOs
2025	Mr. Wilson	N/A	Messrs. Brant, Chintapalli, Korman, Rustowicz and Ms. Williams
2024	Mr. Wilson	N/A	Messrs. Brant, Korman, Rustowicz and Schadeberg
2023	Mr. Wilson	N/A	Messrs. Brant, Korman, Rustowicz and Schadeberg
2022	Mr. Wilson	N/A	Messrs. Brant, Korman, Rustowicz and Wozniak
2021	Mr. Wilson	Mr. Fleming	Messrs. Korman, McCormick, Rustowicz and Wozniak
(2)Amounts represent compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO NEOs for the relevant fiscal year, as determined under SEC rules (and described below).
(3)For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the Dow Jones U.S. Diversified Industrials Index.
(4)In accordance with SEC rules, the Company is required to include in the Pay versus Performance table the “most important” financial performance measure (as determined by the Company) used to link compensation actually paid to our PEOs and Non-PEO NEOs to Company performance for the most recently completed fiscal year. The Company determined that Adjusted EBIT, which is a non-GAAP measure included in our incentive program, meets this requirement and therefore, we have included this performance measure in the Pay versus Performance table. Adjusted EBIT is defined as operating income as determined in accordance with GAAP adjusted for each of the adjustments used in the computation of Adjusted EBITDA other than depreciation and amortization expense,

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Compensation actually paid to our PEO and Non-PEO NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:
DAVID J. WILSON (FIRST PRINCIPAL EXECUTIVE OFFICER)

Year	Summary Compensation Table Total ($)	Minus: Change in Present Value of NQDC ($)	Minus: Change in Present Value of Pension ($)	Plus: Pension Service Costs Attributable to the Applicable Year ($)	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Year- End Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Fair Value of Awards Granted and Vested in Applicable Year ($)	Plus: Change in Fair Value as of Year- End of Any Prior-Year Awards that Remain Unvested as of Year-End ($)	Plus: Change in Fair Value as of Vesting Date of Any Prior- Year Awards that Vested During Applicable Year ($)	Compensation Actually Paid ($)

2025	5,325,938	9,951	—	—	3,909,959	1,390,504	—	(4,340,800)	(66,074)	(1,610,341)
2024	5,799,250	5,491	—	—	3,495,828	4,352,194	—	448,465	(87,584)	7,011,006
2023	4,973,892	2,900	—	—	2,816,047	3,501,035	—	(1,616,943)	(495,431)	3,543,606
2022	4,067,021	1,896	—	—	2,362,446	1,840,059	—	(993,714)	13,371	2,562,396
2021	5,572,610	—	—	—	3,543,080	6,414,349	575,510	—	—	9,019,389
RICHARD J. FLEMING (SECOND PRINCIPAL EXECUTIVE OFFICER)

Year	Summary Compensation Table Total ($)	Minus: Change in Present Value of NQDC ($)	Minus: Change in Present Value of Pension ($)	Plus: Pension Service Costs Attributable to the Applicable Year ($)	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Year- End Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Fair Value of Awards Granted and Vested in Applicable Year ($)	Plus: Change in Fair Value as of Year- End of Any Prior-Year Awards that Remain Unvested as of Year-End ($)	Plus: Change in Fair Value as of Vesting Date of Any Prior- Year Awards that Vested During Applicable Year ($)	Compensation Actually Paid ($)

2025	—	—	—	—	—	—	—	—	—	—
2024	—	—	—	—	—	—	—	—	—	—
2023	—	—	—	—	—	—	—	—	—	—
2022	—	—	—	—	—	—	—	—	—	—
2021	397,800	—	—	—	254,079	75,660	204,099	—	—	423,480

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AVERAGE OF NON-PEO NEOs

Year	Summary Compensation Table Total ($)	Minus: Change in Present Value of NQDC ($)	Minus: Change in Present Value of Pension ($)	Plus: Pension Service Costs Attributable to the Applicable Year ($)	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Year-End Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Fair Value of Awards Granted and Vested in Applicable Year ($)	Plus: Change in Fair Value as of Year-End of Any Prior-Year Awards that Remain Unvested as of Year-End ($)	Plus: Change in Fair Value as of Vesting Date of Any Prior-Year Awards that Vested During Applicable Year ($)	Compensation Actually Paid ($)

2025	1,360,850	21,058	—	—	636,684	212,973	10,280	(719,962)	(39,934)	166,465
2024	1,479,373	13,476	53	0	668,025	831,669	—	157,778	(17,717)	1,769,549
2023	1,622,384	8,205	—	—	814,420	701,707	—	33,962	(113,592)	1,421,836
2022	1,347,394	6,473	—	—	668,073	520,369	—	(404,240)	(275)	788,702
2021	1,169,073	2,962	—	—	467,863	1,137,057	—	785,776	30,014	2,651,095
In the determination of each PEO’s and each Non-PEO NEO’s compensation actually paid, fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

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RELATIONSHIP BETWEEN FINANCIAL PERFORMANCE MEASURES
The graphs below describe the relationship between the compensation actually paid to our PEOs and the average of the compensation actually paid to our Non-PEO NEOs and (i) our cumulative TSR, (ii) our net income and (iii) our Adjusted EBIT, in each case, for the fiscal years ended March 31, 2021, 2022, 2023, 2024 and 2025. In addition, the first graph below compares our cumulative TSR and peer group cumulative TSR for the fiscal years ended March 31, 2021, 2022, 2023, 2024 and 2025.
TSR amounts reported in the graph assume an initial fixed investment of $100 and that all dividends, if any, were reinvested.

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The graphs above demonstrate that over the measurement period, Compensation Actually Paid (CAP) for the PEOs and Non-PEO NEOs generally trended directionally with the Company’s cumulative TSR, net income and Adjusted EBIT. During the time period, changes in CAP were largely attributable to the fluctuation in value of outstanding equity awards, which correlate with increases and decreases in stock price and cumulative TSR.
PAY VERSUS PERFORMANCE TABULAR LIST
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our PEOs and Non-PEO NEOs for the fiscal year ended March 31, 2025. The measures in this list are not ranked:
•Adjusted EBIT
•Adjusted Free Cash Flow
•Adjusted ROIC
For additional details regarding our most important financial performance measures, please see the sections titled “Elements of our Compensation Program for NEOs” and “Components of Compensation” in our Compensation Discussion and Analysis elsewhere in this proxy statement.

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PROPOSAL 3
RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2026
GENERAL
We are asking our shareholders to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026. In the event our shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and its shareholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The aggregate fees billed to us by Ernst & Young LLP for fiscal 2024 and fiscal 2025 are as follows, categorized in accordance with the SEC's rules:

	Fiscal 2024 ($ in thousands)	Fiscal 2025 ($ in thousands)

Audit Fees(1)	2,997	2,975
Audit Related Fees(2)	12	14
Tax Fees(3)	353	516
All Other Fees(4)	7	7
Total	3,369	3,512
(1)Consists of fees billed for the audit of our annual financial statements included in the 2025 10-K, review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by auditors in connection with statutory and regulatory filings or engagements.
(2)Consists of certain agreed-upon other non-audit related procedures in Mexico.
(3)Consists of all tax-related services including transfer pricing, international tax advisory, global tax compliance and other ad hoc consulting services.
(4)Consists of the annual fee for access to E&Y's accounting research service.
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for Columbus McKinnon by Ernst & Young LLP, or any other auditing or accounting firm, subject to de minimis exceptions for non-audit services, which are approved by the Audit Committee prior to completion of the audit. During fiscal 2025, the Audit Committee approved all audit and non-audit services provided to Columbus McKinnon by Ernst & Young LLP. Our Audit Committee’s current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by Ernst & Young LLP. In making its decision to appoint Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by Ernst & Young LLP is compatible with maintaining that firm's independence and has determined that such services are compatible with maintaining Ernst & Young’s independence.

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Proposal 3

PROPOSAL 3
The Board of Directors Recommends a Vote "FOR" the Ratification of Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending March 31, 2026.
FOR

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REPORT OF THE AUDIT COMMITTEE
REVIEW OF OUR AUDITED FINANCIAL STATEMENTS
Our Audit Committee is comprised of the Directors named below, each of whom is independent in accordance with applicable securities laws and under Nasdaq Listing Rule 5605 as currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board has determined that Messrs. Stephens, Jr., Abraham and Dastoor each qualify as an "Audit Committee financial expert.”
The Audit Committee operates under a written charter, which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. However, as a matter of course, we will not engage any outside accountants to perform any significant audit or non-audit services without the prior approval of the Audit Committee.
The Audit Committee has reviewed and discussed with our management our audited financial statements for the fiscal year ended March 31, 2025. The Audit Committee has also discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC.
The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed the independence of Ernst & Young LLP with that firm.
Based on the review and the discussions noted above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, for filing with the SEC.
•Chris J. Stephens, Jr., Chair
•Chad R. Abraham
•Michael Dastoor
May 16, 2025

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DESCRIPTION OF THE KITO CROSBY ACQUISITION
On February 10, 2025, Columbus McKinnon, Kito Crosby Limited (“Kito Crosby”), the equity holders of Kito Crosby set forth on the signature pages thereto (each, a “Seller” and collectively, the “Sellers”) and Ascend Overseas Limited, a company incorporated under the laws of England and Wales, as representative of the Sellers, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth therein, the Company will purchase all of the issued and outstanding equity of Kito Crosby from the Sellers (the “Kito Crosby Acquisition”). The aggregate consideration payable by the Company under the Stock Purchase Agreement will be an amount in cash equal to $2.7 billion, subject to certain customary adjustments with respect to, among other things, cash, debt, transaction expenses and working capital set forth in the Stock Purchase Agreement (the “Acquisition Consideration”). Immediately following the consummation of the Kito Crosby Acquisition, Kito Crosby will become a wholly owned subsidiary of Columbus McKinnon.
OVERVIEW
As a Company, it is the priority of both the Board and the management team to drive long-term shareholder value through both organic and inorganic means. In connection with our strategic reviews and based upon our discussions with shareholders and independent financial advisors alike, because of our smaller scale, the market valued the Company’s stock price at a discount to its peers. As such, we believe that the Kito Crosby Acquisition presents a unique opportunity to increase our scale in our core Lifting business as well as to drive significant cost synergies from the combined businesses. With the cash generation capability of the combined company, we believe we can delever quickly, which would then enable an acceleration of our Intelligent Motion strategy.
The process to evaluate the proposed Kito Crosby Acquisition opportunity was overseen by our Board and a sub-committee made up of independent directors with substantial merger & acquisitions experience (the "Sub-Committee"). This Sub-Committee met extensively, including with management, to discuss and evaluate the merits of the proposed transaction. The ultimate transaction negotiation for the Kito Crosby Acquisition was competitive given that it was an auction process and resulted in concessions from both sides. The negotiation of our Preferred Share financing for the Kito Crosby Acquisition was also a competitive process driven by our Board and Company management. After meeting with multiple parties and negotiating a term sheet extensively with direction from our Board and upon advice from our outside advisors, the CD&R Investors (as defined herein) were determined to be the best partner for the Preferred Share financing when considering the negotiated financial terms and the CD&R Investors’ ability to close quickly and with certainty. We believe that the CD&R Investors are fully aligned with our shareholders to drive shareholder value.
We believe that approval of Proposals 4, 5 and 6 will be materially beneficial to the Company and its shareholders. Without receipt of shareholder approval for each of Proposals 4, 5 and 6, the dividend rate payable on the Preferred Shares will increase from 7.00% per annum to 10.00% per annum, which heighted interest rate will continue until we are able to obtain approval of these proposals. If each of Proposals 4, 5 and 6 are not approved, in the first full year after the closing of the issuance, this increase in the interest rate will result in $24 million of additional dividend payments to the CD&R Investors. Thereafter, in future years, if each of Proposals 4, 5 and 6 are not approved, the amount of additional dividend payments payable to the CD&R Investors may increase further as a result of compounding.
More details are available below under the heading “Background of the Kito Crosby Acquisition.” We encourage you to vote “FOR” Proposals 4, 5 and 6.
BACKGROUND OF THE KITO CROSBY ACQUISITION
The following chronology summarizes the key meetings and events that led to the signing of the Stock Purchase Agreement. This chronology does not purport to describe every conversation among the Board, the Sub-Committee, Kito Crosby’s board of directors, their respective representatives, or other parties.
The Board and the Company’s senior management team (referred to in this section and in the section titled “Reasons for the Kito Crosby Acquisition” below as our “Management”) regularly review and discuss our performance, future growth prospects,

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competitive position and overall strategic direction. In addition, the Board and Management regularly consider potential opportunities to strengthen our business by evaluating various strategic transactions, including business combinations, acquisitions, dispositions, changes in our corporate structure, capitalization strategies and reorganizations, and other financial and strategic alternatives, with a view towards enhancing shareholder value. The Board and Management review the potential benefits and risks to such transactions in light of, among other things, our competitive position and the fragmented environment of the material handling and precision conveyance industries. In addition, from time to time, members of Management meet with the senior management of other companies within the industry along with investment bankers with expertise in material handling, precision conveyance, automation and intelligent motion solutions to discuss industry developments, service partnerships and opportunities to create value through synergistic transactions.
Since 2015, the Company has had a proven, strong track record of transforming its business through organic initiatives, expanding global reach and pursuing strategic and accretive acquisitions with realized synergistic gains. During the first half of 2024, the Board and Management reviewed the Company’s strategies to achieve its fiscal 2027 financial targets and its focus on driving growth in intelligent motion solutions and determined that the Company would be in a better position to accelerate its strategy by pursuing an acquisition that could broaden the Company’s product portfolio and geographic reach, capitalize on industry megatrends, such as automation, reshoring and infrastructure investment, and improve the Company’s financial profile by generating cash flow to delever, reinvest and drive growth in intelligent motion solutions.
On July 15, 2024, public reports indicated that Kito Crosby would be up for purchase. Being familiar with Kito Crosby’s business and product offerings, Kito Crosby came to the Board and Management’s attention as a possible subject of a business combination or other strategic transaction. Management contacted J.P. Morgan Securities LLC (“JPM”) and received a preliminary analysis of a possible transaction with Kito Crosby, which was delivered to the Board on July 22, 2024.
On August 15, 2024, the Company was informed by an investment bank that Goldman Sachs & Co. LLC (“Goldman Sachs”) and Evercore Group L.L.C. (“Evercore”) were retained by Kito Crosby in connection with the transaction involving Kito Crosby and proceeded to contact individuals from Goldman Sachs and Evercore to inquire whether they were engaged as sell-side advisors for the possible sale of Kito Crosby.
From August 15, 2024, through October 20, 2024, the Company continued to assess the opportunity and its interest in participating in the bid process for the sale of Kito Crosby.
On October 15, 2024, Clayton, Dubilier & Rice, LLC (“CD&R”) entered into a confidentiality agreement with Kito Crosby.
On October 20, 2024, the Board was informed about a potential transaction involving Kito Crosby during its board meeting.
On October 24, 2024, CD&R met with Robert Desel, CEO of Kito Crosby, in person for a meeting as part of Kito Crosby’s early education process in advance of launching its sale process. CD&R attended this meeting on its own behalf, prior to any discussions with the Company about a potential investment in the Company.
In October 2024, Guggenheim Securities facilitated an introductory meeting between Nathan Sleeper and Andrew Campelli of CD&R and David Wilson and Alan Korman of the Company. During the week of October 28th, CD&R met David Wilson in person to discuss potential opportunities to work together, including a potential investment in the Company to support acquisitions.
In mid-November, 2024, a Company representative communicated with a representative of Kito Crosby regarding the Company’s awareness of fireside chats with select interested parties and its interest in participating in the bid process for the sale of Kito Crosby, which led to further communications with Goldman Sachs and Evercore, as sell-side advisors on behalf of Kito Crosby.
Throughout November 2024, the Company undertook preparations to submit a potential bid for a transaction involving Kito Crosby. The Board formed the Sub-Committee, which was composed of Messrs. Colella, Dastoor and Stephens, and held calls on November 15, 2024 and November 26, 2024 to discuss the potential transaction involving Kito Crosby. The Company also continued its discussions with several investment banks to potentially act as its financial advisor in connection with a possible transaction involving Kito Crosby. The Company began engaging in discussions with JPM on the pro-forma impact of an acquisition of Kito Crosby on the Company’s financials, as well as the expected purchase price for the acquisition. In addition, several investment banks recommended companies that could provide equity investments into the Company to be used to support the

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potential transaction involving Kito Crosby. The Company interviewed multiple potential equity investors, including CD&R, and after vetting the conversations with JPM, the Sub-Committee and the Board the Company advanced discussions with CD&R.
On November 22, 2024, the Company entered into a non-disclosure agreement with CD&R related to the potential transaction involving Kito Crosby.
On November 25, 2024, the Company received a Confidential Information Presentation and a first-round bid instruction letter related to Kito Crosby.
On November 26, 2024, CD&R met with the Company’s senior leadership team in-person at the Company’s headquarters where the Company provided an overview of the Company’s business and strategy.
On November 27, 2024, the Company engaged PwC US Business Advisory LLP (“PwC”) as its financial advisor for financial and tax due diligence related to the acquisition of Kito Crosby. On that same date, the Company received a quality of earnings report and supplemental data book regarding Kito Crosby from Evercore.
On November 29, 2024, after the Company identified CD&R as the leading equity investor candidate, the Company requested and received an initial draft term sheet from CD&R that reflected the proposed terms of CD&R’s potential equity investment in the Company to support the potential transaction involving Kito Crosby.
On November 30, 2024, the Company submitted a preemptive non-binding bid to purchase all of the issued and outstanding equity of Kito Crosby for an enterprise value of $2.5 billion in an all-cash transaction, subject to the completion of diligence and the negotiation of definitive transaction agreements, on a cash- and debt-free basis with a normalized level of net working capital. This bid was rejected.
Throughout December 2024 and January 2025, the Company, as advised by the Company’s outside legal and financial advisors, continued to conduct diligence and negotiate the terms of CD&R’s potential equity investment in the Company, including, but not limited to: (i) the terms of the Preferred Shares to be issued to CD&R; (ii) the Company’s obligations to obtain shareholder approval of (a) the conversion and voting terms of the Preferred Shares in accordance with Nasdaq listing rules and (b) an amendment to the Company’s Restated Certificate of Incorporation (our “Charter”) to increase the number of authorized but unissued shares of common stock of the Company, par value $0.01 per share (the “Common Shares”), and to permit CD&R’s preemptive rights; (iii) CD&R’s right to designate three board members to the Board upon closing of the transaction; and (iv) other customary terms such as representations and warranties, interim operating covenants, preemptive rights, registration rights and standstill and transfer restrictions.
On December 2, 2024 and December 4, 2024, the Sub-Committee held calls and, on December 5, 2024, the Board held a meeting, in each case, to discuss advancement of discussions held with CD&R and sell-side bankers Goldman Sachs and Evercore, reasons for the transaction and strategic rationale, detailed financial modeling and analysis including preliminary assessments of synergies, and process and timeline of the bid process for the sale of Kito Crosby.
On December 6, 2024, JPM provided the Company with a preliminary draft of a bid letter that also included proposed pricing information. Another Board meeting was held on December 17, 2024, to discuss strategies and the updated terms of the Company’s second bid letter to be submitted on December 18, 2024, including the steps taken by the Company to advance its position as a competitive bidder, continued assessment of market competitive terms for the equity investment arrangement with CD&R, discussions with outside legal and financial advisors and updated financial models, assumptions and sensitivity analysis.
On December 18, 2024, the Company in accordance with first-round bid instructions, submitted a non-binding bid in the amount of $2.7 billion to purchase all of the issued and outstanding equity of Kito Crosby in an all-cash transaction, subject to the completion of diligence and the negotiation of definitive transaction agreements, on a cash- and debt-free basis with a normalized level of net working capital.
Throughout January 2025 and February 2025, the Company, as advised by the Company’s outside legal and financial advisors, discussed pricing and bid strategies and substantive terms of the Stock Purchase Agreement including, but not limited to,

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adjustments to the Acquisition Consideration, the scope of representations, allocation of transaction costs, anticipated regulatory requirements, closing conditions, interim operating covenants and termination fee construct.
On January 6, 2025, the Company executed a clean team agreement to allow the Company’s financial, legal, insurance and commercial third-party advisors to review certain data related to Kito Crosby.
On January 16, 2025, the Company shared a revised draft non-binding term sheet with CD&R with respect to CD&R’s potential equity investment in the Company.
On January 21, 2025, CD&R shared a revised draft non-binding term sheet with the Company with respect to CD&R’s potential equity investment in the Company.
On January 21, 2025, a regularly scheduled Board meeting was conducted during which JPM reviewed certain Company valuation perspectives, taking into account the Company’s share price performance, growth profile and EBITDA performance relative to peers, historical net leverage trajectory, select brokerage estimates and ratings, and illustrative stand-alone valuation methodologies and analysis. Management reviewed the strategic rationale for the acquisition of Kito Crosby, emphasizing that the transaction is highly accretive; enhances top-tier performance, scale, relevance and synergies; and accelerates the achievement of key financial targets and future transformation actions. Management also presented updates on the bid process for the sale of Kito Crosby, the key terms of the equity investment by CD&R and adjusted transaction financials and model assumptions on certain key metrics such as growth and de-synergies, free cash flow, net leverage of the pro-forma combined company and EPS accretion. Management concluded by discussing integration planning and the combined company operating structure, timeline and next steps.
On January 22, 2025, the Company memorialized in writing JPM's acting as its exclusive financial advisor in connection with a possible transaction with respect to Kito Crosby. Throughout the process, JPM served as financial advisor and the Board relied on, among other factors, JPM's financial analysis and advice in connection with the acquisition.
On January 27, 2025, the Company shared with CD&R its financial results for the Company’s third fiscal quarter ended December 31, 2024, which was prior to public disclosure of these results on February 10, 2025.
On January 30, 2025, CD&R, along with the Company’s clean team advisors, met with the Kito Crosby senior management team to discuss Kito Crosby’s business trends, performance and outlook.
On January 31, 2025, the Company shared a revised draft non-binding term sheet with CD&R with respect to CD&R’s potential equity investment in the Company.
On February 1, 2025, a Board meeting was held to discuss steps taken by the Company to advance its position as a competitive bidder in the sale process of Kito Crosby, including substantial completion of diligence in connection with finalizing the debt financing structure and CD&R’s potential equity investment and related transaction documentation, integration planning and updated transaction financials, models and assumptions. The Board unanimously agreed to Management’s continued participation in the bid process for the sale of Kito Crosby and the submission of the Company’s updated non-binding bid letter on February 5, 2025.
On February 3, 2025, CD&R shared a revised draft non-binding term sheet with the Company with respect to CD&R’s potential equity investment in the Company.
On February 3, 2025, the Company shared a draft of the Stock Purchase Agreement with CD&R with respect to CD&R’s potential equity investment in the Company.
On February 5, 2025, CD&R shared a draft of the Investment Agreement with the Company with respect to CD&R’s potential equity investment in the Company.
On February 5, 2025, the Company submitted its updated non-binding indication of interest pursuant to a second round bid letter, at the same price previously offered of $2.7 billion, to purchase all of the issued and outstanding equity of Kito Crosby in an all-cash transaction, subject to the negotiation of definitive transaction agreements, on a cash- and debt-free basis with a normalized

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level of net working capital. The Company also submitted a Stock Purchase Agreement term sheet and drafts of the Investment Agreement and the Debt Commitment Letter. The parties thereafter started negotiating the Stock Purchase Agreement term sheet and related terms.
On February 8, 2025, the Company was informed by a call with Goldman Sachs and Evercore that Kito Crosby had elected to proceed with the Company’s non-binding indication of interest.
On February 9, 2025, a Board meeting was held to discuss the acquisition of Kito Crosby, noting that the Kito Crosby Acquisition represents a highly synergistic opportunity for the Company to scale its platform, achieve key financial targets well in advance of its current plan and accelerate its transformation strategy over time, as further discussed in the section below entitled “Reasons for the Kito Crosby Acquisition—Attractive Financial Profile.” The Board also discussed the key terms of the Stock Purchase Agreement, the final debt structure, diligence findings and terms of the CD&R equity investment. JPM representatives reviewed with the Board its financial analysis of the Acquisition Consideration. The Company’s General Counsel and outside legal counsel discussed the proposed resolutions for the Board to consider and the Board’s fiduciary duties under New York law. Following discussion and questions by the Board, the Board unanimously determined that the purchase of all of the issued and outstanding equity of Kito Crosby contemplated by the Stock Purchase Agreement was fair and in the best interest of the Company and its shareholders and unanimously approved and declared advisable that the Company enter into the Stock Purchase Agreement and related transaction documents in connection with the acquisition of Kito Crosby, including the Investment Agreement.
From February 3, 2025, through February 9, 2025, members of management of the Company, Kito Crosby and CD&R and their respective legal representatives negotiated and finalized the Stock Purchase Agreement and the Investment Agreement, as well as the various schedules and annexes thereto.
On February 10, 2025, the Company entered into the Stock Purchase Agreement and the Investment Agreement, issued a press release announcing the Kito Crosby Acquisition transaction and held a conference call to discuss third quarter fiscal 2025 financial results and the Kito Crosby Acquisition transaction.
REASONS FOR THE KITO CROSBY ACQUISITION
In reaching its decision to approve and declare advisable the Stock Purchase Agreement and the transactions contemplated thereby, the Board, as advised by Management and the Company’s outside legal and financial advisors, considered the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of the Company and Kito Crosby and determined that the Kito Crosby Acquisition is advisable to, and in the best interests of, the Company and its shareholders. In making its determination, the Board considered a number of factors, including the following:
Attractive Financial Profile. The Board considered the attractive financial profile expected to be generated by the combined company, taking into account the Acquisition Consideration, subject to customary post-closing purchase price adjustments, and compared to the continued execution of the Company’s business on a standalone basis. On a pro-forma basis, the combined company is expected to have:
•annual revenue of over $2.1 billion, which is more than double the Company’s annual revenue for fiscal 2025;
•improved operating margins;
•over 30% of its sales derived from consumables, based on geographic diversification and increased portfolio resiliency;
•approximately $70 million in annual net cost run-rate synergies within three years after closing;
•significant combined cash flow generation to enable de-leveraging after closing; and
•an accretive effect on the Company’s operating results, which is expected to increase over time.

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Consideration of Kito Crosby’s Business. The Board considered Kito Crosby’s business, results of operations, reputation and prospects as a global leader in lifting solutions and the combined company’s opportunity to capitalize on the following factors:
•highly complementary portfolio of industry-leading brands, products and competencies with strong recurring sales dynamic;
•strong presence and strategic positioning in attractive verticals and target geographies;
•expanded geographical reach, including multiple manufacturing assembly plants and nearly 4,000 employees serving over 50 countries, resulting in approximately $1.1 billion in revenue for Kito Crosby in 2024 through its extensive global channel partner network;
•material improvement in scale and product scope, accelerating the achievement of the Company’s strategy as a holistic provider of intelligent motion solutions in materials handling;
•favorable tailwinds from megatrends, including reshoring, infrastructure investment, modernization of aging industrial facilities, and rising automation needs due to labor shortages; and
•bringing together two highly talented teams with deep technical expertise, customer-centric cultures and a shared vision for operational excellence focused on executing its strategy of building the premier intelligent motion solutions provider.
Ownership and Governance. The Board considered the Company’s partnership with CD&R and its as-converted ownership of approximately 43% of the Company’s equity following completion of the Kito Crosby Acquisition, subject to the Conversion and Vote Limitations (as defined below in the section titled “Description of the Preferred Shares”). CD&R is a leading private investment firm with deep experience delivering growth and operational improvement in industrials and manufacturing companies. CD&R’s sophisticated capital investment in the combined company has provided greater certainty of deal execution and closing of the Kito Crosby Acquisition. The CD&R Investors have agreed to certain lock-up and standstill restrictions (subject to certain exceptions) as part of the investment as further described below in the section titled “Description of the Equity Financing”. As a result of CD&R Investors’ investment in the Company, they have a right to designate three board members to the Board upon closing. We expect that Messrs. Mike Lamach, Nate Sleeper and Andrew Campelli will join the Board upon closing and will provide valuable guidance to the Board and its strategic oversight in achieving the pro-forma financial metrics and synergies of the combined company.
Strategic Alternatives. In conjunction with the Company's Strategic Plan review, the Board considered the risks and potential benefits associated with other strategic alternatives and the potential for shareholder value creation associated with those alternatives, including the continuation of the Company’s current organic strategy compared to larger transformational acquisition opportunities that would increase the Company’s scale with improved financial metrics. After a review of strategic alternatives, financial modeling and discussions with Management and the Company’s financial and legal advisors, the Board determined on a risk-adjusted basis that the Kito Crosby transaction was reasonably likely to create the most value for the Company’s shareholders given the expected cost synergies and that expected cash flow generation would allow for rapid de-levering.
Negotiation Process. The Board considered the terms of the Kito Crosby Acquisition obtained by the Company through extensive negotiations with Kito Crosby and its controlling equity holder, the terms of the Preferred Shares obtained by the Company through extensive negotiations with CD&R, and that the Stock Purchase Agreement and the terms of the Preferred Shares were each the product of arm’s-length negotiations at the direction of the Board and its Sub-Committee with the assistance of independent financial advisors and outside legal counsel, which contained terms and conditions that were, in the Board’s view, advisable and fair to, and in the best interests of, the Company and its shareholders. The Board believed that the Acquisition Consideration and other terms of the Kito Crosby Acquisition comprised a reasonable and competitive offer.
Timing and Likelihood of Consummation. The Board considered the timing and risk, based on feedback from Kito Crosby's bankers, that if the Company did not submit a more competitive first round bid after its preemptive bid was rejected, the Board might not have another opportunity to do so. For more information, see the section entitled “Background of the Kito Crosby Acquisition.” The Board also considered the likelihood that the Kito Crosby Acquisition would be consummated based on, among other things:
•the absence of a financing condition in the Stock Purchase Agreement and that the necessary financing to fund the Kito Crosby Acquisition and refinance the Company’s existing debt has been secured through (i) $800.0 million of Preferred Shares to be issued to the CD&R Investors and (ii) committed debt financing of $3.050 billion from JPM, consisting of a

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term loan facility in the aggregate amount of up to $1.325 billion, a revolving facility in the aggregate amount of $500.0 million and a bridge loan facility in the aggregate amount of up to $1.225 billion (the “Facilities” and each, a “Facility”) (the “Debt Financing”); and
•other conditions to the Company’s obligation to consummate the Kito Crosby Acquisition as provided by the Stock Purchase Agreement.
Further, the structure of the Debt Financing provides flexibility for timely execution of the Kito Crosby Acquisition. The Company has a strong track record of quickly de-levering its balance sheet following prior acquisitions.
The Company’s Current Condition and Future Prospects. The Board considered information with respect to the Company’s financial condition, results of operation, competitive position and business strategy, on both historical and prospective bases, as well as current industry, regulatory, economic and market conditions, trends and cycles.
Other Terms of the Stock Purchase Agreement. The Board considered, in consultation with its outside legal counsel, other terms of the Kito Crosby Acquisition, as more fully described under the section titled “Description of the Stock Purchase Agreement”, including:
•the Board’s belief that the antitrust termination fee of $243 million or the termination fee of $162 million (with accrued interest not to exceed $10 million in the aggregate) with respect to terminations made under certain circumstances are each reasonable in the context of comparable transactions;
•the exclusivity provision, which requires Kito Crosby to not, directly or indirectly, take any action to effect an Acquisition Proposal (as defined in the Stock Purchase Agreement) or any offer from any person other than the Company, which provides greater certainty of deal execution and closing of the Kito Crosby Acquisition;
•the fact that the definition of “Material Adverse Effect” (as defined in the Stock Purchase Agreement) has a number of customary exceptions, and is generally a very high standard as applied by the courts; and
•the representations, warranties and covenants of the parties, the limited conditions to the parties’ obligations to complete the Kito Crosby Acquisition and their limited ability to terminate the Stock Purchase Agreement.
Potential Financing Synergies. The Board considered the potential to de-lever or to refinance the Company’s existing indebtedness enabled by the significant cash flow generated by the combined company. The Company’s anticipated approximately 4.8x net leverage ratio at the closing of the Kito Crosby Acquisition is expected to decrease substantially after closing, driven by substantial expected cash flow generation. Further, the Company expects to have access to additional liquidity of at least $500 million upon closing, including cash and availability on its revolving credit facility and the accounts receivable securitization.
Kito Crosby Acquisition Closing Considerations. The Board considered the fact that the Kito Crosby Acquisition is subject to certain closing conditions, including (i) the expiration or early termination of the waiting period applicable to the consummation of the Kito Crosby Acquisition under the HSR Act and the receipt of certain other regulatory approvals, (ii) the absence of any law or judgment enjoining, prohibiting or otherwise making illegal the Kito Crosby Acquisition, (iii) no Material Adverse Effect (as defined in the Stock Purchase Agreement) having occurred after the date of the Stock Purchase Agreement, (iv) the accuracy of the respective representations and warranties made by the parties, subject to certain qualifiers therein, (v) the performance in all material respects by the parties of their respective obligations under the Stock Purchase Agreement and (vi) certain other customary conditions. Furthermore, the Board considered the risks and costs to the Company if the Kito Crosby Acquisition is not consummated in the anticipated timeframe, or at all, including:
•the significant risk, transaction expenses and opportunity costs incurred by the Company, including the possibility of disruption to the Company’s operations, diversion of Management and employee attention, employee attrition and a potentially negative effect on the Company’s business and customer relationships;
•the antitrust termination fee that would be incurred by the Company in the event it is not able to satisfy its obligations under the Stock Purchase Agreement to take any and all actions as may be required or advisable to obtain the termination or expiration of the applicable waiting period under the HSR Act and certain other regulatory approvals;

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•the termination fee that would be incurred by the Company in the event of a termination under certain other circumstances pursuant to the Stock Purchase Agreement;
•potential significant decline in the price of the Company’s Common Shares, depending on the circumstances that caused the failure of the Kito Crosby Acquisition from being completed on a timely basis.
CD&R Minority Position. The Board considered the fact that the terms of the Preferred Shares issued to the CD&R Investors for their investment in the Kito Crosby Acquisition would accrue dividends at a rate of 7.00% per annum, payable in cash or payment-in-kind at the Company’s option, and have an initial conversion price of $37.68, resulting in the CD&R Investors’ as-converted ownership of approximately 43% of the Company’s equity following the closing of the Kito Crosby Acquisition subject to the Conversion and Vote Limitations (as defined below in the section titled “Description of the Preferred Shares”). Further, the CD&R Investors have the right to designate three directors to the Board upon the closing of the Kito Crosby Acquisition and, subject to our shareholders approving Proposal 6, preemptive rights to participate in future equity and equity-linked issuances by the Company to the extent necessary to maintain their pro rata ownership percentage in the Company.
Transaction Costs. The Board considered the fact that significant costs have been, and will continue to be, incurred in connection with the Kito Crosby Acquisition, and that substantial time and effort of Management and certain other key employees will be required, potentially resulting in disruptions to the operation of the Company’s business.
Effect of Announcement. The Board considered the potential effect of the public announcement of the Stock Purchase Agreement on the Company’s employees, operations and business partners, customers, its ability to attract and retain key personnel while the Kito Crosby Acquisition is pending and the potential adverse effect on the trading price of the Company’s Common Shares.
Regulatory Risk. The Board considered the risk that the necessary regulatory approvals, the receipt of which is beyond the Company’s control, may be delayed, conditioned or denied.
Shareholder Litigation. The Board considered the impact of the potential for litigation from shareholder suits in connection with the Kito Crosby Acquisition, which could distract our Management.
INTEGRATION OF KITO CROSBY INTO COLUMBUS MCKINNON
The Kito Crosby Acquisition is a strategic combination that is designed to significantly increase Columbus McKinnon’s position as a global leader in intelligent motion solutions for material handling by expanding its footprint in safety-critical lifting and rigging technologies. The Kito Crosby Acquisition will combine two companies with shared values of safety, quality and operational excellence, while leveraging best practices and technologies to enhance customer excellence.
Upon closing of the Kito Crosby Acquisition, the integration process will involve aligning corporate cultures, consolidating operations and streamlining overlapping functions to reduce costs and improve productivity. The Kito Crosby Acquisition will bring together two highly complementary businesses with strong brand portfolios, technical expertise and customer-centric cultures. Kito Crosby, a global leader in lifting and rigging solutions, will add scale and depth to Columbus McKinnon’s offerings. The combined company is expected to benefit from megatrends such as reshoring, infrastructure investment, industrial modernization and automation. Key elements of the integration upon closing will include:
•Leadership and Governance: An Integration Management Office will be formed comprised of executives from both companies reporting to a Steering Committee led by our President and CEO with oversight provided by a Sub-Committee of our Board. This structure will guide the integration, deliver on synergies and ensure strategic alignment.
•Operational Synergies: Planning is underway to merge supply chains, IT systems and administrative functions to achieve economies of scale.
•Cultural Integration: Initiatives such as joint training programs, employee benefits harmonization and cross-company teams are being designed to foster collaboration and shared values.

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•Customer and Market Strategy: The combined company with nearly 8,000 employees is expected to leverage its expanded capabilities to offer enhanced products and services through a robust global distribution network serving over 50 countries.
The integration process is expected to deliver significant value through cost savings, innovation and improved customer experiences. We believe our structured integration plan combined with strong leadership oversight will be key to a successful integration.
ADDITIONAL FINANCIAL INFORMATION
In addition to the information included in this proxy statement, historical financial information regarding Kito Crosby and pro forma financial information with respect to the Kito Crosby Acquisition is incorporated by reference into this proxy statement and can be found in the following document made available for free on the SEC’s website at www.sec.gov and by going to the investor relations page of our website at investors.cmco.com:
•Current Report on Form 8-K filed with the SEC on June 17, 2025.
See more information below under the heading “Incorporation by Reference.”
FINANCING OVERVIEW OF KITO CROSBY ACQUISITION
The Kito Crosby Acquisition will be financed through a combination of equity and debt. In connection with the execution of the Stock Purchase Agreement, the Company entered into an investment agreement (the “Investment Agreement”) with CD&R XII Keystone Holdings, L.P. (together with its affiliated funds, the “CD&R Investors”) and, for limited purposes, Clayton, Dubilier & Rice Fund XII, L.P., providing for the purchase by the CD&R Investors of 800,000 Series A Cumulative Convertible Participating Preferred Shares, par value $1.00 per share (the “Preferred Shares”). See the section of this proxy statement entitled “Description of the Equity Financing” for more information.
The terms of the Preferred Shares, including the designation, rights, preferences and limitations of the Preferred Shares, are set forth in the form of Certificate of Amendment to our Charter (the “Certificate of Amendment”). See the section of this proxy statement entitled “Description of the Preferred Shares” for more information.
In addition to the Equity Financing (as defined below) pursuant to the Investment Agreement, the Company secured a commitment for the Debt Financing from JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”), pursuant to a debt commitment letter (the “Debt Commitment Letter”) delivered on February 10, 2025, in which JPMorgan Chase Bank committed to provide $3.05 billion of debt financing to be used in connection with the Kito Crosby Acquisition. See the section of this proxy statement entitled “Description of the Debt Commitment Letter” for more information.
DESCRIPTION OF THE STOCK PURCHASE AGREEMENT
On February 10, 2025, the Company, Kito Crosby, the Sellers and Ascend Overseas Limited as representative of the Sellers, entered into the Stock Purchase Agreement.
The Stock Purchase Agreement contains customary representations, warranties and covenants of the Sellers, Kito Crosby and the Company, including covenants requiring Kito Crosby to conduct its business in the ordinary course during the interim period between the execution of the Stock Purchase Agreement and the closing of the Kito Crosby Acquisition (referred to in this section as the “Acquisition Closing”) and requiring the parties to use their respective reasonable best efforts to take all actions necessary to consummate the Kito Crosby Acquisition, including obtaining required regulatory approvals. The Stock Purchase Agreement also contains (i) the obligations of the Company to use its reasonable best efforts to arrange and obtain the financing necessary to fund the Kito Crosby Acquisition and (ii) the obligations of Kito Crosby to use reasonable best efforts to cooperate with the Company for purposes of obtaining the financing in connection with the Kito Crosby Acquisition.

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Acquisition Closing Conditions. The Acquisition Closing is subject to certain conditions, including (i) the expiration or early termination of the waiting period applicable to the consummation of the Kito Crosby Acquisition under the HSR Act and the receipt of certain other regulatory approvals, (ii) the absence of any law or judgment enjoining, prohibiting or otherwise making illegal the Kito Crosby Acquisition, (iii) no Material Adverse Effect (as defined in the Stock Purchase Agreement) having occurred after the date of the Stock Purchase Agreement, (iv) the accuracy of the representations and warranties made by the Sellers, Kito Crosby and the Company, respectively, subject to certain qualifiers therein and (v) the performance in all material respects by the Sellers, Kito Crosby and the Company of their respective obligations under the Stock Purchase Agreement.
Termination Rights. The Stock Purchase Agreement includes termination rights for each party including, without limitation, (i) by mutual written consent of the Company and Kito Crosby, (ii) by either the Company or Kito Crosby if the Acquisition Closing has not occurred on or prior to August 10, 2026 (the “Outside Date”) or (iii) by either the Company or Kito Crosby if the other party has breached its representations, warranties or covenants, subject to certain negotiated qualifications and cure periods as set forth in the Stock Purchase Agreement.
The foregoing description of the Stock Purchase Agreement has been included in this proxy statement to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company, Kito Crosby or any of their respective subsidiaries. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Stock Purchase Agreement, may be subject to limitations or amendments agreed upon by the contracting parties, including being qualified by confidential disclosures were made for the purpose of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts, and are subject to materiality qualifications contained in the Stock Purchase Agreement which may differ from what may be viewed as material by shareholders of, or other investors in, the Company. Such shareholders and investors are not third-party beneficiaries under the Stock Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Kito Crosby or any of their respective subsidiaries or affiliates. Information related to the representations and warranties may change after the date of the Stock Purchase Agreement, and any changes to such information may not be reflected in the Company’s public filings.
The foregoing description of the Stock Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 12, 2025 (the “Transaction 8-K”), and is incorporated herein by reference, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement.
DESCRIPTION OF THE EQUITY FINANCING
On February 10, 2025, in connection with the execution of the Stock Purchase Agreement, the Company entered into the Investment Agreement, providing for the purchase by the CD&R Investors of 800,000 Preferred Shares, at a purchase price of $1,000 per share for an aggregate purchase price of $800.0 million, to partially finance the aggregate Acquisition Consideration (the “Equity Financing”), subject to the terms and conditions therein. The CD&R Investors are entities affiliated with CD&R.
Equity Financing Closing Conditions. The consummation of the transactions contemplated by the Investment Agreement (the “Equity Financing Closing”) is conditioned upon the substantially concurrent Acquisition Closing and upon certain other conditions, including (i) the expiration or termination of all applicable waiting periods under the HSR Act and the receipt of certain other regulatory approvals, (ii) the absence of any law or governmental authority enjoining, prohibiting or otherwise making illegal the transactions contemplated by the Investment Agreement and (iii) other customary conditions. Under the terms of the Investment Agreement, the Company may not, without the prior written consent of the CD&R Investors, amend or waive the Stock Purchase Agreement in a manner (i) that would have the effect of increasing the Acquisition Consideration or extending the Outside Date, (ii) that would amend or waive the conditions to the obligations of the Company to consummate the Kito Crosby Acquisition, (iii) that would amend or waive certain provisions relating to regulatory matters, financing cooperation or termination, or (iv) that is or would be reasonably likely, individually or in the aggregate, to be materially adverse to the CD&R Investors or the Company and its subsidiaries, taken as a whole. The issuance of the Preferred Shares to the CD&R Investors pursuant to the Investment Agreement is not subject to approval by the Company’s shareholders.

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Requisite Shareholder Approval. Subject to such exceptions and conditions set forth in further detail in the Investment Agreement, the Company is required to seek to obtain shareholder approval of (i) the conversion and voting of the Preferred Shares, in accordance with Nasdaq Listing Rule 5635, (ii) an amendment to our Charter that increases the number of authorized but unissued Common Shares to 100 million and (iii) an amendment to our Charter to permit the CD&R Investors to exercise their preemptive rights pursuant to the Investment Agreement (such approvals, the “Requisite Shareholder Approval”), in each case, at the first meeting of shareholders following the date of the Investment Agreement, and if the Requisite Shareholder Approval is not received at such meeting, continue to use reasonable best efforts to seek the Requisite Shareholder Approval, including by seeking the Requisite Shareholder Approval at each subsequent meeting of shareholders prior to December 31, 2026 and, if the Requisite Shareholder Approval is not obtained by July 31, 2026, calling a special meeting of shareholders to be held between August 1, 2026 and December 31, 2026 to seek the Requisite Shareholder Approval.
Board Representation. The Investment Agreement provides that, upon the Equity Financing Closing, the CD&R Investors (i) may designate three Company directors, for so long as the CD&R Investors beneficially own Common Shares equal to at least 25% of the outstanding Common Shares, determined on an as-converted basis and calculated in accordance with the Investment Agreement disregarding the Conversion and Vote Limitations (as defined below), (ii) may designate two Company directors, for so long as the CD&R Investors beneficially own Common Shares equal to at least 15% but less than 25% of the outstanding Common Shares, determined on an as-converted basis and calculated in accordance with the Investment Agreement disregarding the Conversion and Vote Limitations and (iii) may designate one Company director, for so long as the CD&R Investors beneficially own Common Shares equal to at least 5% but less than 15% of the outstanding Common Shares, determined on an as-converted basis and calculated in accordance with the Investment Agreement disregarding the Conversion and Vote Limitations.
Preemptive Rights. Following receipt of the Requisite Shareholder Approval, for so long as the CD&R Investors hold Preferred Shares (or Common Shares issued upon conversion of the Preferred Shares) representing at least 25% of the Preferred Shares initially issued to the CD&R Investors at the Equity Financing Closing, the CD&R Investors will have customary preemptive rights to participate in future equity and equity-linked issuances by the Company to the extent necessary to maintain their pro rata ownership percentage in the Company, subject to customary exceptions. Additionally, prior to the Equity Financing Closing and, to the extent that the Requisite Shareholder Approval has not been obtained, from the Equity Financing Closing until the first meeting of shareholders of the Company following the Equity Financing Closing, the Company is generally prohibited from issuing (i) any Common Shares at a per share price of less than $34.25 (subject to certain adjustments) or (ii) any equity securities junior to the Preferred Shares other than Common Shares. For more information on the preemptive rights of the CD&R Investors, please refer to the information below under the heading “Proposal 6—Description of the CD&R Investors Preemptive Rights.”
Standstill Restrictions. The Investment Agreement further provides that, subject to customary exceptions, the CD&R Investors will be subject to customary standstill restrictions set forth in the Investment Agreement (the “Standstill Restrictions”), including restrictions on acquiring additional equity securities of the Company, beginning on the Equity Financing Closing and ending on the later of (x) the second anniversary of the Equity Financing Closing and (y) the date that is six months after the date on which there is no longer a designee of the CD&R Investors serving on the Board and the CD&R Investors no longer have the right to have a designee on the Board (including as a result of the CD&R Investors exercising their right to relinquish such designation right).
Transfer Restrictions. Subject to certain exceptions, the CD&R Investors are restricted from transferring to a non-affiliate the Preferred Shares or any Common Shares received upon conversion thereof until the earlier of (i) the second anniversary of the Equity Financing Closing and (ii) the date on which the Company exercises its conversion option or provides notice to exercise its optional redemption right pursuant to the Certificate of Amendment. The CD&R Investors are also restricted at any time from transferring the Preferred Shares initially issued to the CD&R Investors or any Common Shares received upon conversion thereof to certain prohibited transferees, including persons who would beneficially own, without giving effect to such transfer, 5% or more of any class or series of equity securities of the Company, certain specified competitors and certain potential activist investors, in each case, subject to specified exceptions.
Representations and Warranties. The Investment Agreement contains customary representations and warranties and covenants. Under the Investment Agreement, prior to the Equity Financing Closing, the Company is prohibited from, among other things, (i) authorizing (other than obtaining the Requisite Shareholder Approval), granting, issuing or reclassifying any capital stock, or securities exercisable for, exchangeable for or convertible into capital stock of the Company to any of its subsidiaries other than certain grants and awards under the Company’s equity plans in the ordinary course of business to directors, officers, or employees

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of any of its subsidiaries or upon the exercise or settlement of any Company stock options or RSUs outstanding as of the date of the Investment Agreement, (ii) declaring or making any dividend or distributions to shareholders other than the Permitted Quarterly Dividends (as defined below), (iii) redeeming or repurchasing any shares of the Company’s capital stock other than repurchases from directors, officers and employees in the ordinary course in connection with cashless exercise of options, for tax withholding in connection with option exercises or settlement of RSUs, or as otherwise required by any agreements or equity plans of the Company in effect as of the signing of the Investment Agreement, (iv) amending or modifying the Charter, the Company’s By-Laws or the Certificate of Amendment, (v) taking any action to wind up the Company’s affairs or dissolve, (vi) entering into any scheme of arrangement, merger, reorganization or other consolidation or business combination that would treat the Preferred Shares in a manner inconsistent with the terms of the Investment Agreement and the Certificate of Amendment or (vii) amending the Debt Commitment Letter (including the fee letter related thereto) with respect to the Kito Crosby Acquisition, completing the Debt Financing for the Kito Crosby Acquisition on terms that are inconsistent with the terms of the Debt Commitment Letter (including the fee letter related thereto) or entering into or amending any other agreement related to indebtedness for borrowed money, in each case of this clause (vii), that is materially adverse to the CD&R Investors or that would restrict or limit the Company’s ability to pay dividends on the Preferred Shares.
The description of the Investment Agreement has been included in this proxy statement to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company, the CD&R Investors, Clayton, Dubilier & Rice Fund XII, L.P., or any of their respective subsidiaries. The representations, warranties and covenants contained in the Investment Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Investment Agreement, may be subject to limitations or amendments agreed upon by the contracting parties, including being qualified by confidential disclosures, were made for the purpose of allocating contractual risk between the parties to the Investment Agreement instead of establishing these matters as facts, and are subject to materiality qualifications contained in the Investment Agreement which may differ from what may be viewed as material by shareholders of, or other investors in, the Company. Such shareholders and investors are not third-party beneficiaries under the Investment Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the CD&R Investors, Clayton, Dubilier & Rice Fund XII, L.P., or any of their respective subsidiaries or affiliates. Information related to the representations and warranties may change after the date of the Investment Agreement, and any changes to such information may not be reflected in the Company’s public filings.
The foregoing description of the Investment Agreement, which was filed as Exhibit 10.1 to the Transaction 8-K and is incorporated herein by reference, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Investment Agreement.
Registration Rights Agreement. Pursuant to the Investment Agreement, upon consummation of the Equity Financing, the Company will enter into a registration rights agreement, a form of which is attached as Exhibit B to the Investment Agreement (the “Registration Rights Agreement”) with the CD&R Investors, pursuant to which the Company will agree to file a resale shelf registration statement for the benefit of the CD&R Investors and its permitted transferees, and pursuant to which the CD&R Investors may, subject to any restrictions on transfer imposed by the Investment Agreement, request that the Company conduct an underwritten offering of, or register, any Common Shares or Preferred Shares held by the CD&R Investors, including any Common Shares received upon conversion of Preferred Shares held by the CD&R Investors and eligible for registration thereunder (“registrable securities”). The CD&R Investors also have customary piggyback registration rights and may request that the Company include their registrable securities in certain future registration statements or offerings of Common Shares by the Company. These registration rights will terminate when the CD&R Investors no longer own any registrable securities.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Registration Rights Agreement, which was filed as Exhibit 99.4 to the Transaction 8-K and is incorporated herein by reference.

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Description of the Kito Crosby Acquisition

DESCRIPTION OF THE PREFERRED SHARES
Overview. The Preferred Shares will be convertible perpetual participating preferred shares of the Company, with an initial conversion price equal to $37.68, and accrue dividends at a rate of 7.00% per annum (in addition to participating in the Company’s regular Common Share dividends to the extent they exceed $0.07 per calendar quarter (such regular quarterly dividends up to $0.07 per calendar quarter, the “Permitted Quarterly Dividends”)), compounded quarterly (payable in cash or in-kind, as described further below). Subject to certain restrictions on conversion and voting as described further below, the aggregate number of Common Shares into which the Preferred Shares may be converted will initially be equal to 21,231,422 shares based on the initial conversion price.
Conversion and Vote Limitations. Under the terms of the Certificate of Amendment, (i) holders of Preferred Shares will not be permitted to convert or vote (other than with respect to separate preferred stock class voting in respect of certain protective matters set forth in the Certificate of Amendment) prior to (x) the first date on which the Company’s shareholders vote with respect to the Requisite Shareholder Approval at a regular or special meeting of the Company (regardless of whether the Requisite Shareholder Approval is obtained) or (y) the earlier of (1) receipt of the Requisite Shareholder Approval and (2) unless consented to in writing by the Company, the second anniversary of the Equity Financing Closing, (ii) prior to receipt of the Requisite Shareholder Approval, the Preferred Shares will not be permitted to vote with respect to, or convert into, a number of Common Shares exceeding 19.99% of the Common Shares outstanding immediately prior to the execution of the Investment Agreement and (iii) unless agreed to by the Company, holders of Preferred Shares will not be permitted to vote or convert Preferred Shares to the extent such vote or conversion would otherwise result in such holder and its affiliates (based on the aggregate Common Shares and Preferred Shares held by them) having the right to vote more than 45% of the votes held by all shareholders of the Company at any given time (the foregoing clauses (i), (ii) and (iii) are referred to as the “Conversion and Vote Limitations”).
Ranking. The Preferred Shares will rank senior to the Common Shares with respect to dividend rights and with respect to rights on liquidation, winding-up and dissolution.
Dividends. Holders of Preferred Shares will be entitled to dividends which are payable quarterly in arrears, will accrue and accumulate on a daily basis from the issuance date of such shares and, at the Company’s option, will either (i) be payable in cash or (ii) accumulate with respect to each outstanding Preferred Share for the relevant payment period, at a rate of 7.00% per annum, compounded quarterly, subject to adjustment as described below and as set forth in the Certificate of Amendment. Holders of Preferred Shares are also entitled to receive dividends (other than with respect to Permitted Quarterly Dividends) declared or paid on the Common Shares on an as-converted basis (ignoring for such purposes the Conversion and Vote Limitations). No dividends will be payable to holders of Common Shares unless the full dividends are paid at the same time to the holders of Preferred Shares, except for dividends paid in the form of Common Shares, convertible securities or options, and the Permitted Quarterly Dividends.
Upon the occurrence of a “Triggering Event,” which includes (i) the Company’s failure to comply with its obligations to effect the conversion of Preferred Shares under the Certificate of Amendment or with respect to certain reorganization transactions, (ii) the Company’s failure to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting conversions of the Preferred Shares into Common Shares, a number of Common Shares equal to the number of Common Shares into which the Preferred Shares could be converted disregarding the Conversion and Vote Limitations and assuming that the preferred dividend to occur on the next preferred dividend payment date had already been accrued, except that such failure will not constitute a Triggering Event prior to the earlier of (x) the date on which the Requisite Shareholder Approval is obtained and (y) July 31, 2025, (iii) the Company’s failure to comply with its obligations for treatment of the Preferred Shares in certain reorganizations of the Company, (iv) the Company’s failure to redeem the Preferred Shares when required in accordance with the terms of the Certificate of Amendment, (v) the Requisite Shareholder Approval not having been obtained, except that such failure will not constitute a Triggering Event prior to July 31, 2025 (this exception together with the exception set out in clause (ii) above, the “Triggering Event Exceptions”), (vi) the Company taking any action which requires the prior affirmative vote or written consent of any holder of Preferred Shares pursuant to the terms of the Certificate of Amendment, without obtaining such consent, (vii) the Company’s failure to maintain the listing of the Common Shares on the Nasdaq or the New York Stock Exchange, or (viii) any other noncompliance with the terms of the Certificate of Amendment by the Company that is not cured within specified periods, the dividend rate for the Preferred Shares shall increase to 10.00% per annum for so long as the Triggering Event remains in effect.

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At any time during which a Triggering Event is occurring, without the consent of the holders representing at least a majority of the then-issued and outstanding Preferred Shares, no dividends will be declared or paid or set apart for payment, or other distributions declared or made (including repurchases or redemptions other than repurchases or redemptions from directors or employees in the ordinary course), upon any junior equity securities, including the Common Shares, except that, until December 31, 2026, the Company will still be permitted to make the Permitted Quarterly Dividends. In addition, during a Triggering Event (and, for this purpose, disregarding the Triggering Event Exceptions), the Company shall not consummate a Change of Control (as defined in the Certificate of Amendment) unless it provides each holder of the Preferred Shares the option to either receive the consideration they would have received if all of their Preferred Shares had been converted into Common Shares immediately prior to the effective time of the Change of Control (disregarding the Conversion and Vote Limitations), or have all of their then-outstanding Preferred Shares redeemed in full at a redemption price per share in cash equal to 150% of the sum of the aggregate Liquidation Preference (as defined in the Certificate of Amendment) and the aggregate Accrued Dividends (as defined in the Certificate of Amendment) of such Preferred Shares as of the date of such redemption.
Conversion Rights. Holders of Preferred Shares will have the right, at any time and from time to time, at their option, to convert any or all of their Preferred Shares, in whole or in part (subject to the Conversion and Vote Limitations), into fully paid and non-assessable Common Shares at the then-effective conversion price, initially equal to $37.68 and subject to adjustment as set forth in the Certificate of Amendment and described below. The number of Common Shares into which a Preferred Share will be convertible will be determined by dividing the sum of the Liquidation Preference plus any Accrued Dividends on such Preferred Shares in effect at the time of conversion, by the conversion price in effect at the time of conversion. Subject to obtaining the Requisite Shareholder Approval, the Company may, at its option, require conversion of all (but not less than all) of the outstanding Preferred Shares to Common Shares at any time the closing price of the Common Shares exceeds 200% of the then-effective conversion price for at least 20 out of 30 consecutive trading days, subject to the satisfaction of certain liquidity requirements and the effectiveness of a shelf registration statement.
The conversion price is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization, or similar event. At any time (i) each holder of Preferred Shares has the ability to convert its Preferred Shares without the creation of any Excess Conversion Shares, (ii) the Company has a shelf registration statement in effect, and (iii) the Company has sufficient funds legally available to pay the Redemption Price (as defined in the Certificate of Amendment), the Company has the option to redeem the outstanding Preferred Shares, in whole or in part, for an aggregate redemption price equal to 200% of the sum of the Liquidation Preference plus the Accrued Dividends on such Preferred Shares in effect at the time of redemption, provided that any such redemption may be made only to the extent that the holder’s post-redemption voting stock ratio is less than 80% of its pre-redemption ratio and, if the redemption is for less than all of the then-outstanding Preferred Shares, it must not result in the aggregate Liquidation Preference and Accrued Dividends for the outstanding Preferred Shares falling below $80.0 million. In the event of a Change of Control, the Company will have the option to redeem all (but not less than all) of the outstanding Preferred Shares at a price per share equal to 150% of the sum of the Liquidation Preference plus any Accrued Dividends on such Preferred Shares in effect at the time of such Change of Control, subject to the right of the holders of Preferred Shares to instead receive the consideration they would have received in such Change of Control had they converted all their Preferred Shares into Common Shares (disregarding for such purpose the Conversion and Vote Limitations) as provided in the Certificate of Amendment.
Voting Rights. Subject to the Conversion and Vote Limitations, holders of the Preferred Shares generally will be entitled to vote with the holders of Common Shares on all matters submitted for a vote of holders of Common Shares (voting together with the holders of Common Shares as one class) and will be entitled to a number of votes equal to the number of votes to which Common Shares issuable upon conversion of such Preferred Shares (taking into account the Conversion and Vote Limitations) would have been entitled if such Common Shares had been outstanding at the time of the applicable vote and related record date.
Additionally, certain matters will require the approval of the holders of a majority of the outstanding Preferred Shares, voting as a separate class, including, without limitation, (i) amendments or modifications to the Charter, By-Laws or the Certificate of Amendment that would adversely affect the Preferred Shares, (ii) entry into any merger, reorganization or other consolidation or business consideration that would treat the Preferred Shares in a manner inconsistent with the terms of the Certificate of Amendment, (iii) authorization, creation, increase in the authorized amount of, or issuance of any senior or parity equity securities or any equity securities that do not constitute junior securities relative to the Preferred Shares, (iv) authorization, creation, increase

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in the authorized amount of, or issuance of any class of securities other than Common Shares or any security convertible into, or exchangeable or exercisable for the forgoing, that could have the “result of the receipt of property by some shareholders” within the meaning of Section 305(b)(2)(A) of the Internal Revenue Code, (iii) any increase or decrease in the authorized number of Preferred Shares or the issuance of additional Preferred Shares, (iv) amendments to the Company’s debt agreements that would, among other things, adversely affect the Company’s ability to pay dividends on the Preferred Shares in accordance with the Certificate of Amendment and (v) adoption of any plan of liquidation, dissolution, or winding up of the Company or filing of any voluntary petition for bankruptcy, receivership or any similar proceeding.
The foregoing description of the Preferred Shares is qualified in its entirety by reference to the full text of the Certificate of Amendment. An initial version of the Certificate of Amendment was filed as Exhibit 99.3 to the Transaction 8-K. An updated version of the Certificate of Amendment that we intend to file with the Secretary of State of the State of New York prior to or upon the Equity Financing Closing pursuant to our obligations under the Investment Agreement is attached to this proxy statement as Exhibit A. The foregoing description of the Preferred Share does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment.
DESCRIPTION OF THE DEBT COMMITMENT LETTER
On February 10, 2025, in connection with the execution of the Stock Purchase Agreement, JPMorgan Chase Bank delivered the Debt Commitment Letter to the Company, pursuant to which JPMorgan Chase Bank has committed to provide the Debt Financing.
The funding of the Debt Financing pursuant to the Debt Commitment Letter is subject to the satisfaction of certain conditions set forth therein, including execution of the definitive debt financing agreements contemplated by the Debt Commitment Letter, the Kito Crosby Acquisition being consummated substantially contemporaneously with the initial funding of the Debt Financing and the Company having received the proceeds of the Equity Financing in an amount not less than $800.0 million.
All obligations under the Debt Commitment Letter will terminate if the initial borrowing under the Facilities has not occurred on or before the earlier of (i) August 10, 2026, (ii) the Acquisition Closing without the use of a Facility, (iii) the execution and delivery of definitive documentation relating to a Facility and (iv) the valid and legally binding termination of the Stock Purchase Agreement by the Company or with its written consent prior to the Acquisition Closing. The Company has represented and warranted in the Stock Purchase Agreement that, assuming the Debt Financing is funded in accordance with the Debt Commitment Letter, and assuming satisfaction of all of the Company’s conditions to the Acquisition Closing, the Debt Financing, when funded, together with the Equity Financing, will be sufficient to enable the Company to timely perform its obligations to pay, fund or discharge all of the items to be paid, funded or discharged by the Company at the Acquisition Closing.
The foregoing description of the Debt Commitment Letter, which was filed as Exhibit 10.2 to the Transaction 8-K and is incorporated herein by reference, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Debt Commitment Letter.

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PROPOSAL 4
TO APPROVE THE ELIMINATION OF RESTRICTIONS ON THE ISSUANCE OF COMMON SHARES IN CONNECTION WITH THE CONVERSION OF THE PREFERRED SHARES AND ON THE VOTING OF PREFERRED SHARES FOR THE PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635 (THE "NASDAQ LISTING RULES PROPOSAL")
In accordance with our obligations under the Investment Agreement, we are asking our shareholders to approve the removal of the “Nasdaq Cap” in connection with the conversion of the Preferred Shares into Common Shares and with respect to the voting of the Preferred Shares. The term “Nasdaq Cap,” as used in this Proposal 4, means the requirement under Nasdaq Listing Rule 5635 for us to obtain shareholder approval before the Preferred Shares may be (i) converted into a number of Common Shares exceeding 19.99% of the Common Shares outstanding immediately prior to the execution of the Investment Agreement, or (ii) voted with respect to a number of Common Shares exceeding 19.99% of the Common Shares outstanding immediately prior to the execution of the Investment Agreement. This Proposal 4 is not seeking shareholder approval to consummate the Kito Crosby Acquisition or to issue the Preferred Shares.
As described in greater detail above under the heading “Description of the Equity Financing,” on February 10, 2025, in connection with the execution of the Stock Purchase Agreement, the Company entered into the Investment Agreement with the CD&R Investors, providing for the purchase by the CD&R Investors of the Preferred Shares in order to partially finance the aggregate consideration payable in the Kito Crosby Acquisition. The Preferred Shares will be convertible perpetual participating preferred shares of the Company, with an initial conversion price for conversion into our Common Shares equal to $37.68 and accrue dividends at a rate of 7.00% per annum. Pursuant to the Investment Agreement, the CD&R Investors agreed that they will purchase 800,000 Preferred Shares at a purchase price of $1,000 per share for an aggregate purchase price of $800.0 million, subject to the terms and conditions therein.
The issuance of the Preferred Shares to the CD&R Investors pursuant to the Investment Agreement is not subject to approval by the Company’s shareholders. Rather, as described in greater detail below under the heading “Reasons for Requesting Shareholder Approval,” we are seeking shareholder approval of this Proposal 4 as required by Nasdaq Listing Rules 5635(a)(1) and 5635(b) to eliminate restrictions on the issuance of Common Shares in connection with the conversion of the Preferred Shares into Common Shares and on the voting of Preferred Shares.
As of June 30, 2025, the conditions to the Equity Financing Closing have not been satisfied in full or waived and, as such, the Preferred Shares have not been issued.
RESTRICTIONS ON CONVERSION OF PREFERRED SHARES
The designation, rights, preferences and limitations of the Preferred Shares will be set forth in the Certificate of Amendment, which is attached to this proxy statement as Exhibit A. Subject to the limitations described below, the Preferred Shares will be convertible at the option of the holders thereof at any time and from time to time, in whole or in part (subject to the Conversion and Vote Limitations described above under the heading “Description of the Preferred Shares”), into fully paid and non-assessable Common Shares at the then-effective conversion price, initially equal to $37.68. This conversion rate will also be subject to customary anti-dilution and other adjustments as set forth in the Certificate of Amendment. The number of Common Shares into which a Preferred Share will be convertible will be determined by dividing the sum of the Liquidation Preference (as defined in the Certificate of Amendment) plus any Accrued Dividends (as defined in the Certificate of Amendment) with respect to such Preferred Share as in effect at the time of conversion by the conversion price in effect at the time of conversion.

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Pursuant to the terms of the Certificate of Amendment, the option of the holders of the Preferred Shares to convert their Preferred Shares into Common Shares will be subject to the following limitations:
(i)No holder of Preferred Shares will have the right to convert or vote any of their Preferred Shares into Common Shares prior to (x) the first date on which the Company's shareholders vote at a regular or special meeting of the Company with respect to the matters for which approval is being sought from the Company’s shareholders pursuant to this Proposal 4 or (y) the earlier of (1) receipt of the Requisite Shareholder Approval and (2) unless consented to in writing by the Company, the second anniversary of the Equity Financing Closing.
(ii)Prior to the Company’s shareholders approving the Nasdaq Listing Rules Proposal as is sought pursuant to this Proposal 4, the conversion of the Preferred Shares will be subject to the Nasdaq Cap, which prohibits conversion of the Preferred Shares into a number of Common Shares in excess of 19.99% of the Common Shares outstanding immediately prior to the execution of the Investment Agreement. For purposes of this Proposal 4, we refer to any Common Shares in excess of such 19.99% limitation imposed by the Nasdaq Cap as the “Excess Conversion Shares.”
(iii)Unless agreed to by the Company, no holder of Preferred Shares will be permitted to vote or convert Preferred Shares to Common Shares to the extent such vote or conversion would result in such holder and its affiliates (based on the aggregate Common Shares and Preferred Shares held by such holders and affiliates) having the right to vote more than 45% of the votes held by all shareholders of the Company at any given time. For purposes of this Proposal 4, we refer to the limitation described in this subclause (iii) as the “Voting Cap.”
In addition, the Company may, at its option, require conversion of all (but not less than all) of the outstanding Preferred Shares to Common Shares at any time that the closing price of the Common Shares exceeds 200% of the then-effective conversion price for a period of at least 20 out of 30 consecutive trading days, subject to the satisfaction of certain liquidity requirements and the effectiveness of a shelf registration statement (the “Company Conversion Option”). However, if the Company’s shareholders have not approved the Nasdaq Listing Rules Proposal and, as a result of the exercise of the Company Conversion Option, the Nasdaq Cap would limit the number of Common Shares that could be issued by the Company upon such conversion because certain Common Shares to be issued would constitute Excess Conversion Shares, the Company will not be permitted to exercise the Company Conversion Option. In addition, if as a result of the exercise of the Company Conversion Option, the Voting Cap would apply to the Common Shares to be issued to any holder and its affiliates, the Company may, at its option, convert only such number of Preferred Shares to avoid exceeding the Voting Cap.
So long as the Company’s shareholders have not approved the Nasdaq Listing Rules Proposal and in order to comply with the conversion limitations provided by the Nasdaq Cap, the number of Common Shares issuable upon conversion of the Preferred Shares is capped at 19.99% of our Common Shares outstanding immediately prior to the execution of the Investment Agreement. However, if this Proposal 4 is approved and the Nasdaq Cap is eliminated, such Preferred Shares would represent approximately 43% of our Common Shares outstanding after giving effect to the conversion in full of such Preferred Shares.
RESTRICTIONS ON OPTIONAL REDEMPTION RIGHTS OF PREFERRED SHARES
Subject to certain limitations, the Company will have the option to redeem the outstanding Preferred Shares, in whole or in part, for an aggregate redemption price equal to 200% of the sum of the Liquidation Preference plus the Accrued Dividends on such Preferred Shares in effect at the time of redemption (the “Company Redemption Right”).
However, the Company Redemption Right is only available if holders of Preferred Shares can convert such Preferred Shares into Common Shares without the existence of any Excess Conversion Shares. Therefore, so long as the Company’s shareholders have not approved the Nasdaq Listing Rules Proposal, the Company will be unable to exercise the Company Redemption Right.
COMPANY SHARE ISSUANCE MATTERS
Unless the CD&R Investors have provided their prior written consent, the Investment Agreement prohibits the Company from issuing (i) any Common Shares at a per share price of less than $34.25 (subject to certain adjustments) or (ii) any securities junior

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to the Preferred Shares other than Common Shares, in each case prior to the Equity Financing Closing, and if the Company’s shareholders have not approved each of the matters for which shareholder approval is being sought pursuant to Proposal 4, Proposal 5 and Proposal 6 under this proxy statement prior to the Equity Financing Closing, such restrictions will remain in place after the Equity Financing Closing and until the first meeting of shareholders of the Company following the Equity Financing Closing.
RESTRICTIONS ON VOTING RIGHTS FOR PREFERRED SHARES
Subject to the limitations described below, holders of the Preferred Shares generally will be entitled to vote with the holders of the Common Shares on all matters submitted for a vote of holders of Common Shares (voting together with the holders of Common Shares as one class) and will be entitled to a number of votes equal to the number of votes to which Common Shares issuable upon conversion of such Preferred Shares would have been entitled if such Common Shares had been outstanding at the time of the applicable vote and related record date.
However, the number of votes conferred to the Preferred Shares will be limited by the Nasdaq Cap and, as a result, so long as the Company’s shareholders have not approved the Nasdaq Listing Rules Proposal, the Preferred Shares will not be permitted to vote with respect to a number of Common Shares exceeding 19.99% of the Common Shares outstanding immediately prior to the execution of the Investment Agreement. In addition, regardless of whether the Company’s shareholders approve the Nasdaq Listing Rules Proposal, the voting rights of the Preferred Shares are also limited by the Voting Cap whereby no holder of Preferred Shares will be permitted to vote Preferred Shares to the extent such vote would result in such holder and its affiliates (based on the aggregate Common Shares and Preferred Shares held by such holder and its affiliates) having the right to vote more than 45% of the votes held by all shareholders of the Company at any given time.
DIVIDEND MATTERS
Preferred Shares will accrue dividends at a rate of 7.00% per annum (in addition to participating in the Company’s regular Common Share dividends to the extent they exceed $0.07 per calendar quarter), compounded quarterly (payable in cash or in-kind) (such regular quarterly dividends up to $0.07 per calendar quarter, the “Permitted Quarterly Dividends”). Holders of the Preferred Shares will also be entitled to receive certain dividends declared or paid on the Common Shares (other than Permitted Quarterly Dividends) on an as-converted basis (ignoring for these purposes the Nasdaq Cap and the Voting Cap). No dividends will be payable to holders of Common Shares unless the full dividends are paid at the same time to the holders of the Preferred Shares, except for dividends paid in the form of Common Shares, convertible securities, or options, and the Permitted Quarterly Dividends.
TRIGGERING EVENT MATTERS
Each of the following matters constitutes a “Triggering Event” under the Investment Agreement: (i) the Company’s failure to comply with its obligations to effect the conversion of Preferred Shares under the Certificate of Amendment or with respect to certain reorganization transactions, (ii) the Company’s failure to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting conversions of the Preferred Shares into Common Shares, a number of Common Shares equal to the number of Common Shares into which the Preferred Shares could be converted disregarding the Nasdaq Cap and the Voting Cap and assuming that the preferred dividend to occur on the next preferred dividend payment date had already been accrued (as is sought to be obtained by amending our Charter to increase the number of authorized Common Shares from 50,000,000 shares to 100,000,000 shares pursuant to Proposal 5) except that such failure will not constitute a Triggering Event prior to the earlier of (x) the date on which the Requisite Shareholder Approval is obtained and (y) July 31, 2025 (the “Shareholder Approval Deadline”), (iii) the Company’s failure to comply with its obligations for treatment of the Preferred Shares in certain reorganizations of the Company, (iv) the Company’s failure to redeem the Preferred Shares when required in accordance with the terms of the Certificate of Amendment, (v) the Requisite Shareholder Approval (as defined above under the heading “Description of the Kito Crosby Acquisition—Description of the Equity Financing”) not having been obtained, except that such failure will not constitute a Triggering Event prior to the Shareholder Approval Deadline (this exception together with the exception set out in clause (ii) above, the “Triggering Event Exceptions”), (vi) the Company taking any action which requires the prior affirmative vote or written consent of any holder of Preferred Shares pursuant to the terms of the Certificate of Amendment, without obtaining such consent, (vii) the Company’s failure to maintain the listing of the Common Shares on Nasdaq or the New York Stock Exchange, or

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(viii) any other noncompliance with the terms of the Certificate of Amendment by the Company that is not cured within specified periods.
Upon the occurrence of a Triggering Event, the dividend rate for the Preferred Shares shall automatically increase from 7.00% per annum to 10.00% per annum for so long as the Triggering Event remains in effect.
In addition, at any time during which a Triggering Event is occurring, without the consent of the holders representing at least a majority of the then-issued and outstanding Preferred Shares, no dividends will be declared or paid or set apart for payment, or other distributions declared or made (including repurchases or redemptions other than repurchases or redemptions from directors or employees in the ordinary course), upon any junior equity securities, including the Common Shares, except that, until, December 31, 2026, the Company will still be permitted to make the Permitted Quarterly Dividends.
In addition, during a Triggering Event (and, for this purpose, disregarding the Triggering Event Exceptions), the Company shall not be permitted to consummate a Change of Control (as defined in the Certificate of Amendment) unless it provides each holder of the Preferred Shares the option to either receive the consideration they would have received if all of their Preferred Shares had been converted into Common Shares immediately prior to the effective time of the Change of Control, or have all of their then-outstanding Preferred Shares redeemed in full at a redemption price per share in cash equal to 150% of the sum of the aggregate Liquidation Preference and the aggregate Accrued Dividends of such Preferred Shares as of the date of such redemption.
REASONS FOR REQUESTING SHAREHOLDER APPROVAL
Our Common Shares are listed on the Nasdaq Global Select Market, and, as a result, we are subject to the Nasdaq listing standards set forth in the Nasdaq Listing Rules. Although we are not required under New York law to obtain shareholder approval in connection with the Kito Crosby Acquisition or to issue the Preferred Shares, we are required under Nasdaq Listing Rules 5635(a)(1) and 5635(b) to obtain shareholder approval to remove the Nasdaq Cap. Failure to remove the Nasdaq Cap prior to the Shareholder Approval Deadline would be a Triggering Event under the Certificate of Amendment. In addition, as described below, we agreed to put this Proposal 4 forward under the terms of the Investment Agreement. This Proposal 4 is not seeking shareholder approval to consummate the Kito Crosby Acquisition or to issue the Preferred Shares.
NASDAQ LISTING RULE 5635(a)(1)
Nasdaq Listing Rule 5635(a)(1) requires shareholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company, such as the Kito Crosby Acquisition, where due to the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash: (i) the common stock has or will have upon issuance voting power of 20% or more of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is or will be 20% or more of the number of shares of common stock outstanding before the issuance of the stock or securities. In making this calculation, the number of shares issued includes equity compensation awards assumed or in assumed plans.
NASDAQ LISTING RULE 5635(b)
Nasdaq Listing Rule 5635(b) requires shareholder approval prior to the issuance of securities that will result in a change of control of a listed company, which for purposes of Nasdaq Listing Rule 5635(b) is generally deemed to occur when an investor or investor group acquires or has the right to acquire 20% or more of the outstanding shares of common stock or voting power of the company and such ownership or voting power would be the largest ownership position.
SHAREHOLDER APPROVAL REQUIREMENT
Under the terms of the Investment Agreement, (i) we are required to seek to obtain approval of this Proposal 4 at the Annual Meeting, (ii) subject to applicable law and the exercise of fiduciary duties, our Board is required to recommend to our shareholders that such shareholders vote in favor of this Proposal 4. and (iii) we are required use our reasonable best efforts to solicit proxies for this Proposal 4. If approval of this Proposal 4 is not received at the Annual Meeting, we are required to continue to use reasonable best efforts to seek approval of the Nasdaq Listing Rules Proposal at each subsequent meeting of shareholders prior to December 31, 2026 and, if approval of the Nasdaq Listing Rules Proposal is not obtained by July 31, 2026, to call a special meeting of shareholders to be held between August 1, 2026 and December 31, 2026 to seek approval of the Nasdaq Listing Rules Proposal.

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If approval of the Nasdaq Listing Rules Proposal is not obtained prior to December 31, 2026, unless we and the CD&R Investors agree otherwise, after such date, there shall be no future votes for the purposes of obtaining approval of the Nasdaq Listing Rules Proposal.
EFFECTS IF PROPOSAL 4 IS APPROVED
If our shareholders approve this Proposal 4, the Nasdaq Cap will be eliminated and, as a result (i) we will be permitted to issue Common Shares upon the conversion of Preferred Shares and (ii) the holders of Preferred Shares will be entitled to vote their Preferred Shares, in each case without regard to the Nasdaq Cap.
However, even if this Proposal 4 is approved, the Voting Cap as provided for in the Certificate of Amendment will remain in effect and no holder of Preferred Shares will be permitted to vote or convert Preferred Shares to Common Shares to the extent such vote or conversion would result in such holder and its affiliates (based on the aggregate Common Shares and Preferred Shares held by such holder and its affiliates) having the right to vote more than 45% of the votes held by all our shareholders at any given time.
EFFECTS IF PROPOSAL 4 IS NOT APPROVED
If our shareholders do not approve this Proposal 4, the Nasdaq Cap will remain in effect, and (i) Company will not be permitted to issue Common Shares in excess of the Nasdaq Cap upon the conversion of Preferred Shares or in connection with the exercise by the holders of Preferred Shares of their preemptive rights and (ii) the number of votes that may be cast by holders of Preferred Shares will be limited so that the Nasdaq Cap is not exceeded. In addition, the Company will not be able to use either the Company Conversion Option or the Company Redemption Right with respect to the Preferred Shares. Furthermore, as described above, our failure to obtain the Requisite Shareholder Approval by the Shareholder Approval Deadline, would constitute a Triggering Event under the terms of the Investment Agreement, which would cause the dividend rate payable on the Preferred Shares to increase from 7.00% per annum to 10.00% per annum for so long as such Triggering Event continued.
As required by the terms of the Investment Agreement, if our shareholders do not approve this Proposal 4, we will be required to put forward a proposal substantially similar to this Proposal 4 for consideration and approval by our shareholders at future annual and special meetings of shareholders. The requirement to put forward a proposal similar to this Proposal 4 for consideration and approval by our shareholders at future shareholder meetings, including the potential need to hold one or more special meetings, would be costly and time-consuming, and would also divert management’s time and attention away from managing our business.
Finally, even if our shareholders do not approve this Proposal 4, we are permitted to consummate the Kito Crosby Acquisition and to issue the Preferred Shares in connection therewith. This Proposal 4 is not seeking shareholder approval to consummate the Kito Crosby Acquisition or to issue the Preferred Shares.
VOTE REQUIRED
Approval of Proposal 4 requires the affirmative “FOR” vote of the majority of the votes cast (meaning the number of Common Shares voted “FOR” this Proposal 4 must exceed the number of Common Shares voted “AGAINST” this Proposal 4). Abstentions and broker non-votes are not considered “votes cast” for the foregoing purpose and will have no effect on the vote for this Proposal 4.

PROPOSAL 4	The Board of Directors Recommends a Vote "FOR" the Nasdaq Listing Rules Proposal.	FOR

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PROPOSAL 5
TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES (THE "AUTHORIZED SHARES PROPOSAL")
We are asking our shareholders to approve an amendment to our Charter to increase the number of authorized shares of our stock from 51,000,000 shares to 101,000,000 shares and to increase the number of authorized Common Shares from 50,000,000 Common Shares to 100,000,000 Common Shares (the “Authorized Share Increase Amendment”). The Board has unanimously approved the Authorized Share Increase Amendment, declared the Authorized Share Increase Amendment to be advisable and in the best interest of shareholders and directed that the Authorized Share Increase Amendment be submitted to the shareholders for approval at the Annual Meeting.
THE PROPOSED AMENDMENT TO OUR CHARTER
Currently, our Charter authorizes the issuance of up to 51,000,000 shares, of which 50,000,000 are designated as Common Shares and 1,000,000 shares are designated as preferred shares.
As of June 13, 2025, approximately 28,688,208 Common Shares were issued and outstanding, no preferred shares were issued and outstanding, approximately 2,374,108 Common Shares were reserved for issuance upon exercise of outstanding stock options or vesting of outstanding RSUs and PSUs, and approximately 1,398,319 Common Shares were reserved for issuance as future equity compensation awards under our stock-based long term incentive plans. As of June 13, 2025, approximately 323,735 Common Shares were held in treasury and approximately 20,988,057 Common Shares are authorized but unissued. Accordingly, a total of 19,589,738 Common Shares, or 39.2% of the total authorized Common Shares, are unreserved and available for general corporate purposes. Upon the approval of this Proposal 5, there would be approximately 69,589,738 authorized and unreserved Common Shares available for issuance.
If approved by our shareholders, the Authorized Share Increase Amendment would amend and restate Article FOURTH of our Charter as follows and as set forth in Exhibit B to this proxy statement. Additions are indicated by bold-underlining and deletions are indicated by bolded strike-outs:
“FOURTH: The ~~total~~ aggregate number of shares which the corporation ~~is authorized~~ shall have authority to issue is ~~51,000,000~~ one hundred one million (101,000,000) shares, ~~of which 50,000,000~~ consisting of one hundred million (100,000,000) common shares, par value $0.01 per share~~, are designated as common shares~~ (“Common Shares”), and ~~of which~~ one million (1,000,000) shares of preferred stock, par value $1.00 per share~~, are designated as preferred shares~~ (“Preferred Shares”), which may be designated, from time to time, as one or more classes or series of Preferred Shares, in such number and with such designations, preferences, rights, qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issuance of such class or series of Preferred Shares adopted by the Board of Directors from time to time, pursuant to the authority hereby given, the terms of which shall have been set forth in a Certificate of Amendment executed, verified and filed in the manner required by the Business Corporation Law; provided, however, that all shares of any one series or class of Preferred Shares shall be alike in every particular.
Subject to the rights of the holders of any Preferred Shares, the holders of Common Shares are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine.”
Other than to increase the number of authorized shares of the Corporation from 51,000,000 shares to 101,000,000 shares and to increase the number of authorized shares designated as Common Shares from 50,000,000 Common Shares to 100,000,000

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Common Shares, no other changes or modifications will be made to Article FOURTH of our Charter. The Authorized Share Increase Amendment would not increase the number of preferred shares that we are authorized to issue.
REASONS FOR THE AUTHORIZED SHARE INCREASE AMENDMENT TO OUR CHARTER
The Board believes it to be in the best interest of the Company and in the best interest of our shareholders to increase the number of authorized Common Shares. The authorization of additional Common Shares will provide the Company with the flexibility to issue Common Shares for future stock dividends, stock splits, raising of capital, possible acquisitions and other appropriate corporate purposes, including having a sufficient number of Common Shares available to allow for the conversion, in full, of the Preferred Shares expected to be issued under the terms of the Investment Agreement. See the disclosure above under the heading “Description of the Equity Financing” for additional information on the Preferred Shares and the terms of the Investment Agreement. In making this determination and as part of its approval, the Board considered, among other things: our need for additional capital; our historical share issuance purposes and rates; our possible future share requirements, including the issuance of Common Shares upon the conversion of the Preferred Shares, once issued; our obligations under the terms of the Investment Agreement; recent practices at other public companies; and a recommendation from our management.
If the number of authorized Common Shares is not increased, as noted above, as of June 13, 2025, we would have only approximately 19,589,738 Common Shares available for such uses. The Board believes that this is an insufficient number of Common Shares and would significantly restrict the Company’s ability to manage its capital needs to the detriment of shareholders’ interests. The Board believes that additional authorized Common Shares will enable the Company to meet its future needs and have the flexibility to respond quickly to advantageous business opportunities without the delay and expense associated with convening a special meeting of our shareholders or waiting for the next annual meeting of shareholders. Additionally, the Board believes that the proposed increase in authorized Common Shares will allow for a sufficient number of shares to be available for the conversion of the Preferred Shares, once issued, and to provide the additional flexibility necessary to pursue our strategic objectives.
Finally, under the terms of the Investment Agreement, (i) the Company is required to seek to obtain approval of the Authorized Shares Proposal at the Annual Meeting, (ii) subject to applicable law and the exercise of fiduciary duties, the Board is required to recommend to the Company’s shareholders that such shareholders vote in favor of the Authorized Shares Proposal and (iii) the Company is required use its reasonable best efforts to solicit proxies for this Proposal 5. If approval of this Proposal 5 is not received at the Annual Meeting, we are required to continue to use reasonable best efforts to seek approval of the Authorized Shares Proposal at each subsequent meeting of shareholders prior to December 31, 2026 and, if approval of the Authorized Shares Proposal is not obtained by July 31, 2026, calling a special meeting of shareholders to be held between August 1, 2026 and December 31, 2026 to seek approval of the Authorized Shares Proposal. If approval of the Authorized Shares Proposal is not obtained prior to December 31, 2026, unless we and the CD&R Investors agree otherwise, after such date, there shall be no future votes for the purposes of obtaining approval of the Authorized Shares Proposal.
Furthermore, as described above, the failure by our shareholders to approve this Proposal 5 by the Shareholder Approval Deadline (as defined in Proposal 4) would constitute a Triggering Event under the terms of the Investment Agreement, which would cause the dividend rate payable on the Preferred Shares to increase from 7.00% per annum to 10.00% per annum for so long as such Triggering Event continued.
Except for issuances of Common Shares upon exercise, vesting or settlement of outstanding equity awards issued under our equity incentive plans and for the issuance of Common Shares upon the conversion of the Preferred Shares, once issued, as of the date of this proxy statement, we currently have no specific understandings or commitments, oral or written, which would require us to issue any additional material amount of new Common Shares. Our Board will determine whether, when and on what terms any future issuance of Common Shares may be warranted in connection with any future actions.

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Proposal 5

POSSIBLE EFFECTS OF THE AUTHORIZED SHARE INCREASE AMENDMENT TO OUR CHARTER
The additional Common Shares to be authorized upon the approval of the Authorized Share Increase Amendment would have rights identical to the current outstanding Common Shares. Approval of the Authorized Share Increase Amendment and issuance of the Common Shares would not affect the rights of the holders of currently outstanding Common Shares, except for effects consequential to increasing the number of Common Shares outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Shares. The additional Common Shares authorized by the approval of this Proposal 5 could be issued by the Board without further vote of our shareholders, except as may be required in particular cases by our Charter, applicable law, regulatory agencies or Nasdaq Listing Rules. Under our Charter, except for the preemptive rights held by the CD&R Investors discussed elsewhere in this proxy statement, shareholders do not have preemptive rights to subscribe to additional securities that may be issued by us, which means that current shareholders do not have a prior right thereunder to purchase any new issue of Common Shares in order to maintain their proportionate ownership interests in the Company.
The Authorized Share Increase Amendment could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquirer, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the Company. We do not have any current plan, commitment, arrangement, understanding or agreement to employ the additional unissued authorized Common Shares as an anti-takeover device. The Board would act in the best interests of shareholders if any such takeover attempt were made, and it is not aware of any current attempt to take control of the Company. The Authorized Share Increase Amendment has been prompted by the requirements of the Investment Agreement and the need to have a sufficient number of Common Shares to available to permit the conversion, in full, of the Preferred Shares, once issued.
The increase in authorized Common Shares will not have any immediate effect on the rights of existing shareholders or change the number of Common Shares outstanding. However, the Board may issue authorized Common Shares in future without requiring future shareholder approval of such issuances, except as may be required by the Charter and applicable law and regulations or by the Nasdaq Listing Rules. To the extent that the additional authorized Common Shares are issued in the future, other than in connection with a share dividend, they will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing shareholders for their shares, could be dilutive to our existing shareholders. Depending on the terms of any such future issuance, this dilution could be significant. At this time, it is impossible to predict the dilutive impact of future shares issuances, if any. The Authorized Share Increase Amendment to increase the authorized number of Common Shares does not change the number of shares of preferred stock that the Company is authorized to issue.
VOTE REQUIRED
Approval of Proposal 5 requires the affirmative “FOR” vote of a majority of our outstanding Common Shares (meaning that of the outstanding Common Shares, a majority of them must be voted “FOR” this Proposal 5 for it to be approved). Abstentions and broker non-votes will have the effect of a vote “AGAINST” this Proposal 5.
If approved, the Authorized Share Increase Amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of New York as soon as reasonably practicable after receiving approval from our shareholders.

PROPOSAL 5	The Board of Directors Recommends a Vote "FOR" the Authorized Shares Proposal.	FOR

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PROPOSAL 6
APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO PERMIT EXERCISE OF PREEMPTIVE RIGHTS BY THE CD&R INVESTORS (THE "PREEMPTIVE RIGHTS PROPOSAL")
We are asking our shareholders to approve an amendment to our Charter to permit exercise of preemptive rights by the CD&R Investors in connection with their contractual rights under the Investment Agreement (the “Preemptive Rights Amendment”). Currently, Article SEVENTH of our Charter provides that no holder of shares of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any of our shares of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into, exchangeable for or carrying rights or options to purchase such shares, which may at any time be issued, sold or offered for sale by us. The Board has unanimously approved the Preemptive Rights Amendment, declared the Preemptive Rights Amendment to be advisable and in the best interest of shareholders and directed that the Preemptive Rights Amendment be submitted to the shareholders for approval at the Annual Meeting.
DESCRIPTION OF THE CD&R INVESTORS PREEMPTIVE RIGHTS
Preemptive Rights Regarding New Issuances. The terms of the Preferred Shares to be issued to the CD&R Investors under the terms of the Investment Agreement discussed in this proxy statement require that, after receipt of the Requisite Shareholder Approval for this Proposal 6 and for so long as the CD&R Investors hold Preferred Shares (or Common Shares issued upon conversion of the Preferred Shares) representing at least 25% of the Preferred Shares initially issued to the CD&R Investors at the Equity Financing Closing, the CD&R Investors will have customary preemptive rights to participate in future equity and equity-linked issuances by the Company to the extent necessary to maintain their pro rata ownership percentage interest in the Company, subject to customary exceptions. The amount of equity that each CD&R Investor shall be entitled to purchase in the aggregate pursuant to their preemptive rights under the Investment Agreement is determined by multiplying (x) the total number of such offered equity by (y) a fraction, the numerator of which is the number of shares of As-Converted Common Shares (as defined in the Investment Agreement) held by such CD&R Investor, as of the date of the preemptive rights notice, and the denominator of which is the number of As-Converted Common Shares then outstanding, as of the date of the preemptive rights notice.
Notice Requirements. If we propose to offer Common Shares or Preferred Shares subject to the preemptive rights of the CD&R Investors, we generally must provide the CD&R Investors with written notice of our intention, describing the anticipated price (or range of anticipated prices), anticipated amount of Common Shares and Preferred Shares being offered and other material terms and timing upon which we propose to offer the same at least five (5) business days prior to such issuance, including with regard to registered public offerings. We may provide such notice to the CD&R Investors on a confidential basis prior to public disclosure of such an offering.
Shareholder Approval Considerations. In the event that the CD&R Investors are not entitled to acquire any Common Shares or Preferred Shares pursuant to their preemptive rights because such issuance would require us to obtain shareholder approval in respect of the issuance of such Common Shares or Preferred Shares as a result of any such CD&R Investor’s status as an “affiliate” of the Company or pursuant to the rules and listing standards of Nasdaq, we are obligated, upon such CD&R Investor’s reasonable request, (i) to waive the Standstill Restrictions under the Investment Agreement solely to the extent necessary to permit any CD&R Investor to acquire, prior to the date that is six months following such issuance, such number of Common Shares or Preferred Shares that were not issued; (ii) to consider and discuss in good faith modifications proposed by the CD&R Investors to the terms and conditions of such portion of the Common Shares or Preferred Shares that would otherwise be issued to the CD&R Investors such that we would not be required to obtain shareholder approval in respect of the issuance of such Common Shares or

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Preferred Shares as so modified; and/or (iii) to use our reasonable best efforts to seek shareholder approval in respect of the issuance of any Common Shares or Preferred Shares to the CD&R Investors.
Restrictions on New Issuances. Prior to the Equity Financing Closing and, to the extent that the Requisite Shareholder Approval has not been obtained, from the Equity Financing Closing until the first meeting of shareholders of the Company following the Equity Financing Closing, we are generally prohibited without the written consent of the CD&R Investors from issuing (i) any Common Shares at a per share price of less than $34.25 (subject to certain adjustments) or (ii) any equity securities junior to the Preferred Shares other than Common Shares.
Miscellaneous. The election by any CD&R Investor to not exercise its preemptive rights under the Investment Agreement in any one instance shall not affect its right as to any subsequent proposed issuance of ours. The Company is required under the terms of the Investment Agreement to cooperate in good faith with the CD&R Investors to facilitate the exercise of their preemptive rights, including using reasonable best efforts to secure any required approvals or consents.
THE PREEMPTIVE RIGHTS AMENDMENT
If approved by our shareholders, the Preemptive Rights Amendment would amend and restate Article Seventh of our Charter as follows and as set forth in Exhibit C to this proxy statement. Additions are indicated by bold-underlining and deletions are indicated by bolded strike-outs:
“SEVENTH: Except as provided for in Section 4.12 of that certain Investment Agreement, by and among the corporation, CD&R XII Keystone Holdings, L.P. and Clayton, Dubilier & Rice Fund XII, L.P. (solely for purposes of Section 4.13 of the Investment Agreement), dated as of February 10, 2025, as amended or supplemented from time to time, ~~No~~ no holder of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into, exchangeable for or carrying rights or options to purchase such shares, which may at any time be issued, sold or offered for sale by the corporation.”
POSSIBLE EFFECTS OF THE PREEMPTIVE RIGHTS AMENDMENT TO OUR CHARTER
If this Proposal 6 is approved by our shareholders, the CD&R Investors will be allowed to exercise their preemptive rights as provided for under the Investment Agreement to participate in future equity and equity-linked issuances by the Company to the extent necessary to maintain their pro rata ownership percentage in the Company. None of the other holders of the Company’s outstanding capital stock, including the holders of the Common Shares, would have, or be permitted to exercise, preemptive rights to participate in future equity and equity-linked issuances by the Company.
The Preemptive Rights Amendment may be deemed to have an anti-takeover effect, because the granting of preemptive rights to a certain class of investors could discourage other potential investors from making a tender offer or other takeover bid, even if the tender offer or other bid may be in the best interests of the Company and its shareholders. As discussed herein, we do not have any current plan, commitment, arrangement, understanding or agreement to employ the CD&R Investors preemptive rights as an anti-takeover device. The Board would act in the best interests of shareholders if any such takeover attempt were made, and it is not aware of any current attempt to take control of the Company.
POTENTIAL EFFECTS IF THE PREEMPTIVE RIGHTS AMENDMENT IS NOT APPROVED
Under the terms of the Investment Agreement, (i) the Company is required to seek to obtain approval of the Preemptive Rights Proposal at the Annual Meeting, (ii) subject to applicable law and the exercise of fiduciary duties, the Board is required to recommend to the Company’s shareholders that such shareholders vote in favor of the Preemptive Rights Proposal and (iii) the Company is required use its reasonable best efforts to solicit proxies for this Proposal 6. If approval of this Proposal 6 is not received at the Annual Meeting, we are required to continue to use reasonable best efforts to seek approval of the Preemptive

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Rights Proposal at each subsequent meeting of shareholders prior to December 31, 2026 and, if approval of the Preemptive Rights Proposal is not obtained by July 31, 2026, calling a special meeting of shareholders to be held between August 1, 2026 and December 31, 2026 to seek approval of the Preemptive Rights Proposal. If approval of the Preemptive Rights Proposal is not obtained prior to December 31, 2026, unless we and the CD&R Investors agree otherwise, after such date, there shall be no future votes for the purposes of obtaining approval of the Preemptive Rights Proposal.
Furthermore, as described above, the failure by our shareholders to approve this Proposal 6 by the Shareholder Approval Deadline would constitute a Triggering Event under the terms of the Investment Agreement, which would cause the dividend rate payable on the Preferred Shares to increase from 7.00% per annum to 10.00% per annum for so long as such Triggering Event continued.
VOTE REQUIRED
Approval of Proposal 6 requires the affirmative “FOR” vote of a majority of our outstanding Common Shares (meaning that of the outstanding Common Shares, a majority of them must be voted “FOR” this Proposal 6 for it to be approved). Abstentions and broker non-votes will have the effect of a vote “AGAINST” this Proposal 6.
If approved, the Preemptive Rights Amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of New York as soon as reasonably practicable after receiving approval from our shareholders.

PROPOSAL 6	The Board of Directors Recommends a Vote "FOR" the Preemptive Rights Proposal.	FOR

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PROPOSAL 7
APPROVAL OF A PROPOSAL TO ADJOURN THE ANNUAL MEETING TO A LATER DATE, OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO ADOPT THE NASDAQ LISTING RULES PROPOSAL, THE AUTHORIZED SHARES PROPOSAL OR THE PREEMPTIVE RIGHTS PROPOSAL (THE "ADJOURNMENT PROPOSAL")
In the event there are not sufficient votes at the time of the Annual Meeting to adopt the Nasdaq Listing Rules Proposal, the Authorized Shares Proposal or the Preemptive Rights Proposal, the Board may submit a proposal to adjourn the Annual Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies.
VOTE REQUIRED
Approval of Proposal 7 requires the affirmative “FOR” vote of the majority of the votes cast (meaning the number of Common Shares voted “FOR” this Proposal 7 must exceed the number of Common Shares voted “AGAINST” this Proposal 7). Abstentions and broker non-votes are not considered “votes cast” for the foregoing purpose and will have no effect on the vote for this Proposal 7.

PROPOSAL 7	The Board of Directors Recommends a Vote "FOR" the Adjournment Proposal.	FOR

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Audit Committee reviews and makes recommendations, where appropriate, to the Board with respect to all related party transactions and relationships. Pursuant to Item 404 of Regulation S-K, a “related person” includes (among others) an executive officer, Director and, by reference to Item 403(a) of Regulation S-K, a party who beneficially owns more than 5% of any class of the Company’s voting securities, or a person known by the Company to be an immediate family member of any of the foregoing, who is a party to a transaction with the Company in which the payment for a fiscal year exceeds $120,000. Any such related party transaction is required to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party. The Company has a separate “Related Person Transaction Policy,” as well as other various policies and procedures, including the Company’s Code of Business Conduct and the annual Directors’ and Officers’ questionnaires that require disclosure of transactions or relationships that may constitute conflicts of interest or require disclosures or affect an independence determination under applicable SEC rules.
For fiscal 2025, there were no related or affiliated third-party transactions that required review or that were required to be disclosed pursuant to Item 404 of Regulation S-K.
SOLICITATION OF PROXIES
The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing and mailing this proxy statement. The Company has retained Innisfree to assist in the solicitation of proxies for an aggregate fee of $50,000 plus reasonable out-of-pocket expenses and a success fee of $50,000 for the successful approval of proposals 4, 5, 6 and 7. In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our directors, officers and employees at no additional compensation. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.
SHAREHOLDERS’ PROPOSALS
Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the proxy statement for our 2026 Annual Meeting. These shareholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, by U.S. mail, postage prepaid, to our Corporate Secretary, Columbus McKinnon Corporation, 13320 Ballantyne Corporate Place, Charlotte, NC, 28277, no later than March 2, 2026, to be included in the Company’s proxy statement for the 2026 Annual Meeting. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received.
In addition, under our By-Laws, any shareholder who intends to nominate a candidate for election to the Board or to propose any business at our 2026 Annual Meeting (other than proposals presented under Rule 14a-8) pursuant to the advance notice provisions of the By-Laws, must give notice to our Corporate Secretary not less 90 days nor more than 120 days prior to the first anniversary of the 2025 Annual Meeting. In each case, the notice must include information specified in our By-Laws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our stock. In the event the date of the 2026 Annual Meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the shareholder, to be timely, must be so delivered, or mailed and received, not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

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In addition to the information required in the notice of a proposal, a notice to our Corporate Secretary with respect to nominations must contain certain information regarding each proposed nominee for director. Further information regarding proposals or nominations by shareholders can be found in Section 1.11 of the Company’s By-Laws. If our Board or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.11 of the Company's By-Laws, such proposal or nomination will not be considered.
A shareholder who intends to nominate a candidate for election to the Board or to propose any business at our 2026 Annual Meeting must do so between April 17, 2026 and May 17, 2026, and must comply with the procedures set forth in our By-Laws as described above.
In addition to satisfying the foregoing requirements under the By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended.
As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this proxy statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.
CONTACTING THE BOARD
Our Board has adopted a written policy regarding communications with our Board. A copy of this policy is posted on the Investor Relations section of the Company’s website at investors.cmco.com.
PROCEDURES FOR RECOMMENDING INDIVIDUALS TO SERVE AS DIRECTORS
The Corporate Governance and Nomination Committee also considers Director candidates recommended by our shareholders. Any shareholder who wishes to propose Director nominees for consideration by our Corporate Governance and Nomination Committee, but does not wish to present such proposal at an annual meeting of shareholders, may do so at any time by directing a description of each nominee’s name and qualifications for Board membership to the Chair of the Corporate Governance and Nominating Committee by sending c/o our Corporate Secretary, Columbus McKinnon Corporation, 13320 Ballantyne Corporate Place, Charlotte, NC, 28277. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our By-Laws. The Corporate Governance and Nomination Committee evaluates nominee proposals submitted by shareholders in the same manner in which it evaluates other Director nominees.
DIRECTOR ORIENTATION AND CONTINUING EDUCATION
Our orientation programs familiarize new Directors with our Company’s businesses, strategies and policies and assist new Directors in developing the skills and knowledge required for their service on the Board. Throughout the year, we also present educational materials, including a membership to the National Association of Corporate Directors, to the Board to assist our Directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities.

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RECONCILIATION OF NON-GAAP MEASURES
The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this presentation that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this presentation. The non-GAAP financial measures in this presentation may differ from similarly titled measures used by other companies.
•Adjusted EBITDA and Adjusted EBITDA Margin
FORWARD-LOOKING NON-GAAP MEASURES
The Company has not reconciled the forward looking Adjusted EBITDA provided in this proxy statement to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide information for the comparable GAAP financial measure.

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Reconciliation of Non-GAAP Measures

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.

($ in thousands)	Fiscal Year

	2021	2022	2023	2024	2025

Net income	$9,106	$29,660	$48,429	$46,625	$(5,138)
Add back (deduct):
Income tax expense (benefit)	970	8,786	26,046	14,902	(367)
Interest and debt expense	12,081	20,126	27,942	37,957	32,426
Investment (income) loss	(1,693)	(46)	(315	(1,759)	(1,302)
Foreign currency exchange (gain) loss	941	1,574	(2,189)	1,826	3,179
Other (income) expense, net	20,850	(1,122)	(2,072)	7,597	25,775
Depreciation and amortization expense	28,153	41,924	41,947	45,945	48,187
Cost of debt refinancing and repricing	—	14,803	—	1,190	—
Acquisition deal and integration costs	3,951	10,473	616	3,211	11,014
Acquisition inventory step-up expense	—	5,042	—	—	—
Product liability settlement	—	2,850	—	—	—
Business realignment costs	1,470	3,902	5,140	1,867	2,517
Factory and warehouse consolidation	3,778	—	—	744	17,546
Headquarter relocation costs	—	—	996	2,059	373
Garvey contingent consideration	—	—	1,230	—	—
Acquisition amortization of backlog	—	2,100	—	—	—
Insurance settlement	229	—	—	—	—
Gain on sale of building	(2,638)	—	—	—	—
Monterrey, MX new factory start-up costs	—	—	—	4,489	13,748
Hurricane Helene	—	—	—	—	171
Mexico customs duty assessment	—	—	—	—	1,067
Customer bad debt	—	—	—	—	1,299

Adjusted EBITDA	$77,198	$140,072	$147,770	$166,653	150,495

Sales	$649,642	$906,555	$936,240	$1,013,540	963,027
Add back:
Acquisition amortization of backlog	—	2,100	—	—	—

Adjusted Net Sales	$649,642	$908,655	$936,240	$1,013,540	963,027

Net income margin	1.4%	3.3%	5.2%	4.6%	(0.5)%
Adjusted EBITDA Margin	11.9%	15.4%	15.8%	16.4%	15.6%

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INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement incorporates by reference the following information:
•Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operation), Item 7A (Quantitative and Qualitative Disclosures About Market Risk), Item 8 (Financial Statements and Supplementary Data) and Item 9 (Changes in and Disagreements With Accountants on Accounting and Financial Disclosure) of our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 28, 2025.
•Our Current Reports on Form 8-K filed with the SEC on June 17, 2025, and February 11, 2025 (solely with respect to the information disclosed in Exhibits 2.1, 10.1, 10.2 and 99.4 thereto).

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EXHIBIT A – CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
COLUMBUS McKINNON CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned, David J. Wilson, President and Chief Executive Officer, of Columbus McKinnon Corporation, a New York corporation (the “Corporation”), hereby certifies as follows:
1.The name of the Corporation is COLUMBUS MCKINNON CORPORATION. The name under which the Corporation was formed was COLUMBUS MCKINNON CHAIN CO., INC.
2.The original Certificate of Incorporation was filed by the Department of State on September 23, 1929. The Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), was filed by the Department of State on October 17, 2022.
3.As authorized by Article FOURTH of the Certificate of Incorporation, the board of directors of the Corporation (hereinafter called the “Board of Directors,” which term shall include any committee thereof duly authorized to act on behalf of such Board of Directors) has authorized the issuance of a series of preferred shares of the Corporation and has adopted resolutions providing for the issuance of such series, including the number, designation and relative rights, preferences and limitations of the shares of such series.
This Certificate of Amendment (this “Certificate”) hereby amends the Certificate of Incorporation by the addition of the following Article NINTH setting forth, in full, the number, designation, relative rights, preferences and limitations of the foregoing series of preferred shares of the Corporation:
NINTH:
1.Designation and Amount. There is hereby authorized for issuance a series of preferred shares, par value $1.00 per share (the “Preferred Shares”). The shares of such series shall be designated as “Series A Cumulative Convertible Participating Preferred Shares” (the “Series A Preferred Shares”) and the number of shares constituting the Series A Preferred Shares shall be 800,000. Subject to and in accordance with the provisions of Section 11(b), such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Shares.
2.Rank. Each Series A Preferred Share shall rank equally in all respects and shall be subject to the provisions herein. The Series A Preferred Shares shall, with respect to payment of dividends, redemption payments or rights (including as to the distribution of assets) upon Liquidation (as defined below), (i) rank senior and prior to the Corporation’s common shares, par value $0.01 per share (the “Common Shares”), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms does not expressly rank senior to, or on parity with, the Series A Preferred Shares as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon Liquidation, or otherwise (all such equity securities, including the Common Shares, are collectively referred to herein as “Junior Securities”), (ii) rank junior to the Corporation’s debt obligations and each class or series of equity securities of the Corporation, whether currently issued or issued in the future in accordance with this Article NINTH, that by its terms expressly ranks senior to the Series A Preferred Shares as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon Liquidation, or otherwise (all such equity securities are collectively referred to herein as “Senior Securities”), and (iii) rank on parity with each class or series of equity securities of the Corporation, whether currently issued or issued in the future in accordance with this Article NINTH, that expressly provides that it ranks on parity with the Series A

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Exhibit A

Preferred Shares as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon Liquidation, or otherwise (all such equity securities are collectively referred to herein as “Parity Securities”). The respective definitions of Junior Securities, Senior Securities and Parity Securities shall also include any securities, rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Senior Securities or Parity Securities, as the case may be.
3.Definitions.
(a)As used herein, the following terms shall have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:
“Accrued Dividends” means, as of any date, with respect to any Series A Preferred Share, all dividends that have accrued in respect of such share pursuant to Section 4(a)(ii) but that have not been paid as of such date as Cash Dividends.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.
“Base Amount” means, with respect to any Series A Preferred Share, as of any date, the sum of (x) the Liquidation Preference and (y) the Base Amount Accrued Dividends with respect to such share as of such date.
“Base Amount Accrued Dividends” means, with respect to any Series A Preferred Share, as of any date, (i) if a Preferred Dividend Payment Date has occurred since the issuance of such share, the Accrued Dividends with respect to such share as of the preceding Preferred Dividend Payment Date (taking into account the payment of Preferred Dividends in respect of such period ending on such preceding Preferred Dividend Payment Date, if any, as of such Preferred Dividend Payment Date) or (ii) if no Preferred Dividend Payment Date has occurred since the issuance of such share, zero.
“Base Dividend Rate” means, for any day, 7.00% per annum.
“Beneficially Own” and “Beneficial Ownership” has the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of Equity Interests of any Person shall be calculated in accordance with the provisions of such rule, but without taking into account any contractual restrictions or limitations on voting or other rights; provided that, for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities.
“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors for the purposes in question.
“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks are generally required or authorized by Law to be closed in New York City, New York.
“By-Laws” means the Amended and Restated By-Laws of the Corporation, as amended from time to time.
“Cash Dividend” has the meaning set forth in Section 4(a)(ii).
“Certificate of Incorporation” means the [Restated] Certificate of Incorporation of the Corporation, as amended from time to time.
“Change of Control” means the occurrence, directly or indirectly, of any of the following:
(i)any purchase, merger, acquisition or other transaction or series of related transactions immediately following which any Person or Group (excluding the Investor or its Affiliates or any Group including the Investor or its Affiliates) shall Beneficially Own, directly or indirectly, Voting Stock entitling such Person or Group to exercise more than 50% of the total voting power of all classes of Voting Stock of the Corporation, other than as a result of any such transaction in which (x) the holders of securities that represented 100% of the Voting Stock of the Corporation immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the total voting

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2025 Proxy Statement

Exhibit A

power of all classes of Voting Stock of the surviving Person or any parent entity thereof immediately after such transaction and (y) the holders of securities that represented 100% of the Voting Stock of the Corporation immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or any parent entity thereof in substantially the same proportion to each other as immediately prior to such transaction;
(ii)any transaction or series of related transactions immediately following which the Persons who Beneficially Own the Voting Stock of the Corporation immediately prior to such transaction or transactions cease to Beneficially Own more than 50% of the Voting Stock of the Corporation, any successor thereto or any parent entity thereof immediately following such transaction or transactions; or
(iii)(x) the Corporation merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person (other than a wholly-owned Subsidiary of the Corporation), or (y) the Corporation engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Shares are exchanged for or converted into cash, securities or other property, in each case of clauses (x) and (y), other than any such transaction: (A) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Shares; (B) which is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding Common Shares solely into shares of common stock (or equivalent) of the surviving entity; or (C) where the Voting Stock of the Corporation outstanding immediately prior to such transaction remains, or is converted into or is exchanged for, Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of Voting Stock of such surviving or transferee Person (immediately after giving effect to such merger or consolidation).
“Change of Control Effective Date” has the meaning set forth in Section 8(a).
“Change of Control Redemption” has the meaning set forth in Section 8(a).
“Change of Control Redemption Notice” has the meaning set forth in Section 8(b).
“COC Redemption Price” has the meaning set forth in Section 8(a).
“COI Amendment” has the meaning set forth in the definition of Requisite Shareholder Approval.
“Common Share Dividend Record Date” has the meaning set forth in Section 4(a)(iv).
“Common Share Trading Price” means, as of any Trading Day, the closing price of a Common Share on such Trading Day (as reported on Bloomberg, based on composite transactions for the Trading Market).
“Common Shares” has the meaning set forth in Section 2.
“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
“Conversion Date” has the meaning set forth in Section 6(b)(iv).
“Conversion Notice” has the meaning set forth in Section 6(b)(ii).
“Conversion Option” has the meaning set forth in Section 6(a)(i)(A).
“Conversion Option Date” has the meaning set forth in Section 6(a)(i)(A).
“Conversion Option Measurement Period” has the meaning set forth in Section 6(a)(i)(A).
“Conversion Price” means, as of any date, the Initial Conversion Price, as adjusted pursuant to Section 9.

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Exhibit A

“Conversion Right” has the meaning set forth in Section 6(a)(i)(B).
“Convertible Securities” means indebtedness or Equity Interests convertible into or exchangeable for Common Shares.
“Corporation” means Columbus McKinnon Corporation, a New York corporation.
“Debt Financing Documents” means [●].
“Dividend Payment Record Date” has the meaning set forth in Section 4(a)(iv).
“Dividend Rate” means, for any day, the Base Dividend Rate as increased by the Noncompliance Additional Rate, if any, applicable on such day pursuant to Section 4(b).
“Equity Interests” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.
“Ex-Date” means, when used with respect to any distribution, the first date on which the Common Shares or other securities in question do not have the right to receive the distribution giving rise to an adjustment to the Conversion Price.
“Excess Conversion Shares”1 means, prior to receipt of the Requisite Shareholder Approval, in connection with any conversion of Series A Preferred Shares (disregarding for this purpose the last sentence of Section 6(a)(i)(B)), those Common Shares (if any) that would result in the number of Common Shares issued in such conversion (when taken together with all Common Shares previously issued in connection with any conversion of Series A Preferred Shares) exceeding [●]2.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Exchange Property” has the meaning set forth in Section 7(a).
“Governmental Entity” means any transnational, multinational, domestic or foreign federal, state, provincial or local governmental, regulatory or administrative authority, instrumentality, department, court, arbitrator, agency, commission or official, including any political subdivision thereof, any state-owned or state-controlled enterprise, or any non-governmental self-regulatory agency, commission or authority.
“Group” means any “group” as such term is used in Section 13(d)(3) of the Exchange Act.
“Holder” means, at any time, any Person in whose name Series A Preferred Shares are registered, which may be treated by the Corporation as the absolute owner of such Series A Preferred Shares for the purpose of making payment and settling the related conversions and for all other purposes.
“Holder COC Redemption Price” has the meaning set forth in Section 8(a).
“Implied Quarterly Dividend Amount” means, with respect to any Series A Preferred Share, as of any date, the product of (a) the Base Amount of such Series A Preferred Share as of the first day of the applicable Payment Period and (b) one-fourth of the Dividend Rate applicable to such share on such date.
“Initial Conversion Price” means (i) with respect to each Series A Preferred Share issued on the Original Issuance Date, $37.68 per Common Share and (ii) with respect to each Series A Preferred Share issued after the Original Issuance Date, the Conversion Price in effect immediately prior to the issuance of such share.
“Investment Agreement” means that certain Investment Agreement, dated as of February 10, 2025, by and among the Corporation, CD&R XII Keystone Holdings, L.P., a Cayman Islands exempted limited partnership, and, solely for purposes
1     Note to Draft: Definition and references to Excess Conversion Shares to be removed if the Requisite Shareholder Approval is obtained prior to closing.
2     Such amount to equal such number of Common Shares that represents 19.99% of the Common Shares outstanding as of immediately prior to signing (or, if agreed by the parties in accordance with Nasdaq guidance, the closing).

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2025 Proxy Statement

Exhibit A

of Section 4.13 thereof, Clayton, Dubilier & Rice Fund XII, L.P., a Cayman Islands exempted limited partnership, as the same may be amended from time to time.
“Investor” means, collectively, one or more investment vehicles affiliated with or managed by Clayton, Dubilier & Rice, LLC who acquire Series A Preferred Shares pursuant to the Investment Agreement.
“Issuance Date” means, with respect to a Series A Preferred Share, the date of issuance of such Series A Preferred Share.
“Junior Securities” has the meaning set forth in Section 2.
“Law” means any statute, law, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by any Governmental Entity.
“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Liquidation Preference” means, with respect to each Series A Preferred Share, $1,000.00 per share.
“Market Price” means, with respect to any particular security on any particular date, (i) if such security is listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the volume weighted average price per share (as reported on Bloomberg based, in the case of a listed security, on composite transactions for the principal U.S. national or regional securities exchange on which such security is listed or quoted) of such security for the period of ten (10) consecutive Trading Days preceding (and excluding) the date of determination (or for any other period specified for this purpose in the applicable provision of this Article NINTH), or (ii) if such security is not listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the fair market value of such security on the date of determination, as determined pursuant to the Valuation Methodology.
“NASDAQ” means the NASDAQ Stock Market (or its successor).
“Noncompliance Additional Rate” means 3.00% per annum.
“NYSE” means the New York Stock Exchange (or its successor).
“Optional Redemption” has the meaning set forth in Section 10(a).
“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities.
“Original Issuance Date” means the date of closing pursuant to the Investment Agreement.
“Parity Securities” has the meaning set forth in Section 2.
“Participating Dividends” has the meaning set forth in Section 4(a)(i).
“Payment Period” means, with respect to a Series A Preferred Share, the period beginning on the day after the preceding Preferred Dividend Payment Date (or if no Preferred Dividend Payment Date has occurred since the Issuance Date of such Series A Preferred Share, the day that would have been the day after the preceding Preferred Dividend Payment Date had the Issuance Date with respect to such Series A Preferred Share occurred prior to such date) to and including the next Preferred Dividend Payment Date.
“Permitted Quarterly Dividends” means, with respect to any calendar quarter, a dividend of up to $0.07 per Common Share during such calendar quarter.
“Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
“Preferred Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year (each, a “Quarterly Date”), commencing on the first Quarterly Date immediately following the Original Issuance Date; provided, that

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2025 Proxy Statement

Exhibit A

if any such Quarterly Date is not a Business Day, then the “Preferred Dividend Payment Date” shall be the next Business Day immediately following such Quarterly Date.
“Preferred Dividends” has the meaning set forth in Section 4(a)(ii).
“Preferred Shares” has the meaning set forth in Section 1.
“Pro Rata Repurchase” means any acquisition (whether effected by repurchase or redemption) of Common Shares by the Corporation or any Affiliate thereof (other than, if applicable, the Investor or any of its Affiliates) pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Shares, whether for cash, Equity Interests or other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including Equity Interests, other securities or evidences of indebtedness of a Subsidiary of the Corporation), or any combination thereof, effected while any Series A Preferred Shares are outstanding; provided that “Pro Rata Repurchase” shall not include any acquisition (whether effected by repurchase or redemption) of shares by the Corporation or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase means the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of acquisition (whether effected by repurchase or redemption) with respect to any Pro Rata Repurchase that is not a tender or exchange offer.
“Purchased Shares” has the meaning set forth in Section 9(a)(iv).
“Recognized Exchange” means any of the following: the NASDAQ, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, or the OTCQB or the OTCQX operated by OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing).
“Redemption Date” has the meaning set forth in Section 10(a).
“Redemption Notice” has the meaning set forth in Section 10(a).
“Redemption Price” has the meaning set forth in Section 10(a).
“Register” means the securities register maintained in respect of the Series A Preferred Shares by the Corporation, or to the extent the Corporation has engaged a transfer agent, such transfer agent.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of [●], by and among the Corporation, CD&R XII Keystone Holdings, L.P., a Cayman Islands exempted limited partnership, and any Person who becomes a party thereto in accordance therewith, as the same may be amended from time to time.
“Registration Statement” means any registration statement of the Corporation filed with the U.S. Securities and Exchange Commission under the Securities Act covering the resale of all Series A Preferred Shares and Common Shares into which the Series A Preferred Shares have been or may be converted pursuant to this Article NINTH.
“Reorganization Event” means any of the following transactions:
(i)any reorganization, consolidation, merger, share exchange, statutory exchange, tender or exchange offer or other similar business combination involving the Corporation with or into another Person, in each case, pursuant to which the Common Shares will be converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;
(ii)any reclassification, recapitalization or reorganization of the Common Shares into securities other than the Common Shares; or
(iii)any direct or indirect sale, assignment, conveyance, transfer, lease or other disposition (including in connection with any Liquidation) by the Corporation of all or substantially all of its assets or business, in each case under this clause (iii), pursuant to which the Common Shares will be converted into cash, securities or other property.

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2025 Proxy Statement

Exhibit A

“Required Reserved Shares” means, as of any date, a number of Common Shares equal to (a) the number of Common Shares issuable upon conversion of all then outstanding Series A Preferred Shares as of such date (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) plus (b) the number of additional Common Shares that the Series A Preferred Shares would be convertible into following the first Preferred Dividend Payment Date after such date if a Cash Dividend is not paid on such Preferred Dividend Payment Date.
“Requisite Shareholder Approval” means the affirmative vote of a majority of the votes cast at a regular or special meeting of the shareholders of the Corporation (at which a quorum is present) for the approval of (i) in accordance with NASDAQ Listing Rule 5635, the conversion and the voting of all Excess Conversion Shares and (ii) an amendment to the Certificate of Incorporation (the “COI Amendment”) that (A) increases the number of authorized but unissued Common Shares of the Corporation to 100 million and (B) provides such changes as are necessary to permit the Corporation to comply with its obligations under Section 4.12 of the Investment Agreement without the effectiveness of paragraph (i) thereof.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Securities” has the meaning set forth in Section 2.
“Series A Preferred Shares” has the meaning set forth in Section 1.
“Shelf Registration Statement” means a shelf Registration Statement (on Form S-3 to the extent permissible or any comparable or successor form or forms or any similar short-form registration constituting a “shelf” registration statement).
“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). For the purposes hereof, the term “Subsidiary” shall include all Subsidiaries of such Subsidiary.
“Trading Day” means a day on which the Trading Market is open for the transaction of business.
“Trading Market” means the NASDAQ (or any nationally recognized successor thereto); provided, however, that in the event the Common Shares are not listed on the NASDAQ (or any nationally recognized successor thereto) but are then listed or traded on a Recognized Exchange, then the “Trading Market” shall mean such Recognized Exchange on which the Common Shares are then listed or traded.
“Triggering Event” means: (i) the Corporation’s failure to (x) comply with its obligations to effect the conversion of Series A Preferred Shares in compliance with Section 6, (y) as of any date, reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting conversions of the Series A Preferred Shares into Common Shares, the Required Reserved Shares as of such date (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)); provided that, except for purposes of Section 4(c)(y), a Triggering Event shall not be deemed to have occurred as a result of clause (y) above prior to the earlier of (A) the date on which the Requisite Shareholder Approval is obtained and (B) July 31, 2025 or (z) to comply with the terms of Section 7), (ii) the Corporation’s failure to comply with its obligations to redeem Series A Preferred Shares when required in accordance with the terms of this Article NINTH, (iii) the failure of the Corporation to have received the Requisite Shareholder Approval, provided that, except for purposes of Section 4(c)(y), this clause (iii) shall not apply until July 31, 2025, (iv) the Corporation taking any action which requires the prior affirmative vote or written consent of any Holder pursuant to the terms of this Article NINTH, including any action described in Section 11(b), without the prior affirmative vote or written consent of such required affirmative vote or written consent, (v) the Corporation’s failure to maintain the listing of the

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Common Shares on the NASDAQ or NYSE or (vi) any other noncompliance with the terms set forth in this Article NINTH by the Corporation that, in case of this clause (vi) is not cured within thirty (30) days of the earlier of (1) the Corporation’s receipt of written notice from the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares and (2) the Corporation becoming aware of such noncompliance.
“Valuation Methodology” means (i) if, within ten (10) Business Days following notice from the Corporation of a good faith determination by the Board of Directors, the Holders of a majority of the outstanding Series A Preferred Shares deliver written notice to the Corporation that they object to such determination, then determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors and (y) been consented to by Holders of a majority of the outstanding Series A Preferred Shares or (ii) otherwise the good faith determination of the Board of Directors as set forth in the notice described in clause (i).
“Voting Cap” has the meaning set forth in Section 11(a).
“Voting Stock” means Equity Interests of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of Directors (without regard to whether or not, at the relevant time, Equity Interests of any other class or classes (other than Common Shares) shall have or might have voting power by reason of the happening of any contingency).
(b)In addition to the above definitions, unless the context requires otherwise:
(i)any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;
(ii)the word “including” shall be deemed to be followed by the words “without limitation”;
(iii)references to “$” or “dollars” means the lawful coin or currency of the United States of America;
(iv)the phrase “to the extent” means the degree to which something extends (and not “if”); and
(v)references to “Section” are references to Sections of this Article NINTH.
4.Dividends.
(a)Holders of the issued and outstanding Series A Preferred Shares shall be entitled to receive, out of assets legally available for the payment of dividends, dividends on the terms described below:
(i)Holders of Series A Preferred Shares shall be entitled to participate equally and ratably with the holders of Common Shares in dividends paid on the Common Shares (other than (A) dividends paid in the form of Common Shares, Convertible Securities or Options and (B) Permitted Quarterly Dividends) as if immediately prior to each Common Share Dividend Record Date, all Series A Preferred Shares then outstanding were converted into Common Shares (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)). Dividends payable pursuant to this Section 4(a)(i) (the “Participating Dividends”) shall be payable on the same date that such dividends are payable to holders of Common Shares, and no dividends shall be payable to holders of Common Shares (except as otherwise provided in clauses (A) and (B) of the preceding sentence) unless the full dividends contemplated by this Section 4(a)(i) are paid at the same time to the Holders of the Series A Preferred Shares.
(ii)In addition to any dividends pursuant to Section 4(a)(i), on each Preferred Dividend Payment Date the Corporation shall either (at its option and sole discretion) (A) to the extent permitted by applicable Law, pay in cash (any Preferred Dividend paid in such manner, a “Cash Dividend”), if, as and when declared by the Board of Directors, out of funds legally available therefor, dividends on each outstanding Series A Preferred Share or (B) if the Corporation does not pay a Cash Dividend on such Preferred Dividend Payment Date, allow dividends, automatically and without any action of the Corporation, to accumulate with respect to each outstanding Series A Preferred Share for such Payment

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Period, thereby constituting Base Amount Accrued Dividends and increasing the Base Amount (such dividends in accordance with clause (A) or clause (B) above, the “Preferred Dividends”), in each case at a rate per annum equal to the Dividend Rate as further specified in this Section 4(a)(ii) and in accordance with Section 4(a)(iii) below. For the avoidance of doubt, if the Corporation has not made the Cash Dividend payment in full in cash with respect to any Preferred Dividend Payment Date on or prior to such Preferred Dividend Payment Date, then the Corporation shall be deemed to have elected to satisfy the Preferred Dividends with respect to such Preferred Dividend Payment Date by the mechanics set forth in clause (B) of this Section 4(a)(ii). Preferred Dividends on each Series A Preferred Share shall accrue and accumulate on a daily basis from the Issuance Date of such share, whether or not declared and whether or not the Corporation has funds legally available for the payment of such dividends, shall compound quarterly on each Preferred Dividend Payment Date (to the extent not paid in cash on or prior to such Preferred Dividend Payment Date) and shall be payable quarterly in arrears, if, as and when so authorized and declared by the Board of Directors, on each Preferred Dividend Payment Date, commencing on the first Preferred Dividend Payment Date following the Issuance Date of such share. The amount of Preferred Dividends accruing with respect to any Series A Preferred Share for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the applicable Payment Period. The amount of Preferred Dividends payable with respect to any Series A Preferred Share for any Payment Period shall equal the sum of the Preferred Dividends accrued in accordance with the prior sentence of this Section 4(a)(ii) with respect to such share during such Payment Period.
(iii)Preferred Dividends that have accrued in a Payment Period may, at the option of the Corporation in its sole discretion and to the extent permitted by applicable Law, be paid as Cash Dividends in respect of such Payment Period; provided that (x) Cash Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward), and (y) Cash Dividends in respect of Accrued Dividends in respect of any Payment Period may be paid after the Preferred Dividend Payment Date in respect of such Payment Period solely with the consent of the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares. Notwithstanding the foregoing or anything to the contrary in this Article NINTH, except as contemplated by clause (y) of the immediately preceding proviso, no Cash Dividends may be paid in respect of Accrued Dividends that have become Base Amount Accrued Dividends and the value associated with such Accrued Dividends shall be delivered to Holders through payment or conversion as contemplated by this Article NINTH (including in accordance with Section 5, Section 6, Section 7, Section 8 and Section 10).
(iv)Each Participating Dividend or Preferred Dividend shall be paid pro rata to the Holders of Series A Preferred Shares entitled thereto. Each Participating Dividend or Preferred Dividend shall be payable to the Holders of Series A Preferred Shares as they appear on the Register at the close of business on the record date designated by the Board of Directors for such dividends (each such date, a “Dividend Payment Record Date”), which (i) with respect to Participating Dividends, shall be the same day as the record date for the payment of dividends to the holders of Common Shares (the “Common Share Dividend Record Date”), and (ii) with respect to Preferred Dividends, shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Preferred Dividend Payment Date.
(b)Upon the occurrence of a Triggering Event, the Dividend Rate shall increase by the Noncompliance Additional Rate from and including the date on which the Triggering Event shall occur and be continuing through but excluding the date on which all then occurring Triggering Events are no longer continuing. The Dividend Rate shall not be increased further pursuant to this Section 4(b) for a subsequent Triggering Event occurring while the Dividend Rate is then-currently increased pursuant to this Section 4(b).
(c)At any time during which a Triggering Event shall be occurring, without the consent of the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares, (x) no dividends shall be declared or paid or set apart for payment, or other distributions declared or made, upon any Junior Securities (other than prior to December 31, 2026, Permitted Quarterly Dividends), nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (other than repurchases or redemptions of Common Shares from employees, officers or directors of the Corporation or any of its Subsidiaries in the ordinary course of

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Exhibit A

business and, subject to and in accordance with the provisions of Section 6 hereof, by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith (collectively, “Permitted Junior Repurchases”)) and (y) the Corporation shall not consummate a Change of Control unless the Corporation provides each Holder the option to either (i) receive the consideration it would have received in such Change of Control if all of its Series A Preferred Shares had been converted into Common Shares (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) pursuant to Section 6, immediately prior to the effective time of the Change of Control or (ii) have all of its then-outstanding Series A Preferred Shares redeemed in full at a redemption price per share in cash equal to 150% of the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends of such Series A Preferred Shares as of the date of such redemption.
(d)Without the consent of the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares, the Corporation shall not (i) declare, pay or set aside for payment any dividends or distributions upon any Junior Securities or (ii) repurchase, redeem or otherwise acquire any Junior Securities (other than Permitted Junior Repurchases) for any consideration or pay any moneys or make available for a sinking fund for the redemption of any shares of such Junior Securities, unless, in each case, (A) immediately before and after the taking of such action, the fair value of the Corporation’s assets would exceed the sum of its debts (including for this purpose the aggregate Liquidation Preference and the aggregate Accrued Dividends of the Series A Preferred Shares), (B) immediately after the taking of such action, the Corporation, in its good faith judgment, would be able to pay all of its debts (including the aggregate Liquidation Preference and the aggregate Accrued Dividends of the Series A Preferred Shares) as they are reasonably expected to come due and (C) such action is otherwise in compliance with applicable Law.
5.Liquidation Rights.
(a)In the event of any Liquidation, each Holder shall be entitled to receive liquidating distributions out of the assets of the Corporation legally available for distribution to its shareholders, before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities, including the Common Shares, for such Holder’s Series A Preferred Shares in an amount equal to the greater of (i) the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends of such Series A Preferred Shares as of the date of the Liquidation and (ii) the amount such Holder would have received had such Series A Preferred Shares, immediately prior to such Liquidation, been converted into Common Shares (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) pursuant to Section 6, without regard to any of the limitations on conversion or convertibility contained therein.
(b)In the event the assets of the Corporation available for distribution to shareholders upon a Liquidation shall be insufficient to pay in full the amounts payable with respect to all outstanding Series A Preferred Shares pursuant to Section 5(a), such assets, or the proceeds thereof, shall be distributed among the Holders ratably in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled upon such Liquidation.
(c)Neither the sale, conveyance, exchange or transfer (for cash, equity securities, other securities or other consideration) of all or substantially all of the assets, capital stock or business of the Corporation (other than in connection with the liquidation, dissolution or winding up of the Corporation) nor the merger, consolidation, share exchange, statutory exchange or any other business combination transaction of the Corporation into or with any other Person shall by itself be deemed to be a Liquidation for purposes of this Section 5.
6.Conversion.
(a)Conversion of Series A Preferred Shares.
(i)Subject to and in accordance with the provisions of this Section 6, Series A Preferred Shares may be converted into Common Shares as follows:
(A)For so long as a Shelf Registration Statement is in effect, if (a) at any time after the Original Issuance Date, the Common Share Trading Price exceeds 200% of the then-applicable Conversion Price for at least twenty (20) Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (such period, the

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Exhibit A

“Conversion Option Measurement Period”) and (b) the Corporation, at its option, delivers a written notice to the Holders of the Series A Preferred Shares within five (5) Business Days following the conclusion of the applicable Conversion Option Measurement Period, then each outstanding Series A Preferred Share shall be converted (the “Conversion Option”), as of the Business Day immediately prior to the date of such notice (the “Conversion Option Date”), into such number of fully paid and non-assessable Common Shares (calculated as to each conversion to the nearest 1/10,000th of a share) equal to the quotient of (A) the sum of (1) the Liquidation Preference and (2) the Accrued Dividends on such share as of the Conversion Option Date, divided by (B) the Conversion Price of such share in effect as of the Conversion Option Date; provided that, (x) if any Common Shares issuable in connection with any Conversion Option would constitute Excess Conversion Shares, the Corporation may not exercise the Conversion Option unless the Requisite Shareholder Approval has been obtained prior to the Conversion Option Date and (y) if any Common Shares issuable in connection with any Conversion Option would cause the voting rights of the Common Shares held by any Holder and its Affiliates at such time to exceed the Voting Cap, then the Corporation may, at its election, instead convert all of the Series A Preferred Shares other than solely the number of Series A Preferred Shares held by such Holder necessary to avoid such conversion resulting in the voting rights of the Common Shares held by such Holder and its Affiliates at such time to exceed the Voting Cap.
(B)Subject to the last sentence of this Section 6(a)(i)(B), each Holder shall have the right (the “Conversion Right”), at any time and from time to time at such Holder’s option, to convert all or any portion of such Holder’s Series A Preferred Shares into fully paid and non-assessable Common Shares. Upon a Holder’s election to exercise its Conversion Right, each Series A Preferred Share for which the Conversion Right is exercised shall be converted into such number of Common Shares (calculated as to each conversion to the nearest 1/10,000th of a share) equal to the quotient of (A) the sum of (1) the Liquidation Preference and (2) the Accrued Dividends on such share as of the Conversion Date, divided by (B) the Conversion Price of such share in effect at the time of conversion. Notwithstanding anything to the contrary contained in this Article NINTH, [(i) no Holder shall have the right to convert pursuant to this Section 6(a)(i)(B) prior to the occurrence of both (A) and (B): (A) the first vote by the shareholders of the Corporation on the Requisite Shareholder Approval at a regular or special meeting of the Corporation (regardless of whether the Requisite Shareholder Approval is obtained at such meeting) and (B) the earlier of (1) receipt of the Requisite Shareholder Approval and (2) unless consented to in writing by the Corporation, [●]3, (ii) prior to receipt of the Requisite Shareholder Approval, in no event shall the number of Series A Preferred Shares converted pursuant to this Section 6(a)(i)(B) (if applicable, taken together with all Common Shares previously issued in connection with any conversion of Series A Preferred Shares) result in the issuance of any Excess Conversion Shares and (iii)]4 unless consented to in writing by the Corporation, no Holder shall be entitled to convert its Series A Preferred Shares into Common Shares to the extent that such conversion would cause the voting rights of the Common Shares held by such Holder and its Affiliates at such time to exceed the Voting Cap.
(ii)No fractional Common Shares shall be issued upon the conversion of any Series A Preferred Shares. If more than one Series A Preferred Share subject to conversion is held by the same Holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends as of the Conversion Date on all Series A Preferred Shares so subject. If the conversion of any share or Series A Preferred Shares results in a fractional Common Share issuable after application of the immediately preceding sentence, the Corporation shall pay a cash amount in lieu of issuing such fractional share in an amount equal to such fractional interest multiplied by the Market Price of a Common Share on the Trading Day immediately prior to the Conversion Date.
(iii)The Corporation will at all times after July 31, 2025, reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting conversions of the Series A Preferred Shares into Common Shares, the Required Reserved Shares (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)). The Corporation shall take all action permitted by Law, including calling
3 Note to Draft: To be the date that is the second anniversary of the closing.
4 Note to Draft: Clauses (i) and (ii) to be included only if the Requisite Shareholder Approval is not obtained prior to closing.

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Exhibit A

meetings of the shareholders of the Corporation and soliciting proxies for any necessary vote of the shareholders of the Corporation, to amend the Certificate of Incorporation to increase the number of authorized and unissued Common Shares, if at any time there shall be insufficient authorized and unissued Common Shares to permit such reservation or to permit the conversion of all outstanding Series A Preferred Shares (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)). The Corporation covenants that the Series A Preferred Shares and all Common Shares that may be issued upon conversion of Series A Preferred Shares shall upon issuance be duly authorized, fully paid and non-assessable and will not be subject to preemptive rights or subscription rights of any other shareholder of the Corporation. The Corporation further covenants that the Corporation shall, from time to time, at its sole expense, cause to be authorized for listing or quotation on the Trading Market (to the extent permitted by the Trading Market), the maximum number of Common Shares issued and issuable upon conversion of the Series A Preferred Shares, subject to official notice of issuance.
(b)Mechanics of Conversion.
(i)If the Corporation exercises the Conversion Option and delivers notice thereof in accordance with Section 6(a)(i)(A), the Corporation shall notify the Holders of Series A Preferred Shares in writing of the Conversion Option promptly (and in any event within three (3) Business Days) following the Conversion Option Date by delivery of written notice to such Holders and shall update or cause to be updated the Register, effective as of the Conversion Option Date, to reflect the Common Shares held by such Holders as a result of the Conversion Option and shall, as promptly as practicable thereafter, re-designate or issue or cause to be issued to each such Holder the number of validly issued, fully paid and non-assessable Common Shares to which such Holder shall be entitled and deliver or cause to be delivered to each such Holder evidence of such re-designation or issuance reasonably satisfactory to such Holders.
(ii)The Conversion Right of a Holder of Series A Preferred Shares shall be exercised by the Holder by delivering written notice to the Corporation that the Holder elects to convert all or a portion of the Series A Preferred Shares held by such Holder (a “Conversion Notice”) and specifying the name or names (with address or addresses) in which Common Shares are to be issued and (if so required by the Corporation or the Corporation’s transfer agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the transfer agent, as applicable, duly executed by the Holder or its legal representative.
(iii)As promptly as practicable after the receipt of the Conversion Notice, and the payment of required taxes or duties pursuant to Section 13(a), if applicable, and in no event later than three (3) Trading Days thereafter, the Corporation shall update or cause to be updated the Register to reflect the Common Shares held by such Holder as a result of such conversion and shall issue and shall deliver or cause to be issued and delivered to such Holder, or to such other Person on such Holder’s written order (A) evidence of such issuance reasonably satisfactory to such Holder and (B) cash for any fractional interest in respect of a Common Share arising upon such conversion settled as provided in Section 6(a)(ii).
(iv)The conversion of any Series A Preferred Share shall be deemed to have been made (i) in connection with any Conversion Option, at the close of business on the Conversion Option Date, and (ii) in connection with any exercise of the Conversion Right, at the close of business on the date of giving the Conversion Notice (the “Conversion Date”). Until the Conversion Date with respect to any Series A Preferred Share has occurred, such Series A Preferred Share will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share shall (A) accrue and accumulate Preferred Dividends and participate in Participating Dividends pursuant to Section 4 and (B) entitle the Holder thereof to the voting rights provided in Section 11.
(c)Corporation’s Obligations to Issue Common Shares. Subject to Section 13(i), the last sentence of Section 6(a)(i)(B), and compliance with the terms and conditions of this Article NINTH applicable to the conversion of the Series A Preferred Shares, the Corporation’s obligations to issue and deliver Common Shares upon conversion of Series A Preferred Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or

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alleged violation of Law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such Common Shares.
7.Reorganization Events.
(a)Treatment of Series A Preferred Shares Upon a Reorganization Event. Subject to applicable Law, upon the occurrence of any Reorganization Event, (i) if the Corporation is the surviving company in such Reorganization Event, each Series A Preferred Share outstanding immediately prior to such Reorganization Event shall remain outstanding following such Reorganization Event (or be exchanged for an equivalent Preferred Share governed by the terms herein) (provided that (x) each Series A Preferred Share shall become convertible into the kind and amount of securities, cash and other property that the Holder of such Series A Preferred Share (other than the counterparty to the Reorganization Event or an Affiliate of such other party) would have received in such Reorganization Event had such Series A Preferred Share, immediately prior to such Reorganization Event, been converted into the applicable number of Common Shares using (i) the Conversion Price immediately prior to such Reorganization Event and (ii) the Liquidation Preference, together with the Accrued Dividends thereon, applicable at the time of such subsequent conversion (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) (such securities, cash and other property, the “Exchange Property”) (provided, further, that any Exchange Property that is not cash shall consist of marketable securities listed on the NASDAQ or NYSE), and (y) appropriate adjustments shall be made to the conversion provisions set forth in Section 6 and the adjustment to conversion price provisions set forth in Section 9 as determined reasonably and in good faith by the Board of Directors to place the Holders in as nearly as equal of a position as possible with respect to such matters following such Reorganization Event as compared to immediately prior to such Reorganization Event) or (ii) if the Corporation is not the surviving entity in such Reorganization Event or will be dissolved in connection with such Reorganization Event, each Series A Preferred Share outstanding immediately prior to such Reorganization Event shall be converted or exchanged into a security of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event having rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as nearly equal as possible to those provided herein (including with respect to any securities or other property to which the holders of Common Shares become entitled as a result of such Reorganization Event, which shall be determined in a manner similar to the rights in respect of Exchange Property in accordance with the preceding clause (i)) (with such adjustments as are appropriate to place the Holders in as nearly as equal of a position as possible following such Reorganization Event as compared to immediately prior to such Reorganization Event) (provided, for the avoidance of doubt, that any Exchange Property that is not cash shall consist of marketable securities listed on the NASDAQ or NYSE).
(b)Form of Consideration. In the event that Series A Preferred Shares become convertible into Exchange Property in connection with a Reorganization Event and the holders of Common Shares have the opportunity to elect the form of consideration to be received in such transaction, the Exchange Property shall be based on the types and amounts of consideration received by the holders of Common Shares in the same proportion as was selected in the aggregate by the holders of Common Shares; provided that, to the extent the applicable transaction agreement provides for adjustments to such elected types and amounts of consideration that are generally applicable to holders of Common Shares making such elections, the Exchange Property will be subject to such adjustments.
(c)Successive Reorganization Events. The provisions of this Section 7 shall similarly apply to successive Reorganization Events.
(d)Notice of Reorganization Events. The Corporation (or any successor) shall, no later than ten (10) days following the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 7.
(e)Requirements of Reorganization Events. The Corporation shall not, without consent of the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares, enter into any agreement for, or consummate, any transaction or series of transactions constituting a Reorganization Event unless (A) (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Shares into the Exchange Property

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Exhibit A

in a manner that is consistent with and gives effect to this Section 7 (including by reserving Exchange Property that allows any conversion of the Series A Preferred Shares (or replacement securities) into Exchange Property to be completed in accordance with the terms of this Section 7), and (ii) to the extent that the Corporation is not the surviving company in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Shares into a security of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event, which security shall meet the requirements of this Section 7 and (B) immediately following such Reorganization Event, neither the Series A Preferred Shares (or any share of preferred equity into which the Series A Preferred Shares are exchanged) nor any Exchange Property is subject to any limitations on conversion or voting pursuant to the rules of the applicable stock exchange or applicable Law.
(f)Continuing Registration Rights. After a Reorganization Event, the Holder shall be entitled to receive registration rights with respect to the Equity Interests into which the Series A Preferred Shares (or any equivalent preferred stock which the Series A Preferred Shares have been exchanged for in accordance with the terms of this Agreement) as nearly equal as reasonably possible to those provided by the Registration Rights Agreement.
(g)Change of Control. For the avoidance of doubt, if a Reorganization Event constitutes a Change of Control, then Section 8 shall take precedence over this Section 7 to the extent there is any inconsistency between such sections.
8.Change of Control.
(a)Change of Control Redemption. In the event of a Change of Control, the Corporation shall have the option, in its sole discretion and in accordance with applicable Law and subject to compliance with the notice requirements set forth in Section 8(b) and the Corporation having sufficient legally available funds to comply with its obligations hereunder (including pursuant to a binding commitment by the counterparty to any Change of Control Agreement (as defined below) to provide the necessary funds), to at any time following the execution of the definitive agreement contemplating the Change of Control until ten (10) Business Days prior to the effective date of the Change of Control (the effective date of the Change of Control, the “Change of Control Effective Date”), irrevocably elect to redeem on the Change of Control Effective Date, but immediately prior to, and subject to, consummation of the Change of Control, all (and not less than all) of the outstanding Series A Preferred Shares (a “Change of Control Redemption”) for a price in cash per Series A Preferred Share equal to 150% of the sum of (x) the Liquidation Preference of such Series A Preferred Share plus (y) the aggregate Accrued Dividends of such Series A Preferred Share in each case, as of the Change of Control Effective Date (the “COC Redemption Price”); provided that the Holder may, at any time following the receipt of a Change of Control Redemption Notice until the date that is five (5) Business Days prior to the Change of Control Effective Date elect (by irrevocable written notice to the Corporation) to instead receive, at the Change of Control Effective Date, consideration of the kind and amount that the Holder of such Series A Preferred Shares would have received in such Change of Control had such Series A Preferred Shares, immediately prior to the Change of Control Effective Date, been converted into the applicable number of Common Shares using the Conversion Price on the Change of Control Effective Date and the Liquidation Preference, together with Accrued Dividends thereon, applicable at the time of such conversion (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) (the “Holder COC Redemption Price”); provided, further, that if any such consideration consists of Equity Interests listed on a public exchange, the Holder thereof shall be entitled to receive registration rights with respect to such Equity Interests as nearly equal as reasonably possible to those provided by the Registration Rights Agreement.
(b)Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Corporation anticipates consummating any Change of Control (or, if later, promptly after the Corporation discovers that the Change of Control will occur but in no event later than ten (10) Business Days prior to the actual consummation of the Change of Control), the Corporation shall deliver to each Holder (as appearing in the Register of the Corporation) a written notice setting forth a description of the anticipated Change of Control and the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed). On or before the tenth (10th) Business Day prior to the date on which the Corporation anticipates consummating a Change of Control Redemption (a “Change of Control Redemption Notice”), the Corporation shall deliver to each Holder (as appearing in the Register of the Corporation) a written notice setting forth the Corporation’s intention to

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2025 Proxy Statement

Exhibit A

exercise its right to effect a Change of Control Redemption and the expected Change of Control Effective Date. Any such Change of Control Redemption Notice shall also set forth the amount of (or methodology for determining) the COC Redemption Price and the Holder COC Redemption Price, together with the calculation of each and reasonable supporting details which shall include the Conversion Price used in such calculations. Upon a Change of Control, the Corporation shall (i) if the Series A Preferred Shares are to be redeemed in accordance with this Section 8 in exchange for the COC Redemption Price, deliver or cause to be delivered to the Holder by wire transfer the COC Redemption Price substantially concurrent with the consummation of the Change of Control and (ii) if the Series A Preferred Shares are to be redeemed in accordance with this Section 8 in exchange for the Holder COC Redemption Price, deliver or cause to be delivered to the Holder the Holder COC Redemption Price concurrently with when the consideration in such Change of Control is delivered to the holders of Common Shares.
(c)Change of Control Agreements. The Corporation shall not enter into any definitive agreement for a Change of Control (such an agreement, a “Change of Control Agreement”), or otherwise engage in or consummate, a transaction constituting a Change of Control, unless (i) such Change of Control Agreement provides for or does not interfere with or prevent (as applicable) the exercise by the Holders of their rights and the Corporation’s obligations under this Agreement, including this Section 8, (ii) the Corporation has the ability in connection with such Change of Control in accordance with applicable Law (including Section 513 of the New York Business Corporation Law) to satisfy its obligation to pay each Holder the COC Redemption Price or Holder COC Redemption Price, as elected by each Holder, in accordance with Section 8(a) and (iii) the acquiring or surviving Person in such Change of Control represents and covenants, in form and substance reasonably satisfactory to the Board of Directors acting in good faith, that at the consummation of such Change of Control, to the effect that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Corporation’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Change of Control (taking into account the satisfaction of any indebtedness required in connection with the Change of Control), including making all required payments to the Holders hereunder, including the payment of the COC Redemption Price or the Holder COC Redemption Price, as elected by each Holder.
9.Adjustments to Conversion Price.
(a)Adjustments to Conversion Price. Except as provided in Section 9(d), the Conversion Price shall be subject to the following adjustments:
(i)In-Kind Dividends and Distributions. If the Corporation declares a dividend or makes an in-kind distribution on the Common Shares payable in Common Shares, then the Conversion Price in effect at the opening of business on the Ex-Date for such dividend or distribution shall be adjusted to the price determined by multiplying the Conversion Price at the opening of business on such Ex-Date by the following fraction:

OS0
OS1
Where,
OS0 = the number of Common Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution.
OS1 = the sum of the number of Common Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution plus the total number of Common Shares constituting such dividend or distribution.
If any dividend or distribution described in this Section 9(a)(i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date and time the Board of Directors determines not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

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(ii)Subdivisions, Splits and Combination of the Common Shares. If the Corporation subdivides, splits or combines the Common Shares, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0
OS1
Where,
OS0 = the number of Common Shares outstanding immediately prior to the effective date of such share subdivision, split or combination.
OS1 = the number of Common Shares outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.
If any subdivision, split or combination described in this Section 9(a)(ii) is announced but the outstanding Common Shares are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors determines not to subdivide, split or combine the outstanding Common Shares, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.
(iii)Other Distributions. If the Corporation distributes any Convertible Securities, Options or any other assets (in each case, to the holders of its Equity Interests in respect thereof) for which there is no corresponding distribution in respect of the Series A Preferred Shares pursuant to Section 4(a)(i) (for the avoidance of doubt, any distribution of cash or non-cash property for which there is a corresponding distribution in respect of the Series A Preferred Shares pursuant to Section 4(a)(i) or any distribution of cash qualifying for the exception set forth in clause (B) of the first parenthesis of Section 4(a)(i) shall not give rise to an adjustment under this Section 9(a)(iii)) (without duplication of, and subject to, (x) the following paragraph in the case of a “spin-off” and (y) Section 9(a)(v) below in the case of a rights plan), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 – FMV
SP0
Where,
SP0 = the Market Price of a Common Share on the date immediately prior to the Ex-Date for such distribution.
FMV = the fair market value of the portion of the distribution applicable to one Common Share on the Ex-Date for such distribution, in the case of a non-cash distribution or with respect to the non-cash portion of a distribution, if any, as determined pursuant to the Valuation Methodology; provided that such value shall not for the purposes hereof in any event be equal to or greater than the Market Price of a Common Share on such date.
In a “spin-off,” where the Corporation makes a distribution to all holders of Common Shares consisting of capital stock of any class or series, or similar equity interests of, or relating to, a Subsidiary of the Corporation or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0
MP0 + MPs

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Where,
MP0 = (i) if the Common Shares are listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the Market Price of a Common Share for the period ending on and including the tenth Trading Day following the effective date of such distribution, or (ii) if the Common Shares are not listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the Market Price of a Common Share on the effective date of such distribution.
MPs = (i) if the capital stock or equity interests distributed to the holders of Common Shares are listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, an amount equal to the product of (x) the number of shares of such capital stock or equity interests representing the portion of the distribution applicable to one Common Share and (y) the Market Price of such capital stock or equity interests for the period ending on and including the tenth Trading Day following the effective date of such distribution, or (ii) if such capital stock or equity interests are not listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the Market Price of the capital stock or equity interests representing the portion of the distribution applicable to one Common Share on the effective date of such distribution (after giving effect to such distribution).
In the event that such dividend, distribution, or spin-off described in this Section 9(a)(iii) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay, make, or consummate such dividend, distribution, or spin-off to the Conversion Price that would then be in effect if such dividend, distribution, or spin-off had not been declared.
(iv)Certain Acquisitions of Common Shares. If the Corporation effects a Pro Rata Repurchase of Common Shares that involves the payment by the Corporation of consideration per Common Share that exceeds the Market Price of a Common Share on the Effective Date of such Pro Rata Repurchase (provided that, if part or all of the consideration is not cash, the fair market value of the non-cash consideration shall be determined pursuant to the Valuation Methodology), then the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase shall be adjusted (such adjustment to become effective immediately prior to the opening of business on the day following the Effective Date of such Pro Rata Repurchase) by multiplying the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by the following fraction:

(OS0 x SP0) – AC
SP0 x OS1
Where,
SP0 = the Market Price of a Common Share on the Trading Day immediately preceding the first announcement of the intent to effect such Pro Rata Repurchase.
OS0 = the number of Common Shares outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered or exchanged and not withdrawn.
OS1= the number of Common Shares outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered or exchanged and not withdrawn, minus the number of shares acquired (by way of redemption or repurchase) in such Pro Rata Repurchase (which shares shall equal the Purchased Shares (as defined below) if such Pro Rata Repurchase is effected pursuant to a tender offer or exchange offer).
AC = the aggregate cash and fair market value of the other consideration payable in such Pro Rata Repurchase, and in the case of non-cash consideration, as determined pursuant to the Valuation Methodology, based, in the case of a tender offer or exchange offer, on the number of shares actually accepted for acquisition (by way of redemption or repurchase) (the “Purchased Shares”).

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Exhibit A

In the event that the Corporation, or one of its Affiliates, is obligated to purchase Common Shares pursuant to any such Pro Rata Repurchase, but the Corporation, or such Affiliate, is permanently prevented by applicable Law from effecting any such purchases, or any such redemptions or repurchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such prevented or rescinded Pro Rata Repurchase had not been made.
(v)Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Shares on any Conversion Date, upon conversion of any Series A Preferred Shares into Common Shares, the Holders will receive, in addition to the Common Shares, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Shares, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had issued the rights to all holders of the Common Shares in an issuance triggering an adjustment pursuant to Section 9(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.
(b)Other Adjustments.
(i)The Corporation may make decreases in the Conversion Price, in addition to any other decreases required by this Section 9, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Shares resulting from any in-kind dividend or distribution of Common Shares (or issuance of Options for Common Shares) or from any event treated as such for income tax purposes.
(ii)If the Corporation takes any action affecting the Common Shares, other than an action described in Section 9(a), which upon a determination by the Board of Directors, in its good faith discretion, would materially adversely affect the Conversion Rights of the Holders of Series A Preferred Shares, the Conversion Price shall be adjusted, to the extent permitted by Law, in such manner, if any, and at such time, as the Board of Directors determines in good faith to be equitable in the circumstances.
(c)Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Section 9(a) or Section 9(b) shall occur.
(d)Rounding of Calculations; Minimum Adjustments. All adjustments to the Conversion Price shall be calculated to the nearest one-tenth (1/10th) of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustment which by reason of this Section 9(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that on any Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.
(e)Statement Regarding Adjustments; Notices. Whenever the Conversion Price is to be adjusted in accordance with one or more of Section 9(a) or Section 9(b), the Corporation shall: (i) compute the Conversion Price in accordance with Section 9(a) or Section 9(b), taking into account the one cent threshold set forth in Section 9(d); (ii) (x) in the event that the Corporation shall give notice or make a public announcement to the holders of Common Shares of any action of the type described in Section 9(a) (but only if the action of the type described in Section 9(a) would result in an adjustment to the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the Series A Preferred Shares), the Corporation shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least ten (10) days prior to such record date, give notice to each Holder by mail, first class postage prepaid, at the address appearing in the Register, which notice shall specify the record date, if any, with respect to any such action, the approximate date on which such action is to take place and the facts with respect to such action as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion or redemption of the Series A Preferred Shares or (y) in the event that the Corporation does not give notice or make a public announcement as set forth in subclause (x) of this clause (ii), the Corporation shall, as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to one or more of Section 9(a) or Section 9(b), taking into account the one cent threshold set forth in Section 9(d) (or if the Corporation is not aware of such occurrence, as soon as

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practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event, in the same manner and with the same detail as the notice set forth in subclause (x) of this clause (ii); and (iii) whenever the Conversion Price shall be adjusted pursuant to one or more of Section 9(a) or Section 9(b), the Corporation shall, as soon as practicable following the determination of the revised Conversion Price, (x) file at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment, the Conversion Price that shall be in effect after such adjustment and the method by which the adjustment to the Conversion Price was determined and (y) cause a copy of such statement to be sent in the manner set forth in subclause (x) of clause (ii) to each Holder.
(f)Certain Adjustment Rules. If an adjustment in the Conversion Price made hereunder would reduce the Conversion Price to an amount below the par value of the Common Shares, then such adjustment in Conversion Price made hereunder shall reduce the Conversion Price to the par value of the Common Shares; provided that, the Corporation shall not take any action that would, or would reasonably be expect to, result in an adjustment to the Conversion Price which, but for this sentence, would reduce the Conversion Price to an amount below the par value of the Common Shares. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 9, the Corporation shall use its reasonable best efforts to take any and all actions which may be necessary, including obtaining regulatory, the Trading Market or shareholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and non-assessable all Common Shares issuable upon conversion of the Series A Preferred Shares in compliance with the applicable listing standards of the Trading Market.
10.Optional Redemption.
(a)Subject to and in accordance with the provisions of this Section 10, if as of the date of redemption pursuant to this Section 10(a), (i) (x) each Holder has the ability to convert (and, for the avoidance of doubt, immediately thereafter transfer without restriction under Section 4.10 of the Investment Agreement) all of its Series A Preferred Shares into Common Shares in accordance with Section 6 without the creation of any Excess Conversion Shares and (y) there is a Shelf Registration Statement in effect at such time that would permit the immediate sale of all such Common Shares and any additional Common Shares which a Holder would have the ability to convert its Series A Preferred Shares into but for the Voting Cap (including, taking into consideration any “suspension periods” (as set forth in Section 2(i) of the Registration Rights Agreement) related to such Shelf Registration Statement) from the date on which the Redemption Notice is delivered until the applicable Redemption Date and (ii) the Corporation has sufficient funds legally available therefor to pay the Redemption Price in accordance with applicable Law, then the Corporation shall have the right, at its option, from time to time, subject to Section 10(c), to redeem (the “Optional Redemption”), out of funds legally available therefor, all or any portion of the Series A Preferred Shares then outstanding, in each case, at a redemption price per share in cash (the “Redemption Price”) equal to 200% of the sum of (A) the Liquidation Preference and (B) the Accrued Dividends of each such Series A Preferred Share as of the date of such redemption; provided that any redemption under this Section 10: (x) may be made only to the extent that immediately after such redemption the ratio which the Voting Stock held by such Holder bears to all of the Voting Stock of the Corporation at such time is less than 80% of the ratio which the Voting Stock held by such Holder immediately before such redemption bears to all of the Voting Stock of the Corporation at such time (taking into account all stock ownership in the Corporation by such Holder and its Affiliates known to the Corporation) and (y) if for less than all of the Series A Preferred Shares then outstanding, must not result in the aggregate Liquidation Preference and Accrued Dividends for the outstanding Series A Preferred Shares falling below $80 million. The Corporation may exercise its right to require redemption under this Section 10 by sending a written notice to each Holder of Series A Preferred Shares (the “Redemption Notice”) specifying (x) the date on which the redemption shall occur (the “Redemption Date”), which shall be a Business Day that is no earlier than thirty (30) days and no later than sixty (60) days from the date the Redemption Notice is sent and (y) the aggregate number of Series A Preferred Shares which are being redeemed pursuant to such redemption. If fewer than all of the Series A Preferred Shares then outstanding are to be redeemed pursuant to this Section 10(a), then such redemption shall occur on a pro rata basis with respect to all Holders of Series A Preferred Shares based on the total number of Series A Preferred Shares then held by such Holder relative to the total number of Series A Preferred Shares then outstanding. Notwithstanding anything to the contrary in this Section 10(a), each Holder may elect to convert all or any portion of the Series A Preferred Shares held by such Holder into Common Shares in accordance with the provisions of Section 6 at any time prior to the applicable Redemption Date,

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and the Corporation must provide each Holder a reasonable opportunity to do so (including by cooperating with the Holder in connection with any partial conversion of Series A Preferred Shares and transfers of the resulting Common Shares to permit the Holder to convert all of the Holder’s Series A Preferred Shares prior to the Redemption Date without being limited by the Voting Cap).
(b)Redemption pursuant to Section 10(a) shall become effective on the Redemption Date and the aggregate Redemption Price for such redeemed shares shall be due and payable in cash to the record Holder of the Series A Preferred Shares being redeemed on such date. If a Redemption Notice has been delivered in accordance with Section 10(a) and if the funds necessary for redemption have been paid to the Holders of Series A Preferred Shares being redeemed, then from and after the applicable Redemption Date, dividends and distributions will cease to accrue on such redeemed Series A Preferred Shares, such redeemed Series A Preferred Shares shall no longer be deemed outstanding and all rights of the Holders with respect to such redeemed Series A Preferred Shares will terminate, except the right to receive the aggregate Redemption Price for such redeemed Series A Preferred Shares held by each such Holder.
(c)The Corporation’s Optional Redemption right provided by Section 10(a) shall not be available to the Corporation at any time at which the Corporation is, or was during the five (5) consecutive Trading Day period immediately preceding the date of delivery of the Redemption Notice, in possession of material non-public information relating to the Corporation, that, if publicly disclosed, would be reasonably expected to have a material and positive effect on the Common Share Trading Price on the Trading Day immediately following the date on which such information is publicly disclosed relative to the Common Share Trading Price on the Trading Day immediately preceding the date on which such information is publicly disclosed (assuming such information is publicly disclosed pre-market open on a Trading Day or on a day that is not a Trading Day).
11.Voting Rights.
(a)General. The Holders of Series A Preferred Shares shall be entitled to vote with the holders of the Common Shares on all matters submitted to a vote of shareholders of the Corporation, except as otherwise provided herein or as required by applicable Law, voting together with the holders of Common Shares as a single class. For such purposes, each Holder shall be entitled to a number of votes in respect of the Series A Preferred Shares owned of record by it equal to the number of Common Shares into which such Series A Preferred Shares could be converted [(taking into account the limitation in the last sentence of Section 6(a)(i)(B), applied ratably with respect to each outstanding Series A Preferred Share)]5/[(disregarding for this purpose clause (i) of the last sentence of Section 6(a)(i)(B), but taking into account the limitations in clauses (ii) and (iii) of the last sentence of Section 6(a)(i)(B), applied ratably with respect to each outstanding Series A Preferred Share)]6 as of the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of shareholders is solicited; provided that (i) the number of votes in respect of the Series A Preferred Shares owned of record by any Holder and its Affiliates at any time shall be capped at an amount that, taken together with any Common Shares Beneficially Owned by such Holder and its Affiliates, equals forty-five percent (45%) of the sum of (A) the total number of outstanding Common Shares, (B) the number of Common Shares into which such Holder’s and its Affiliates’ Series A Preferred Shares could be converted (taking into account the limitations in the last sentence of Section 6(a)(i)(B), applied ratably with respect to each outstanding Series A Preferred Share in order to reduce the Common Shares included under this clause (B) as necessary to comply with the 45% cap described in this proviso) and (C) the total number of votes of any other outstanding securities entitled to vote together with the holders of Common Shares, in each case, as of such time (calculated in an iterative manner taking into account the limitation described in this proviso and the last sentence of Section 6(a)(i)(B)) (the limitation described in clause (i) of this proviso, the “Voting Cap”) and (ii) notwithstanding anything to the contrary contained in this Article NINTH, in no event shall the Holders of Series A Preferred Shares be entitled to cast votes at any regular or special meeting of the shareholders of the Corporation with respect to the Requisite Shareholder Approval. For the avoidance of doubt, the Holders of Series A Preferred Shares shall not be entitled to any voting rights (other than pursuant to Section 11(b)) in respect of any Excess Conversion Shares prior to receipt of the Requisite Shareholder Approval. The Holders of Series A Preferred Shares shall be entitled to notice of any shareholders’ meeting in accordance
5 Note to Draft: To be included if the Requisite Shareholder Approval is obtained prior to closing.
6 Note to Draft: To be included if the Requisite Shareholder Approval is not obtained prior to closing.

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with the Certificate of Incorporation and the By-Laws as if they were holders of record of Common Shares for such meeting.
(b)Class Voting Rights. So long as any Series A Preferred Shares are outstanding, in addition to any other vote required by applicable Law, the Corporation may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior affirmative vote or written consent of the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares, voting as a separate class:
(i)amend, alter, repeal or otherwise modify any provision of the Certificate of Incorporation, this Article NINTH or the By-Laws in a manner that would alter or change the terms or the powers, preferences, rights or privileges of the Series A Preferred Shares as to affect them adversely;
(ii)enter into any merger, reorganization or other consolidation or business combination that would treat the Series A Preferred Shares in a manner inconsistent with the terms of this Article NINTH;
(iii)increase or decrease the authorized number of Series A Preferred Shares (except for the cancellation and retirement of Series A Preferred Shares as expressly permitted by and in accordance with this Article NINTH) or issue additional Series A Preferred Shares;
(iv)authorize, create, increase the authorized amount of or issue any Senior Securities or Parity Securities or any other Equity Interests that do not constitute Junior Securities;
(v)authorize, create, increase the authorized amount of or issue any class or series of Senior Securities, Parity Securities or Junior Securities (other than Common Shares) or any security convertible into, or exchangeable or exercisable for any of the foregoing (other than Common Shares) that could have the “result of the receipt of property by some shareholders” within the meaning of Section 305(b)(2)(A) of the Internal Revenue Code of 1986, as amended from time to time, including but not limited to (A) any non-participating preferred share (including by means of merger, consolidation, reorganization, recapitalization or otherwise) or (B) any debt securities convertible into Equity Interests by their terms;
(vi)(x) amend, restate, supplement, modify or replace the Debt Financing Documents or (y) enter into any agreements or arrangements relating to indebtedness (or subsequently amend, restate, supplement, modify or replace any such agreements), in each case in clauses (x) and (y), that would materially and adversely limit or otherwise impact the Corporations ability to accrue or pay Preferred Dividends or Participating Dividends (in the case of Participating Dividends, other than as a result of a restriction on dividends on Common Shares) in accordance with this Article NINTH; or
(vii)adopt any plan of Liquidation or file any voluntary petition for bankruptcy, receivership or any similar proceeding.
(c)The consent or votes required in Section 11(b) shall be in addition to any approval of shareholders of the Corporation which may be required by Law or pursuant to any provision of the Certificate of Incorporation or the By-Laws. Each Holder will have one vote per share on any matter on which Holders of Series A Preferred Shares are entitled to vote separately as a class, whether at a meeting or by written consent.
12.Transfer Agent; Certification of Series A Preferred Shares.
(a)The Corporation may, in its sole discretion, appoint a transfer agent and remove its transfer agent in accordance with the agreement between the Corporation and such transfer agent; provided that the Corporation shall appoint a successor transfer agent of recognized standing who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders. When a Holder requests to register the transfer of Series A Preferred Shares (provided that such transfer is not in violation of the transfer restrictions in this Article NINTH or the Investment Agreement), the Corporation or the Corporation’s transfer agent, as applicable, shall register the transfer as requested if its reasonable requirements for such transaction are met. Any transfer made not in compliance with the foregoing shall be disregarded and deemed void.

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(b)The Series A Preferred Shares shall initially be uncertificated and issued in book-entry form; provided that, the Corporation shall reasonably promptly, following the request by the Holder, at any time, issue certificates under seal of the Corporation specifying the number of Series A Preferred Shares held by the Holder; provided that this obligation shall be subject always to the provisions of the Certificate of Incorporation and the By-Laws, and any other applicable Law.
13.Miscellaneous.
(a)Taxes. The issuance or delivery of Series A Preferred Shares, Common Shares or other securities issued on account of Series A Preferred Shares pursuant hereto, or certificates representing such shares or securities, shall be made without charge to the Holder for such shares or certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, including any share transfer, documentary, stamp or similar tax; provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of Series A Preferred Shares, Common Shares or other securities in a name other than that in which the Series A Preferred Shares with respect to which such shares or other securities were issued, delivered or registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and the transferee or payee, as the case may be, shall pay or bear the cost of any such tax, and the Corporation shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable. Without limiting Section 4.8(a) of the Investment Agreement, all payments and distributions (or deemed distributions) on the Series A Preferred Shares (and any Common Shares issued upon the conversion of any Series A Preferred Share) shall be subject to withholding and backup withholding of taxes to the extent required by applicable Law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.
(b)Good Faith. The Corporation shall not, by amendment of the Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Article NINTH, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of Series A Preferred Shares against dilution or other impairment as set forth in this Article NINTH.
(c)Status of Shares. Series A Preferred Shares which have been redeemed (or, if applicable, repurchased) shall be cancelled and have the status of authorized and unissued Preferred Shares, par value $1.00 per share, without designation as to series until such shares are once more, subject to and in accordance with the provisions of Section 11, designated as part of a particular series of Preferred Shares by the Board of Directors.
(d)Notices. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail (or by first class mail if the same shall be specifically permitted for such notice under the terms of this Article NINTH) with postage prepaid, addressed: (i) if to the Corporation, to its office at 205 Crosspoint Parkway, Getzville, New York 14068, Attention: Alan S. Korman, Sr. Vice President Corp. Development, General Counsel and Secretary, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the Register or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by written notice similarly given.
(e)Severability. If any right, preference or limitation of the Series A Preferred Shares set forth in this Article NINTH (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of Law or public policy, all other rights, preferences and limitations set forth in this Article NINTH (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.
(f)Other Rights. Except as expressly provided in any agreement between a Holder and the Corporation, the Series A Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights,

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or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable Law.
(g)Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
(h)Effectiveness. This Article NINTH shall become effective upon the filing thereof with the Secretary of State of the State of New York.
(i)Waiver and Modifications. Notwithstanding any provision in this Article NINTH to the contrary, the powers (including voting powers) of the Series A Preferred Shares and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions of the Series A Preferred Shares may be waived or modified as to all Series A Preferred Shares in any instance (without the necessity of calling, noticing or holding a meeting of stockholders) with the written consent of the Holders representing at least a majority of the then-issued and outstanding Series A Preferred Shares.
* * *
IN WITNESS WHEREOF, the undersigned has subscribed this Certificate of Amendment to the Certificate of Incorporation of the Corporation and affirms the statements herein contained as true under penalties of perjury this [●]th day of [   ], 2025.

____________________________
David J. Wilson
President and Chief Executive Officer

129
2025 Proxy Statement

EXHIBIT B – AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES
As discussed in Proposal 5, proposed changes to Article FOURTH of the Restated Certificate of Incorporation of Columbus McKinnon Corporation are shown below. If Proposal 5 is approved by our shareholders, the changes to Article FOURTH would become effective upon the filing of a certificate of amendment to the Restated Certificate of Incorporation of Columbus McKinnon Corporation with the Secretary of State of the State of New York. Additions are indicated by bold-underlining and deletions are indicated by bolded strike-outs.
"FOURTH: The ~~total~~ aggregate number of shares which the corporation ~~is authorized~~ shall have authority to issue is ~~51,000,000~~ one hundred one million (101,000,000) shares, ~~of which 50,000,000~~ consisting of one hundred million (100,000,000) common shares, par value $0.01 per share~~, are designated as common shares~~ (“Common Shares”), and ~~of which~~ one million (1,000,000) shares of preferred stock, par value $1.00 per share~~, are designated as preferred shares~~ (“Preferred Shares”), which may be designated, from time to time, as one or more classes or series of Preferred Shares, in such number and with such designations, preferences, rights, qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issuance of such class or series of Preferred Shares adopted by the Board of Directors from time to time, pursuant to the authority hereby given, the terms of which shall have been set forth in a Certificate of Amendment executed, verified and filed in the manner required by the Business Corporation Law; provided, however, that all shares of any one series or class of Preferred Shares shall be alike in every particular.
Subject to the rights of the holders of any Preferred Shares, the holders of Common Shares are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors may from time to time determine.”

130
2025 Proxy Statement

EXHIBIT C – AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO PERMIT EXERCISE OF PREEMPTIVE RIGHTS BY THE CD&R INVESTORS
As discussed in Proposal 6, proposed changes to Article SEVENTH of the Restated Certificate of Incorporation of Columbus McKinnon Corporation are shown below. If Proposal 6 is approved by our shareholders, the changes to Article SEVENTH would become effective upon the filing of a certificate of amendment to the Restated Certificate of Incorporation of Columbus McKinnon Corporation with the Secretary of State of the State of New York. Additions are indicated by bold-underlining and deletions are indicated by bolded strike-outs.
“SEVENTH: Except as provided for in Section 4.12 of that certain Investment Agreement, by and among the corporation, CD&R XII Keystone Holdings, L.P. and Clayton, Dubilier & Rice Fund XII, L.P. (solely for purposes of Section 4.13 of the Investment Agreement), dated as of February 10, 2025, as amended or supplemented from time to time, ~~No~~ no holder of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into, exchangeable for or carrying rights or options to purchase such shares, which may at any time be issued, sold or offered for sale by the corporation.”

131
2025 Proxy Statement

INTELLIGENT MOTION
Columbus McKinnon

13320 Ballantyne Corporate Pl, Charlotte, NC, 28277

O

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 14, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CMCO2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 14, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76488-P33019

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COLUMBUS MCKINNON CORPORATION

The Board of Directors recommends you vote FOR all of the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Chad R. Abraham	☐	☐	☐
1b. Aziz S. Aghili	☐	☐	☐
1c. Jeanne Beliveau-Dunn	☐	☐	☐
1d. Kathryn V. Bohl	☐	☐	☐
1e. Gerald G. Colella	☐	☐	☐
1f. Michael Dastoor	☐	☐	☐
1g. Chris J. Stephens, Jr.	☐	☐	☐
1h. David J. Wilson	☐	☐	☐
1i. Rebecca Yeung	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2026	☐	☐	☐

NOTE: To consider and act upon such other business as may properly come before the 2025 Annual Meeting of Shareholders or any adjournment thereof.

Authorized Signatures - Must be completed for your instructions to be executed
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 2025 Annual Report to Shareholders are available at www.proxyvote.com.

V76489-P33019

Columbus McKinnon Corporation
2025 Annual Meeting of Shareholders
For shareholders of record as of June 16, 2025
Friday, August 15, 2025 at 08:00 a.m. Eastern Time

The meeting will be held via live audio webcast. Please visit
www.virtualshareholdermeeting.com/CMCO2025 for more details.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
YOUR VOTE IS IMPORTANT!
Please vote by: August 14, 2025 at 11:59 p.m. Eastern Time

The undersigned hereby appoint(s) David J. Wilson and Alan S. Korman (the "Named Proxies"), and each of them as proxies for the undersigned, with full power of substitution to vote the shares of common stock of Columbus McKinnon Corporation, a New York corporation (the "Company"), the undersigned is entitled to vote at the 2025 Annual Meeting of Shareholders of the Company to he held virtually at www.virtualshareholdermeeting.com/CMCO2025 on Friday, August 15, 2025 at 8:00 a.m. Eastern Time and all adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the 2025 Annual Meeting of Shareholders or any adjournment or postponement thereof.

All votes by ESP participants must be received by 11:59 p.m. Eastern Time on August 14, 2025

CONTINUED AND TO BE SIGNED ON REVERSE SIDE